Filed Pursuant to Rule 424(b)(3)
Registration No. 333-156479

CNL MACQUARIE GLOBAL GROWTH TRUST, INC.

Supplement No. One dated September 8, 2010

to Prospectus dated January 7, 2010

APPENDIX A — Prior Performance Tables — CNL

APPENDIX B — Prior Performance Tables — Macquarie Capital Funds

APPENDIX C — Form of Subscription Agreement (post-escrow)

APPENDIX F — Form of Amended and Restated Redemption Plan

APPENDIX G — Prior Performance Tables — CNL and Macquarie Capital Funds

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement (this “Supplement”) is part of, and should be read in conjunction with, our prospectus dated January 7, 2010 and the additional information incorporated by reference herein and described under the heading “Incorporation of Certain Information By Reference” in this Supplement. This Supplement replaces all prior sticker supplements to the prospectus. Capitalized terms used in this Supplement have the same meaning as in the prospectus unless otherwise stated herein. The terms “we,” “our,” “us” and “CNL Macquarie Global Growth Trust, Inc.” means CNL Macquarie Global Growth Trust, Inc. and its subsidiaries.

This Supplement updates our prospectus pursuant to Section 10(a)(3) of the Securities Act of 1933. This Supplement also includes updated information from prior sticker supplements, updated information about certain prior public investment programs and background information of our sponsors or their affiliates, updated information about our distribution policy and our redemption plan, and updated information about fees payable to our advisor.

RECENT DEVELOPMENTS

Status of Offering

We commenced our initial public offering of shares of our common stock in October 2009. Until our receipt and acceptance of subscriptions aggregating at least $2 million, all subscription proceeds were placed in escrow pursuant to the terms of an escrow agreement with UMB Bank, N.A. As of April 23, 2010, we satisfied the conditions of this escrow. As of April 26, 2010, we had accepted investors’ subscriptions to this offering received through April 23, 2010, at which time their funds were released from escrow and we commenced operations.

Attached to this Supplement as Appendix C is an updated form of subscription agreement which replaces the form of subscription agreement contained in the prospectus dated January 7, 2010. The form of subscription agreement was updated as a result of the closing of escrow.

Changes in Certain Fees to be Paid to Our Advisor

On August 11, 2010, we amended the Advisory Agreement with our advisor and entered into a second amended and restated advisory agreement for the purpose of restructuring fees to be paid to our advisor for certain services. The Advisory Agreement, as now amended, reduced the Investment Services Fee to be paid to our advisor from 3% to 1.85% of the purchase price of real properties or the amount invested in the case of other Assets, except securities, for services in connection with the selection, evaluation, structure and purchase of Assets. As previously provided in the Advisory Agreement, no Investment Services Fee shall be paid to our advisor in connection with our purchase of investments that are securities.

The Advisory Agreement, as now amended, also changed the Disposition Fee from 3% to 1% in the case of the sale of real properties and other Assets, except securities. If our advisor, its affiliates or related parties provide a substantial amount of services in connection with the sale of one or more Assets (including the sale of all of our Assets or a sale of the Company or a portion thereof), we will pay our advisor, its affiliates or related parties a Disposition Fee in an amount equal to (i) in the case of real property, the lesser of (A) one-half of a competitive real estate commission or (B) 1% of the sales price of such property or properties, (ii) in the case of the sale of any Asset other than real property or securities investments, 1% of the sales price of such Asset. As previously provided in the Advisory Agreement, no Disposition Fee shall be paid to our advisor in connection with our disposition of investments that are securities; however, we may pay usual and customary brokerage fees to an affiliate or related party of our advisor, if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are sold.

Further, the Advisory Agreement, as now amended, reduced from 8% to 6% the Priority Return that must be paid to investors before we may pay our advisor as Incentive Fees the Subordinated Share of Net Sales Proceeds from a sale of all or a portion of our Assets, the Subordinated Incentive Fee payable upon a Liquidity Event and the Performance Fee payable upon the occurrence of a Liquidity Event or one or more sales of Assets subsequent to the termination or non-renewal of the Advisory Agreement. This change in the Priority Return is subject to the approval by our stockholders of an amendment to our articles of incorporation reflecting such change.

In addition, the Advisory Agreement, as now amended, provides that we will pay our advisor for services rendered in connection with the refinancing of any debt obligations of the Company or any of its subsidiaries a Financing Coordination Fee equal to 1% of the gross amount of any such refinancing. Such Financing Coordination Fees are included in Total Operating Expenses for purposes of calculating conformance with the 2%/25% Guidelines.

In connection with the changes to the Disposition Fee and Priority Return, which are referenced in our articles of incorporation, our board of directors approved a second amendment and restatement of our articles of incorporation reflecting such changes for presentation to our stockholders for their approval at a special stockholders’ meeting which is expected to be scheduled for a date in September or October of 2010.

Declaration of Stock Distribution Policy

On June 24, 2010, our board of directors authorized a daily stock distribution equal to 0.000219178 of a share of common stock on each outstanding share of common stock (which is equal to an annualized distribution rate of 0.08 of a share based on a 365 days calendar year), payable to all common stockholders of record as of the close of business on each day (the “Distribution Rate and Payment Authorization”) commencing on July 1, 2010 and ending on September 30, 2010. The Distribution Rate and Payment Authorization is authorized to continue for each calendar quarter thereafter until terminated or amended by our board.

Our board declared a stock distribution rather than a cash distribution in order to retain its cash for investment opportunities. This enables us to focus our investment strategy on commercial properties that may generate little or no cash flow initially, but have strong potential for long term capital appreciation.

Quarterly distributions will be calculated for each stockholder for each day the stockholder has been a stockholder of record in such quarter and the distribution shares will be issued and recorded in our stockholder records on or about the 15th day of the calendar month immediately following the last day of the applicable calendar quarter. Fractional shares of common stock accruing as distributions will be rounded to the nearest hundredth when issued on the distribution date.

If a stockholder transfers all of its shares and is no longer a stockholder of the Company, the accrued but unissued stock distribution in respect of such shares through the date such transfer is recorded on our stock records will be issued to the transferee of such shares. If a stockholder transfers less than all of its shares and remains a stockholder of the Company, the accrued but unissued stock distribution in respect of the transferred shares through the day prior to the date such transfer is recorded on our stock records will be issued to the transferor and the transferee will receive the stock distribution in respect of its acquired shares from the date it acquired the shares. Transfers may take up to 30 days to be recorded on our stock records.

Our distribution of new common stock to the recipient stockholders will be a non-taxable distribution. Each stockholder must allocate the tax basis of its old common stock, with respect to which the new common stock was distributed, to the old common stock and the new common stock in proportion to the fair market value of each on the distribution date. For purposes of determining short or long term capital gains, the new shares of common stock will have the same holding period as the old shares of common stock with respect to which they were distributed. We urge you, as a prospective stockholder, to consult your tax advisor regarding the specific tax consequences to you of an investment in our common stock and stock distributions you receive as a result of ownership of our shares of common stock.

Our board intends to evaluate this distribution policy on a quarterly basis and reserves the right to change the per share distribution amount or otherwise amend or terminate this distribution policy.

In connection with the institution of the stock distribution policy, our board of directors approved an amendment and restatement of our Redemption Plan which is attached hereto as Appendix F.

Macquarie — Charter Hall Group Transaction

On February 12, 2010, Macquarie Group Limited entered into an agreement to sell the majority of its Australian core real estate funds management platform to Charter Hall Group, a Sydney-based property funds management and development company (the “Charter Hall Group Transaction”). The Charter Hall Group Transaction, which was substantially completed in March 2010, included the sale of the management business of Macquarie Office Trust, Macquarie CountryWide Trust and Macquarie Direct Property Funds (which includes Macquarie Direct Property Fund, Macquarie Martin Place Trust and Macquarie Property Income Fund). Further, as part of the transaction, Charter Hall Group also acquired the asset service and property management businesses that support these funds. The Charter Hall Group Transaction did not affect Macquarie’s ownership of CNL Macquarie Global Growth Advisors, LLC, our advisor. As a result of the Charter Hall Group Transaction, this Supplement updates certain information about Macquarie and/or its affiliates in the sections of the prospectus titled “QUESTIONS AND ANSWERS ABOUT THIS OFFERING,” “BUSINESS,” and “PRIOR PERFORMANCE SUMMARY.”

Macquarie — EPN GP, LLC Transaction

On June 18, 2010, Macquarie sold its 50% interest in the Macquarie DDR Trust (“MDT”) responsible entity to EPN GP, LLC. As a part of this transaction, Macquarie will provide transitional services related to the management and administration of the trust until December 2010. Following the transaction, MDT has been renamed EDT Retail Trust. As a result of this transaction, this Supplement updates certain information about Macquarie and/or its affiliates in the sections of the prospectus titled “QUESTIONS AND ANSWERS ABOUT THIS OFFERING,” “BUSINESS,” and “PRIOR PERFORMANCE SUMMARY.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to various documents that we have filed separately with the Commission. The information incorporated by reference is deemed to be a part of our prospectus and the information that we later file with the Commission may update and supersede the information in our prospectus, including information incorporated by reference. For information on how to access this information, see the following section of this Supplement entitled “WHERE YOU CAN FIND MORE INFORMATION.”

We incorporate by reference the following documents that we have previously filed with the Commission:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on March 18, 2009;

•	Periodic report on Form 8-K filed on April 26, 2010;

•	Periodic report on Form 8-K filed on June 24, 2010.

•	Periodic report on Form 8-K filed on August 13, 2010.

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010 filed on May 14, 2010.

•	Quarterly Report on Form 10-Q for the quarterly period ended June 30 2010 filed on August 13, 2010.

Upon request we will provide to each person, including a beneficial owner, to whom this Supplement is delivered, a copy of any or all of the information that we have incorporated by reference into this Supplement but have not delivered to investors. To receive a free copy of those documents, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to:

CNL Client Services

PO Box 4920

Orlando, FL 32802

866-650-0650, option 3

www.cnl.com

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file annual, quarterly and current reports with the Commission. Such reports can be inspected and copied at the Public Reference Room of the Commission located at 100 F Street, NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information on the operation of the Public Reference Room. Copies of such materials, including the documents that are incorporated by reference into our prospectus, can be obtained from the Public Reference Section of the Commission at prescribed rates. Such materials may also be accessed via the “View SEC Filings” link on the web site maintained by us at http://www.CNLMacquarieGlobalGrowthTrust.com. Unless specifically listed above in “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE,” the contents of that web site are not intended to be incorporated by reference into our prospectus.

We have filed a registration statement on Form S-11, of which this Supplement forms a part, and related exhibits with the Commission under the Securities Act. The registration statement contains additional information about us and this offering. You can inspect or access electronically the registration statement and exhibits by the means described in the paragraph above.

PROSPECTUS SUMMARY

The following supersedes and replaces in full the discussion and table under the heading “PROSPECTUS SUMMARY — Compensation of our Advisor and Affiliates.”

Compensation of Our Advisor and Affiliates

Our advisor, its affiliates and related parties will perform services relating to the investment, management and sale of our assets. In addition, CNL Securities Corp., the managing dealer for this offering, will perform services in connection with the offer and sale of shares. The following table describes in summary form the compensation and reimbursement of expenses that we contemplate paying to our advisor, its affiliates and the managing dealer. The estimated maximum dollar amounts presented in the table are based on the assumption that we sell all of the shares of the offering at the following prices:

•	97.5% of the 150,000,000 shares are sold through our primary offering at $10.00 per share; and

•	2.5% of such shares are sold pursuant to the distribution reinvestment plan at $9.50 per share.

Offering-stage compensation relates only to this primary offering, as opposed to any subsequent offerings. All or a portion of the selling commissions or marketing support fees will not be charged with regard to shares sold to certain categories of purchasers and for sales eligible for volume discounts and, in limited circumstances, the managing dealer fee may be reduced with respect to certain purchases.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount
Fees Paid in Connection with Our Offering

Selling commissions to managing dealer and participating brokers	Up to 7% of gross proceeds of shares sold in our primary offering. No selling commissions will be paid in connection with shares sold pursuant to our distribution reinvestment plan.	$102.375 million

Marketing support fees to managing dealer and participating brokers	Up to 3% of gross proceeds of shares sold in our primary offering. No marketing support fees will be paid in connection with shares sold pursuant to our distribution reinvestment plan.	$43.875 million

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount
Reimbursement of other organizational and offering expenses to our advisor, its affiliates and related parties	Actual expenses incurred in connection with our formation and this offering, including bona fide, itemized and detailed due diligence expenses incurred by our managing dealer and participating brokers. Under FINRA rules, the total amount of organizational and offering expenses (including selling commissions and marketing support fees) we incur for this offering may not exceed 15% of gross proceeds of our primary offering.	Amount is not determinable at this time but is estimated to be 1.5% of gross offering proceeds ($22.472 million)

Fees Paid in Connection with the Acquisition of Properties, and Making Loans or Other Real Estate-Related Investments

Investment services fee to our advisor on the purchase price of assets	1.85% of the purchase price of properties or the amount invested in the case of other assets (except securities) for services in connection with the selection, evaluation, structure and purchase of assets. No investment services fee will be paid to our advisor in connection with our purchase of securities.	Amount is not determinable at this time but is estimated to be $24.029 million (assuming no debt financing to purchase assets) and approximately $89.923 million (assuming debt financing equals 75% of our total assets)

Other acquisition fees to our advisor, its affiliates and related parties	Fees that are usual and customary for comparable services in connection with the financing, development, construction or renovation of a property or the acquisition of securities. Such fees are in addition to the investment services fees (described above) and include development fees for packaging a property, including negotiating and approving plans and assisting in obtaining zoning, necessary variances and financing. We may pay a brokerage fee that is usual and customary to an affiliate or related party of our advisor in connection with our purchase of securities if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are being acquired. Payment of such fees will be subject to approval of our board of directors, including a majority of our independent directors.	Amount is not determinable at this time

Reimbursement of acquisition expenses to our advisor, its affiliates and related parties	Actual expenses incurred in connection with the selection, purchase, development or construction of properties and making loans or other real estate-related investments.	Amount is not determinable at this time but is estimated to be 0.50% of the purchase price of the assets, or $6.494 million (assuming no debt financing) and approximately $24.304 million (assuming debt financing equal to 75% of our total assets)

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount
Fees Paid in Connection with Our Operations

Asset management fee to our advisor	We will pay our advisor a monthly asset management fee in an amount equal to 0.08334% of the real estate asset value (the greater of the amount actually paid for the purchase, development, construction or improvement of real property or the most recently obtained appraised value of the real property that may have been obtained by us to provide valuations to certain ERISA plan stockholders, exclusive of acquisition fees and acquisition expenses) of our properties, including our proportionate share of those properties owned in joint ventures, and of the outstanding principal amount of any loans made, and an amount equal to 0.1042% of the book value of securities, as of the end of the preceding month.	Amount is not determinable at this time

Property management fee to our property manager	We, or our subsidiary property owners, will pay our property manager property management fees in an amount up to 4.5% of the gross revenues for management of our properties. This fee may be increased, subject to the approval of a majority of our independent directors, for certain properties, such as in connection with higher market fees payable with respect to properties located outside of the United States. In the event our property manager (through one of our sub-property managers) contracts with a third-party property manager in respect of a property, the management fees for such third-party property manager will be paid by our property manager. In addition, if our property manager provides leasing services with respect to a property, we, or our subsidiary property owners, will pay the property manager leasing fees equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property. Our property manager also will be paid a project management fee equal to 5% of the total hard and soft costs for managing tenant and capital improvements. We, or our subsidiary property owners, will reimburse our property manager for the costs and expenses incurred on our behalf to the extent included in the annual business plan for a property, or as we may otherwise agree. Such costs and expenses may include the wages and salaries and other employee-related expenses of all on-site employees of our property manager or its subcontractors who are engaged in the operation, management or maintenance of our properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties.	Amount is not determinable at this time

Financing coordination fee to our advisor	If our advisor provides services in connection with the refinancing of any debt obligations of the company or any of our subsidiaries, we will pay our advisor a financing coordination fee equal to 1% of the gross amount of such refinancing, subject to certain limitations.	Amount is not determinable at this time because this fee is based on a fixed percentage of any debt refinancing.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount
Service Fee to CNL Capital Markets Corp.	We will pay CNL Capital Markets Corp., an affiliate of CNL, an initial setup fee and an annual maintenance fee of $4.57 and $19.20, respectively, per investor for providing certain administrative services to us.	Amount is not determinable at this time as actual amounts are dependent on the number of investors

Reimbursement to our advisor, its affiliates and related parties for total operating expenses	We will reimburse our advisor, its affiliates and related parties for actual total operating expenses incurred (which, in general, are those expenses relating to our administration on an on-going basis). To the extent that total operating expenses payable or reimbursable by us in any four consecutive fiscal quarters (an “expense year”), commencing with the fourth full quarter following the effective date of this offering exceeds the greater of 2% of average invested assets or 25% of net income (as defined in our articles of incorporation), our advisor is required to reimburse us within 60 days after the end of the expense year the amount by which the total operating expenses paid or incurred by us exceed the 2%/25% guidelines, unless a majority of our independent directors determine that such excess expenses are justified based on unusual and non-recurring factors.	Amount is not determinable at this time

Fees Paid in Connection with Sales, Liquidation or Other Significant Events

Disposition fee to our advisor, its affiliates and related parties	We will pay a disposition fee in an amount equal to (i) in the case of the sale of real property, the lesser of (A) one-half of a competitive real estate commission, or (B) 1% of the sales price of such property, and (ii) in the case of the sale of any asset other than real property or securities investments, 1% of the sales price of such asset, if our advisor, its affiliates or related parties provide a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more assets (including a sale of all of our assets or the sale of our company or a portion thereof). Even if our advisor receives a disposition fee, we may still be obligated to pay fees or commissions to another third party. However, the amount of real estate commissions or brokerage fees paid to our advisor or its affiliates, when added to the sums paid to unaffiliated parties in such a capacity, may not exceed the lesser of (i) a competitive real estate or brokerage commission or (ii) an amount equal to 6% of the sales price. We will not pay our advisor a disposition fee in connection with the sales of investments that are securities, however, we may pay a disposition fee in the form of a usual and customary brokerage fee to an affiliate or related party of our advisor, if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are being sold.	Amount is not determinable at this time as they are dependent upon the price at which assets are sold

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount
Subordinated share of net sales proceeds payable to our advisor from the sales of assets	Upon the sale of our assets, we will pay our advisor a subordinated share of net sales proceeds equal to (i) 15% of the amount by which (A) the sum of net sales proceeds from the sale of our assets, and distributions paid to our stockholders from our inception through the measurement date, and total incentive fees, if any, previously paid to our advisor exceeds (B) the sum of the amount paid for our common stock in this offering which is outstanding (without deduction for organizational and offering expenses and less amounts paid to redeem shares under our share redemption plan) (“invested capital”) and amounts required to pay our stockholders an 6% cumulative, noncompounded annual return (the “priority return”) on invested capital, less (ii) total incentive fees, if any, previously paid to our advisor. “Incentive fees” means the subordinated share of net sales proceeds, the subordinated incentive fee and the performance fee. No subordinated share of net sales proceeds will be paid to our advisor following a listing of our shares.	Amount is not determinable at this time

Subordinated incentive fee payable to our advisor at such time, if any, as a liquidity event with respect to our shares occurs	Upon a listing, if any, of our common stock on a national securities exchange, or the receipt by our stockholders of cash or combination of cash and securities that are listed on a national securities exchange as a result of a merger, share acquisition or similar transaction, we will pay our advisor a subordinated incentive fee equal to (i) 15% of the amount by which (A) the sum of our market value or the market value of the listed securities received in exchange for our common stock, including any cash consideration received by our stockholders, and the total distributions paid or declared and payable to our stockholders since inception until the date of listing, and the total incentive fees, if any, previously paid to our advisor from inception to date of listing of our common stock or the effective date of our stockholders’ receipt of listed securities or cash exceeds (B) the sum of our invested capital and the total distributions required to be made to the stockholders in order to pay them the priority return from our inception through the date of listing, less (ii) total incentive fees, if any, previously paid to our advisor. We may pay such fee in cash or listed equity securities or a combination of both.	Amount is not determinable at this time

Performance fee payable to our advisor	Upon termination or non-renewal of the advisory agreement by our advisor for good reason (as defined in the advisory agreement) or by us or our operating partnership other than for cause (as defined in the advisory agreement), if a listing of our shares of common stock, or other liquidity event with respect to our shares of common stock, has not occurred, our advisor will be entitled to be paid a performance fee. The performance fee will be calculated upon a listing of our common stock on a national securities exchange or in connection with the receipt by our stockholders of cash or securities that are listed on a national securities exchange in exchange for our common stock, as a result of a merger,	Amount is not determinable at this time

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount
share acquisition or similar transaction, or a sale of any of our assets following such termination event and (i) in the event of a listing, or applicable merger, share acquisition or similar transaction, shall be calculated and paid in the same manner as the subordinated incentive fee and (ii) in the case of a sale of an asset, shall be calculated and paid in the same manner as the subordinated share of net sales proceeds, except that the amount of the performance fee payable to our advisor will be equal to the amount as calculated above multiplied by the quotient of (A) the number of days elapsed from the initial effective date of the advisory agreement through the effective date of the termination event, divided by (B) the number of days elapsed from the initial effective date of the advisory agreement through the date of listing or relevant merger, share acquisition or similar transaction, or the sales, as applicable. The performance fee will be payable in cash or listed equity securities within 30 days following the final determination of the performance fee.

There are many conditions and restrictions on the amount of compensation our advisor, its affiliates and related parties may receive. The foregoing summarizes the anticipated terms of compensation arrangements during this offering; however, the terms of these arrangements may be changed in the future, subject to the approval of our independent directors. For a more detailed explanation of the fees and expenses payable to our advisor, its affiliates and related parties, see “Estimated Use of Proceeds” and “Management Compensation.”

The following supersedes and replaces in full the discussion under the heading “PROSPECTUS SUMMARY — Our Distribution Policy” which appears on page 14 of the prospectus.

Our Distribution Policy

In order to qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income to our stockholders. We expect to generate little, if any, cash flow or funds from operations available for distribution until we make substantial investments. Therefore, until such time as we have sufficient cash flow or funds from operations, we may decide to not pay distributions or to fund all or a portion of the payment of distributions from sources other than cash flow from operations or funds from operations, such as from cash flows generated by financing activities, a component of which includes our secured and unsecured borrowings and the proceeds of this offering. Our advisor, its affiliates or related parties may also advance cash to us or waive asset management fees or other fees in order for us to have cash to pay distributions in excess of available cash flow or funds from operations.

Once we begin paying distributions, we intend to declare them daily and pay them on a quarterly basis to our stockholders. Our board of directors will determine the amount of each distribution and whether the distribution will be in cash or other property, which may include our own securities. The amount of each distribution generally will be based upon such factors as the amount of cash available for distribution, current and projected cash requirements, tax considerations and other factors. Because of the effect of other items, including depreciation and amortization associated with real estate investments, distributions, in whole or in part, in any period may constitute a return of capital for federal tax purposes.

The following supersedes and replaces in full the discussion under the heading “PROSPECTUS SUMMARY — Estimated Use of Proceeds” which appears on page 14 of the prospectus.

Estimated Use of Proceeds

We estimate that approximately 83.05% to 86.70% of the net offering proceeds after paying the investment services fees and other acquisition expenses, assuming the sale of the minimum offering or the sale of the maximum offering, respectively, will be used for investment in real estate, loans and other real estate-related assets and other corporate purposes. A portion of the gross offering proceeds will be used to pay selling commissions, the marketing support fee and other organizational and offering expenses.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following supersedes and replaces in full the noted questions and answers under the heading “QUESTIONS AND ANSWERS ABOUT THIS OFFERING,” which appear on pages 16 and 17 of the prospectus.

Q:	Who is Macquarie Group Limited?

A:	Macquarie Group Limited, or “Macquarie,” is a global provider of banking, financial, advisory, investment and funds management services. Macquarie’s main business focus is making returns by providing a diversified range of services to clients. Macquarie acts on behalf of institutional, corporate and retail clients and counterparties around the world.

Macquarie is listed in Australia on the Australian Securities Exchange (ASX: MQG) and is regulated by the Australian Prudential Regulation Authority, the Australian banking regulator, as the owner of Macquarie Bank Limited, an authorized deposit taker. Macquarie also owns a bank in the United Kingdom, Macquarie Bank International, which is regulated by the Financial Services Authority. Macquarie’s activities are also subject to scrutiny by other regulatory agencies around the world.

Founded in 1969, Macquarie operates in more than 70 office locations in 28 countries. Macquarie employed over 14,600 people and had assets under management of approximately $299 billion as of March 31, 2010.

The figures noted in this “Questions and Answers about This Offering” section for each of Macquarie Group Limited, Macquarie Capital Funds and the global real estate platform of Macquarie Capital Funds and its affiliates are as of March 31, 2010 and include Macquarie DDR Trust (“MDT”) unless stated otherwise. On June 18, 2010, Macquarie sold its 50% interest in MDT’s responsible entity to EPN GP, LLC. As a part of this transaction, Macquarie will provide transitional services related to the management and administration of the trust until December 2010. Following the transaction, MDT has been renamed EDT Retail Trust.

Q:	Who is Macquarie Capital Funds?

A:

Macquarie Capital Funds is a business platform within Macquarie Capital, one of Macquarie’s five main operating groups. Macquarie Capital Funds is a leading global alternative asset manager specializing in infrastructure, real estate and private equity funds and customized accounts. Through specialist management companies, as of March 31, 2010, it manages 7 listed and 35 unlisted funds or vehicles that invest in infrastructure (including airports, toll roads, communications infrastructure, utilities and related sectors), real estate (including investments in retail, office, industrial, and commercial sectors as well as real estate development), and other sectors. Macquarie Capital Funds manages listed funds in Australia, Canada, the United States, Korea and Singapore. It manages unlisted funds in Australia, Korea, Hong Kong, India, Canada, the United States, Europe, Russia, South Africa, Mexico[1] and the United Arab Emirates. As of March 31, 2010, assets under management in these funds totaled approximately $88 billion.

Included within Macquarie Capital Funds is a global real estate business platform made up of Macquarie subsidiaries (some of which are regulated in jurisdictions where they provide services) and professionals primarily focused on the creation and management of unlisted real estate funds and real estate joint ventures in Australia, Asia, North America and Europe. The real estate service capabilities of Macquarie Capital Funds and its affiliates include portfolio and asset management, development related services, due diligence, investment advisory services, financing and capital management, and investor relations. As of March 31, 2010, Macquarie Capital Funds and its affiliates managed a global real estate portfolio with assets valued over $6 billion. After giving effect to the sale of Macquarie’s ownership in the manager of Macquarie DDR Trust, Macquarie Capital Funds and its affiliates managed a global real estate portfolio with assets valued over $5 billion as of March 31, 2010.

On July 2, 2010, Macquarie Group announced changes to some of its operating groups. As part of these changes, Macquarie Capital Funds will separate from Macquarie Capital, subject to Australian regulatory approval. Macquarie Capital Funds, which specializes in global infrastructure and real estate funds, will become a division of Macquarie Funds Group, called Macquarie Funds Direct.

Q:	Why are Macquarie Capital Funds Inc. and CNL Financial Group, LLC jointly sponsoring this offering?

A:	Macquarie Capital Funds Inc. and CNL Financial Group, LLC believe they bring strong complementary skills to the sponsorship of our company. CNL has a 35-year track record of forming and acquiring real estate businesses in the United States. Macquarie Real Estate Advisory Services LLC is an affiliate of Macquarie Capital Funds. As of March 31, 2010, Macquarie Capital Funds and its affiliates managed a global real estate portfolio with assets under management valued over $6 billion. After giving effect to the sale of Macquarie’s ownership in the manager of Macquarie DDR Trust, Macquarie Capital Funds and its affiliates managed a global real estate portfolio with assets valued over $5 billion as of March 31, 2010.

The following supersedes and replaces in full the noted question and answer under the heading “QUESTIONS AND ANSWERS ABOUT THIS OFFERING,” which appears on page 29 of the prospectus.

Q:	What will we do with the money raised in this offering?

A:	Depending primarily on the number of shares sold in this offering, we estimate that approximately 83.05% to 86.70% of the net offering proceeds after paying investment services fees and other acquisition fees, assuming the sale of the minimum offering or the sale of the maximum offering, respectively, will be used to invest in real estate, loans and other real estate-related assets, and other corporate purposes, including the repurchase of shares of our common stock under our redemption plan. The remainder of the offering proceeds will be used to pay selling commissions, the marketing support fee and other organizational and offering expenses. Pending the acquisition of properties or other real estate-related assets, we intend to invest the funds in short-term certificates of deposit issued by a bank, short-term securities directly or indirectly issued or guaranteed by the U.S. government or other short-term, highly liquid investments with appropriate safety of principal. These investments are expected to provide a lower internal rate of return than we seek to achieve from our intended investments.

[1]	Macquarie Mexican Infrastructure Fund is comprised of parallel listed and unlisted vehicles.

RISK FACTORS

The following new risk factor supplements and should be read in conjunction with the section of the prospectus entitled “Risk Factors” which commences on page 23 of the prospectus.

The interest of later investors in our common stock will be diluted as a result of our stock distribution policy.

Our board of directors has authorized a stock distribution on the outstanding shares of all common stockholders of record as of the close of business each day commencing on July 1, 2010, payable quarterly. This distribution policy will continue until terminated or amended by our board of directors. We intend to buy assets that have little or no operating cash flows. While our objective is to acquire assets that appreciate in value, there can be no assurance that assets we acquire will appreciate in value. Furthermore, we do not currently intend to change our $10.00 per share public offering price. Therefore, investors who purchase our shares early in this offering, as compared with later investors, will receive more shares for the same cash investment as a result of this stock distribution policy. Because they own more shares, upon a sale or liquidation of the company, these early investors will receive more sales proceeds or liquidating distributions relative to their invested capital compared to later investors. Furthermore, unless our assets appreciate in an amount sufficient to offset the dilutive effect of the prior stock distributions, the net asset value per share for later investors purchasing our stock will be below the net asset value per share of earlier investors.

The following supersedes and replaces in full the section of the prospectus entitled “ESTIMATED USE OF PROCEEDS” on pages 50 through 52 of the prospectus.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell:

•	the Minimum Offering of $2,000,000, of which no shares are sold through our Distribution Reinvestment Plan;

•	approximately one-half of the maximum offering, of which 2.5% are sold through our Distribution Reinvestment Plan; and

•	the maximum offering, of which 2.5% are sold through our Distribution Reinvestment Plan.

The estimates and the amounts set forth below represent our best estimate of our intended sales proceeds; however, this is a best efforts offering so there is no guarantee as to the amount of shares that we will sell. In addition, we reserve the right to reallocate shares we are offering between the primary offering and our Distribution Reinvestment Plan. Depending primarily on the number of shares sold in this offering, we estimate that approximately 85.00% to 88.74% of the Gross Proceeds will be used for investment, the payment of Investment Services Fees and Acquisition Expenses or other corporate purposes. The remainder of offering proceeds is expected to be used to pay selling commissions, the marketing support fee and other Organizational and Offering Expenses. The amount available for investment will be less to the extent that we use offering proceeds, including proceeds from our Distribution Reinvestment Plan, to fund redemptions under our Redemption Plan, pay distributions, repay debt, pay operating expenses or establish reserves. While we believe the estimated use of proceeds set forth below is reasonable, you should view this table only as an estimate of the use of proceeds that may be achieved.

	Assuming Sale of Minimum Offering		Assuming Sale of 75 Million Shares		Assuming Sale of Maximum Offering
	Amount	Percent	Amount	Percent	Amount	Percent
GROSS PROCEEDS(1)	$2,000,000	100.00%	$749,062,500	100.00%	$1,498,125,000	100.00%
Less:
Selling Commissions and Marketing Support Fee(1)(2)	200,000	10.00%	73,125,000	9.76%	146,250,000	9.76%
Other Organizational and Offering Expenses(2)	100,000	5.00%	14,981,250	2.00%	22,471,875	1.50%

NET OFFERING PROCEEDS	1,700,000	85.00%	660,956,250	88.24%	1,329,403,125	88.74%
Less:
Investment Services Fees(3)(5)	31,000	1.55%	11,947,000	1.60%	24,029,000	1.60%
Acquisition Expenses(4)(5)	8,000	0.40%	3,229,000	0.43%	6,494,000	0.44%
Initial Working Capital Reserve(6)	—	—	—	—	—	—

AMOUNT AVAILABLE FOR INVESTMENT(7)	$1,661,000	83.05%	$645,780,250	86.21%	$1,298,880,125	86.70%

(1)	We will pay selling commissions and the marketing support fee to our Managing Dealer as shares are sold in accordance with the terms of the Managing Dealer Agreement. Our Managing Dealer intends to engage unrelated, third-party participating brokers in connection with the sale of the shares of this offering. In connection therewith, our Managing Dealer will pay such participating brokers up to 7% and up to 3% of the Gross Proceeds from the sale of shares by such participating brokers as selling commissions and a marketing support fee, respectively. See the section of the prospectus entitled “Plan of Distribution” for a description of the circumstances under which selling commissions and the marketing support fee may be reduced in connection with certain purchases including, but not limited to, purchases by investors that are clients of a registered investment advisor, registered representatives or principals of our Managing Dealer or participating brokers, and our advisor, its affiliates, managers, officers and employees. A portion of the selling commissions will be reduced in connection with volume purchases, and will be reflected by a corresponding reduction in the per share purchase price. Selling commissions and the marketing support fee will not be paid in connection with the purchase of shares pursuant to our Distribution Reinvestment Plan.

(2)	Estimated other Organizational and Offering Expenses presented in this table means any and all costs and expenses, excluding selling commissions and the marketing support fee which are presented separately in this table, incurred by us or any of our affiliates in connection with our formation, qualification and registration, and the marketing and distribution of our shares in this offering, including, without limitation, the following: legal, accounting and escrow fees; due diligence expenses, printing, amending, supplementing, mailing and distributing costs; personnel costs associated with processing investor subscriptions and the preparation and dissemination of organizational and offering documents and sales materials; telecopy and telephone costs; charges of transfer agents, registrars, trustees, depositories and experts; and fees, expenses and taxes related to the filing, registration and qualification of our shares under federal and state laws. Pursuant to FINRA, Organizational and Offering Expenses (which includes selling commissions and the marketing support fee) paid by us may not exceed 15% of Gross Proceeds of the primary offering. Therefore, the estimated Organizational and Offering Expenses (including selling commissions and the marketing support fee) for the Minimum Offering assumes the maximum amount that could be paid within the 15% limitation.

(3)	For purposes of estimating the Investment Services Fee, we are assuming the proceeds of this offering are used to acquire assets composed of real properties and loans. The Investment Services Fees reflected in this table are calculated by multiplying the purchase price of real properties and loans by 1.85%. No portion of the net proceeds are assumed to be used to acquire securities for which no Investment Services Fees apply. For purposes of this table, we have assumed that no debt financing is used to acquire our investments; however, it is our intent to leverage our investments with debt. Our board of directors has adopted a policy generally to limit our aggregate borrowing to approximately 75% of the value of our assets once we have ceased raising capital under this offering or any subsequent primary offering and invested substantially all of our capital. Our intent is to target our aggregate borrowings to between 40% to 60% of the aggregate value of our assets once we own a seasoned and stable asset portfolio.

(4)

Represents Acquisition Expenses that are neither reimbursed to us nor included in the purchase price of the properties. Acquisition Expenses means any and all expenses, exclusive of the Investment Services Fees, incurred by us or reimbursed by us to our Operating Partnership, our advisor, or any of their affiliates in connection with the selection, acquisition, development or construction of any real property investment, including any securities, loans or other Permitted Investments whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and the costs of performing due diligence. For purposes of this table, we have estimated that the third-party costs will average 0.5% of the contract purchase price of properties or other investments and assumed that we will not use debt financing to acquire our investments.

(5)	Pursuant to the NASAA REIT Guidelines, the total of all Acquisition Fees and Acquisition Expenses must be reasonable and may not exceed an amount equal to 6% of the Real Estate Asset Value of a property, or in the case of a loan, 6% of the funds advanced, unless a majority of our board of directors, including a majority of our Independent Directors, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to us. Acquisition Fees include any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any affiliates of ours, our Operating Partnership or our advisor) in connection with the selection, purchase, development or construction of real property or with making or investing in loans, securities or other Permitted Investments, including, real estate commissions, selection fees, Investment Services Fees, development fees, construction fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. This definition specifically excludes development fees and construction fees paid to any Person not affiliated with our advisor in connection with the actual development and construction of a project.

(6)	Estimates for initial working capital reserves and reserves for initial and/or ongoing capital improvements will be established on a property-by-property basis at the time a property is acquired and as required by a lender. Such reserves may be funded from proceeds from this offering, debt proceeds, cash from operations and/or other sources of cash available to us. In addition to reserves for capital improvements, we may establish reserves for other purposes from offering proceeds, operating funds, and the available proceeds of any sales of our assets.

(7)	Although a substantial majority of the amount available for investment presented in this table is expected to be invested in properties or used to make or invest in loans or other real estate-related investments, we may use a portion of such amount (i) to repay debt incurred in connection with property acquisitions or other investment activities; (ii) to establish reserves; or (iii) for other corporate purposes, including, but not limited to, payment of distributions to stockholders or payments of offering expenses in connection with future offerings pending the receipt of offering proceeds from such offerings, provided that these Organizational and Offering Expenses may not exceed the limitation of Organizational and Offering Expenses pursuant to our articles of incorporation and FINRA rules. In addition, we may use up to 100% of the proceeds from our Distribution Reinvestment Plan and $100,000 per calendar quarter of offering proceeds from our primary offering for redemptions of shares. See the section of the prospectus entitled “Summary of Redemption Plan.”

Until proceeds are required to be invested or used for other purposes, we expect to invest such amounts in short-term, highly liquid investments with appropriate safety of principal, including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations and interest bearing accounts.

The following supersedes and replaces in full the discussion and table which appear on pages 55 – 62 of the section of the prospectus entitled “MANAGEMENT COMPENSATION,” and related footnotes thereto.

MANAGEMENT COMPENSATION

We are an externally advised company and as such, although we have a board of directors and executive officers responsible for our management, we have no paid employees. Two of our directors and all of our executive officers are employed by, and receive compensation from, affiliates of our advisor. Our advisor is responsible for managing our day-to-day affairs. Our property manager is responsible for managing our properties. Our Managing Dealer is responsible for performing services in connection with the offer and sale of our shares in this offering. Our Managing Dealer will engage participating brokers in connection with the sale of our shares and, in connection therewith, is expected to reallow the majority of the compensation received from us to such participating brokers as described below. In addition, our advisor and property manager are expected to engage other parties, including affiliates, to perform certain services and, in connection therewith, are expected to reallow a portion of their fees received from us to such entities.

The following table summarizes the compensation, reimbursements and distributions (exclusive of any distributions to which our affiliates may be entitled by reason of their purchase and ownership of shares in connection with this offering) we contemplate paying to our advisor, property manager, Managing Dealer and other affiliates and related parties, including amounts to reimburse their costs in providing services and for amounts advanced on our behalf. For additional information concerning compensation paid to our advisor and other affiliates and related parties, see the section of this prospectus entitled “Certain Relationships and Related Transactions.” In addition, for information concerning compensation to our Independent Directors, see “Management.”

The compensation payable to our advisor is subject to the terms and conditions of our Advisory Agreement, which must be renewed on an annual basis. As a result, such amounts may be increased or decreased in future renewals of the Advisory Agreement. In addition, compensation payable to our property manager is subject to the terms of our property management agreement with it and may be changed upon future renewals. The terms of our Managing Dealer Agreement are not expected to change during this offering; however, in the event we determine to have additional equity offerings in the future, the terms of any future agreement, if any, could vary from the terms described below. Therefore, although this represents compensation and reimbursements we expect to pay to our advisor, property manager, Managing Dealer and other affiliates and related parties in connection with the sale of assets and investment of the proceeds from this offering, there is no assurance our costs for these and/or other future services will remain unchanged throughout our duration. In addition, because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount(1)
Fees Paid in Connection with Our Offering

Selling commissions to our Managing Dealer and participating brokers(2)	We will pay our Managing Dealer selling commissions of up to 7% of Gross Proceeds of shares sold in connection with the primary offering, including shares sold under our Automatic Purchase Plan. No selling commissions will be paid in connection with shares sold pursuant to our Distribution Reinvestment Plan. Pursuant to separately negotiated participating broker agreements, our Managing Dealer may reallow all or any portion of the 7% selling commissions to participating brokers with respect to shares they sell.	$102.375 million

Marketing support fee to our Managing Dealer and participating brokers(2)	We will pay our Managing Dealer a marketing support fee of up to 3% of Gross Proceeds of shares sold in connection with the primary offering, including shares sold under our Automatic Purchase Plan. No marketing support fee will be paid in connection with shares sold pursuant to our Distribution Reinvestment Plan. Pursuant to separately negotiated agreements with participating brokers, our Managing Dealer may reallow all or any portion of the marketing support fees earned to participating brokers with respect to shares they sell.	$43.875 million

Reimbursement of other Organizational and Offering Expenses to our advisor, its affiliates and related parties	We will reimburse our advisor, its affiliates and related parties for actual expenses incurred in connection with our formation and this offering, including bona fide, itemized and detailed due diligence expenses incurred by our Managing Dealer and participating brokers(3). Under FINRA rules, the total amount of Organizational and Offering Expenses (including selling commissions and marketing support fees) we incur for this primary offering may not exceed 15% of Gross Proceeds of our primary offering.	Amount is not determinable at this time but is estimated to be 1.5% of Gross Proceeds ($22.472 million)

Fees Paid in Connection with the Acquisition of Properties, and Making Loans or Other Real Estate- Related Investments

Investment Services Fee to our advisor on the purchase price of Assets(4)	We will pay our advisor 1.85% of the purchase price of properties or the amount invested in the case of other Assets (except securities) for services in connection with the selection, evaluation, structure and purchase of Assets. No Investment Services Fee will be paid to our advisor in connection with our purchase of securities.	Amount is not determinable at this time but is estimated to be $24.029 million (assuming no debt financing to purchase Assets) and approximately $89.923 million (assuming debt financing equal to 75% of our total Assets)

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount(1)
Other Acquisition Fees to our advisor, its affiliates and related parties(4)	We may pay our advisor, its affiliates and related parties fees that are usual and customary for comparable services in connection with the financing, development, construction or renovation of a property or the acquisition or disposition of securities. Such fees are in addition to the Investment Services Fee (described above) and include development fees for packaging a property, including negotiating and approving plans and assisting in obtaining zoning, necessary variances and financing. We may pay a brokerage fee that is usual and customary to an affiliate or related party of our advisor in connection with our purchase of securities if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are being acquired.	Amount is not determinable at this time

Reimbursement of Acquisition Expenses to our advisor, its affiliates and related parties(4)

We will reimburse our advisor, its affiliates and related parties for actual expenses incurred in connection with the selection, purchase, development or construction of properties and making loans or other real estate-related investments, whether or not acquired. Acquisition Expenses may include, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and the costs of performing due diligence.

Pursuant to our articles of incorporation, the total of all Acquisition Fees (which includes the Investment Services Fee) and any Acquisition Expenses must be reasonable and may not exceed an amount equal to 6% of the Real Estate Asset Value of a property, or in the case of a loan or other asset, 6% of the funds advanced or invested respectively, unless a majority of our board of directors, including a majority of our Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to us. Acquisition Fees will be reduced to the extent that, and if necessary to limit, the total compensation paid to all Persons involved in the acquisition of any property or the making or acquisition of any loan or other real estate-related investment to the amount customarily charged in an arm’s-length transaction by other Persons or entities rendering similar services in the same geographical location and for comparable types of Assets, and to the extent that other Acquisition Fees, finders’ fees, real estate commission, or other similar fees or commissions are paid by any Person in connection with the transaction.

Amount is not determinable at this time but is estimated to be 0.50% of the purchase price of Assets, or $6.494 million (assuming no debt financing) and approximately $24.304 million (assuming debt financing equal to 75% of our total Assets)

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount(1)
Fees Paid in Connection with Our Operations

Asset Management Fee to our advisor(4)	We will pay our advisor a monthly Asset Management Fee in an amount equal to 0.08334% of the Real Estate Asset Value of our properties, including our proportionate share of those properties owned in joint ventures, and of the outstanding principal amount of any loans made, and we will pay an amount equal to 0.1042% of the book value of securities, as of the end of the preceding month. “Real Estate Asset Value” equals the amount invested in properties wholly owned by us, our Operating Partnership and subsidiaries, determined on the basis of cost, plus, in the case of properties owned by any joint venture or partnership in which we or our Operating Partnership or a subsidiary are a co-venturer or partner, our proportionate share of the amount invested by the joint venture or partnership in such properties, determined on the basis of cost, exclusive of Acquisition Fees and Acquisition Expenses. However, during periods in which our board of directors is determining on a regular basis the current value of our net assets for purposes of enabling certain stockholders to file annual reports required by ERISA, the “Real Estate Asset Value” will be equal to the greater of the properties’ cost basis or appraised values. All or any portion of the Asset Management Fee not paid as to any fiscal year may be deferred without interest and may be paid in such other fiscal year as our advisor determines, subject to any applicable limits in the year in question.	Amount is not determinable at this time as the amount will depend upon, among other things, the cost of the properties and the amount invested in loans and securities

Property management fee to our property manager(5)	We, or our subsidiary property owners, will pay our property manager property management fees in an amount up to 4.5% of the gross revenues for management of our properties. This fee may be increased, subject to the approval of a majority of our Independent Directors, for certain properties, such as in connection with higher market fees payable with respect to properties located outside of the United States. In the event our property manager (through one of our sub-property managers) contracts with a third-party property manager in respect of a property, the management fees for such third-party property manager will be paid by our property manager. In addition to the property management fee, if our property manager provides leasing services with respect to a property, we, or our subsidiary property owners, will pay the property manager leasing fees in an amount equal to the leasing fees charged by unaffiliated Persons rendering comparable services in the same geographic location of the applicable property. We, or our subsidiary property owners, will also pay our property manager a project management fee equal to 5% of hard and soft costs for managing tenant and capital improvements. Our property manager will be reimbursed for the costs and expenses incurred by our property manager on our behalf to the extent included in the annual business plan for a property or otherwise as we may agree. Such costs and expenses may include the wages and salaries and other employee-related expenses of all on-site employees of our property manager or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties.	Amount is not determinable at this time

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount(1)
Financing Coordination Fee to our Advisor	If our advisor provides services in connection with the refinancing of any debt obligations of the company or any of our subsidiaries, we will pay our advisor a financing coordination fee equal to 1% of the gross amount of such refinancing, subject to certain limitations.	Amount is not determinable at this time because this fee is based on a fixed percentage of any debt refinancing.

Service fee to CNL Capital Markets Corp.	We will pay CNL Capital Markets Corp., an affiliate of CNL, an initial setup fee and an annual maintenance fee of $4.57 and $19.20, respectively, per investor for providing certain administrative services to us.	Amount is not determinable at this time as actual amounts are dependent on the number of investors

Reimbursement to our advisor, its affiliates and related parties for Total Operating Expenses(4)	We will reimburse our advisor, its affiliates and related parties for actual Total Operating Expenses incurred on our behalf (which, in general, are those expenses relating to our administration on an ongoing basis). To the extent that Total Operating Expenses payable or reimbursable by us in any four consecutive fiscal quarters (an “Expense Year”), commencing the fourth full fiscal quarter following the effectiveness of the registration statement of which this prospectus is a part, exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”), our advisor will be required to reimburse us within 60 days after the end of the Expense Year the amount by which the Total Operating Expenses paid or incurred by us exceed the 2%/25% Guidelines, unless a majority of our Independent Directors determines that such excess expenses are justified based on unusual and non-recurring factors.	Amount is not determinable at this time

Fees Paid in Connection with Sales, Liquidation or Other Significant Events

Disposition Fee to our advisor, its affiliates and related parties	If our advisor, its affiliates or related parties provide a substantial amount of services, as determined in good faith by a majority of our Independent Directors, in connection with the sale of one or more Assets (including the sale of all of our Assets or the sale of our company or a portion thereof), we will pay our advisor, its affiliates or related parties a Disposition Fee in an amount equal to (i) in the case of the sale of real property, the lesser of (A) one-half of a competitive real estate commission (generally, a fee which is reasonable, customary and competitive in light of the size, type and location of the property, as determined by our board of directors), or (B) 1% of the sales price of such property or properties, and (ii) in the case of the sale of any Asset other than real property or securities investments, 1% of the sales price of such Asset. Even if our advisor receives a brokerage fee, we may still be obligated to pay fees and commissions to another third party. However, the amount of real estate commissions or brokerage fees paid to our advisor or its affiliates, when added to the sums paid to unaffiliated parties in such a capacity, may not exceed the lesser of (i) a competitive real estate or brokerage commission or (ii) an amount equal to 6% of the sales price. We will not pay our advisor a Disposition Fee in connection with the sales of investments that are securities; provided, however, we may pay a Disposition Fee in the form of a usual and customary brokerage fee to an affiliate or related party of our advisor, if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are being sold, in which case such Disposition Fee shall be treated as part of our Total Operating Expenses.	Amount is not determinable at this time as they are dependent upon price at which Assets are sold

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount(1)
Subordinated Share of Net Sales Proceeds from sales of Assets payable to our advisor in our liquidation or otherwise	We will pay our advisor a Subordinated Share of Net Sales Proceeds equal to (i) 15% of the amount by which (A) the sum of Net Sales Proceeds from the sale of our Assets, and total distributions paid to our stockholders from the inception through the measurement date, and the total of Incentive Fees, if any, previously paid to our advisor from our inception through the measurement date exceeds (B) the sum of the total amount paid for our shares of common stock outstanding, without deduction for Organizational and Offering Expenses and reduced by amounts paid to redeem shares under our Redemption Plan (“Invested Capital”), and the total distributions that would be required to pay our stockholders from our inception until the measurement date an 6% cumulative, noncompounded annual return on Invested Capital (the “Priority Return”) including those paid prior to the date of payment, (ii) less total Incentive Fees, if any, previously paid to our advisor. “Incentive Fees” means the Subordinated Share of Net Sales Proceeds, the Subordinated Incentive Fee, and the Performance Fee. Following a Listing, no Subordinated Share of Net Sales Proceeds will be paid to our advisor.	Amount is not determinable at this time

Subordinated Incentive Fee payable to our advisor at such time, if any, as a Liquidity Event occurs	Upon any Liquidity Event, we will pay our advisor a Subordinated Incentive Fee equal to (i) 15% of the amount by which (A) the sum of our Market Value and the total distributions paid or declared (and payable to our stockholders with respect to a record date prior to the effective date of the applicable Liquidity Event and a payment date after the date of such Liquidity Event) since inception until the date of the applicable Liquidity Event and total Incentive Fees, if any, previously paid to our advisor from inception to the date of the applicable Liquidity Event exceeds (B) the sum of our Invested Capital and the total distributions required to be made to our stockholders in order to pay them the Priority Return from our inception through the date of Listing, including those paid prior to such date of determination, (ii) less total Incentive Fees, if any, previously paid to our advisor. We may pay such fee in cash or listed equity securities or a combination of both.	Amount is not determinable at this time

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount(1)
Performance Fee payable to our advisor	Upon termination or non-renewal of the Advisory Agreement by our advisor for good reason (as defined in the Advisory Agreement) or by us or our Operating Partnership other than for cause (as defined in the Advisory Agreement), if a Listing has not occurred, our advisor will be entitled to be paid a Performance Fee. The Performance Fee will be calculated upon a Liquidity Event or a sale of any of our Assets or a portion thereof following such termination event and (i) in the event of a Liquidity Event, shall be calculated and paid in the same manner as the Subordinated Incentive Fee, and (ii) in the case of a sale of an Asset, shall be calculated and paid in the same manner as the Subordinated Share of Net Sales Proceeds, except that the amount of the Performance Fee payable to our advisor will be equal to the amount as calculated above multiplied by the quotient of (A) the number of days elapsed from the initial effective date of the Advisory Agreement through the effective date of the termination event, divided by (B) the number of days elapsed from the initial effective date of the Advisory Agreement through the date of the applicable Liquidity Event or the sale, as applicable. The Performance Fee will be payable in cash or Listed equity securities within 30 days following the final determination of the Performance Fee. If the Subordinated Incentive Fee or the Subordinated Share of Net Sales Proceeds is payable to our advisor in connection with a Liquidity Event or sale, then our advisor shall not receive a Performance Fee.	Amount is not determinable at this time

(1)	The estimated maximum dollar amounts are based on the assumed sale of the maximum offering as follows: For the 150,000,000 shares sold, 97.5% are sold at a price of $10.00 per share through the primary offering, and 2.5% are sold at $9.50 per share through our Distribution Reinvestment Plan.

(2)	All or a portion of the selling commissions and marketing support fee will not be paid with regard to shares sold to certain categories of purchasers. In addition, selling commissions may be reduced for sales that are eligible for a volume discount. See the section of the prospectus entitled “Plan of Distribution” for additional information.

(3)	We will reimburse our Managing Dealer for actual, bona fide, itemized and detailed due diligence expenses incurred by it or other participating brokers in connection with this offering. Reimbursement is contingent upon receipt by our Managing Dealer of a detailed invoice or similar itemized statement from the participating broker that demonstrates the actual due diligence expenses incurred. Our Managing Dealer will reallow such reimbursements to the applicable participating broker. Such due diligence expense reimbursement will not exceed 0.50% of Gross Proceeds from our primary offering.

(4)	Our advisor has subcontracted substantially all of the services it performs to affiliates of our sponsors and expects to engage certain other affiliates and related parties to perform various services pursuant to our Advisory Agreement. In connection therewith, our advisor will reallow up to all of its fees and reimbursements received from us to such entities. The estimated maximum dollar amounts of Investment Services Fees and reimbursement of Acquisition Expenses was computed assuming: (i) we use 100% of the net proceeds of this offering to acquire real properties and loans, and that Investment Services Fees are calculated by multiplying the purchase price of the real properties and loans by 1.85%; (ii) no Investment Services Fees are paid with respect to investments in securities; and (iii) the computation of any compensation that assumes we borrow money, assumes debt financing equals 75% of the value of our total assets. Although an aggregate debt level of up to a maximum of 75% of the aggregate value of our assets is permitted by the NASAA REIT Guidelines and our articles of incorporation, once we own a seasoned and stable portfolio we currently do not intend to incur debt that would reach that maximum. If we limited our debt to between 40% to 60% of the aggregate value of our assets, as we currently intend to do, then our Investment Services Fees and Acquisition Expenses are estimated to be no greater than $58.073 million and $15.695 million, respectively.

(5)	Our property manager has subcontracted to the CNL Property Manager the performance of primarily all of its property management and leasing duties for properties located within the United States and Canada and subcontracted to the Macquarie Property Manager the performance of primarily all of its property management and leasing duties for other properties. Our property manager will pay all or a portion of its property management, leasing and project management fees to the CNL Property Manager or Macquarie Property Manager with whom it has subcontracted for these services. These sub-property managers may subcontract the performance of their property management and leasing duties to affiliated entities or unaffiliated third parties and, in such event, the CNL affiliated and Macquarie Capital Funds affiliated sub-property managers will be responsible to pay such third-party property managers from the property management, leasing and project management fees they receive from our property manager. These amounts paid by the property manager to the sub-property managers, including amounts the sub-property managers may pay to third parties, may include amounts paid for services that would otherwise be performed by the property manager.

Because our advisor, its affiliates and related parties are entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the property management fees for operating our properties and the real estate commissions, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is obligated to exercise good faith and integrity in all of its dealings with respect to our affairs pursuant to the Advisory Agreement. See “The Advisor and the Advisory Agreement.” Because these fees and expenses are payable only with respect to certain transactions or services, they may not be recovered by our advisor or its affiliates by reclassifying them under a different category.

In addition, from time to time, our advisor, or its affiliates, may agree, but are not obligated to, waive or defer all or a portion of the Investment Services Fee, Asset Management Fee or other fees, compensation or incentives due them, enter into lease agreements for unleased space as authorized by our board of directors, pay general administrative expenses or otherwise increase the amount of cash we have available to make distributions to stockholders.

The following chart supersedes and replaces the chart under the heading “OUR STRUCTURE” on page 60 of the prospectus.

OUR STRUCTURE

The following chart indicates the relationship between our advisor, our sponsors and certain other affiliates that will provide services to us.

BUSINESS

The following supplements the information under the heading “BUSINESS — General,” on page 70 of the prospectus.

We commenced our initial public offering of shares of our common stock on October 20, 2009. Until our receipt and acceptance of subscriptions aggregating at least the Minimum Offering amount of $2.0 million, all subscription proceeds were placed in escrow pursuant to the terms of an escrow agreement with UMB Bank, N.A. As of April 23, 2010, we had satisfied the conditions of this escrow and accepted subscriptions for approximately 234,000 shares of our common stock in the aggregate amount of approximately $2.3 million, which funds we received on April 26, 2010, and we commenced operations.

The following information supersedes and replaces in full the Macquarie Background information under the heading “BUSINESS,” on pages 71 through 75 of the prospectus.

Macquarie Background

Macquarie Group Limited

Macquarie Group Limited, or “Macquarie,” is a global provider of banking, financial, advisory, investment and funds management services. Macquarie’s main business focus is making returns by providing a diversified range of services to clients. Macquarie acts on behalf of institutional, corporate and retail clients and counterparties around the world.

Macquarie is listed in Australia on the Australian Securities Exchange (“ASX”) and is regulated by the Australian Prudential Regulation Authority, the Australian banking regulator, as the owner of Macquarie Bank Limited (“MBL”), an authorized deposit taker. Macquarie also owns a bank in the United Kingdom, Macquarie Bank International, which is regulated by the Financial Services Authority. Macquarie’s activities are also subject to scrutiny by other regulatory agencies around the world.

Founded in 1969, Macquarie operates in more than 70 office locations in 28 countries. Macquarie employed over 14,600 people and had assets under management of approximately $299 billion as of March 31, 2010.

The figures noted in this “Business” section for each of Macquarie Group Limited, Macquarie Capital Funds and the global real estate platform of Macquarie Capital Funds and its affiliates are as of March 31, 2010 and include Macquarie DDR Trust (“MDT”) unless stated otherwise. On June 18, 2010, Macquarie sold its 50% interest in MDT’s responsible entity to EPN GP, LLC. As a part of this transaction, Macquarie will provide transitional services related to the management and administration of the trust until December 2010. Following the transaction, MDT has been renamed EDT Retail Trust.

Macquarie History

Macquarie takes its origins from the merchant bank Hill Samuel Australia (“HSA”), a wholly owned subsidiary of Hill Samuel & Co. Limited, London. Established in Australia in 1969, it began operations in Sydney in January 1970 with only three staff. In 1981, in response to changes evolving from the deregulation of financial markets, HSA commenced work on a proposal to become a trading bank. Authority for HSA to become Macquarie Bank Limited (“MBL”) was given in 1985, making it only the second private trading bank to be established in Australia this past century. MBL adopted its name from Governor Lachlan Macquarie, a leading pioneer responsible for transforming the early settlement in Australia from a penal colony into a dynamic economy.

MBL took over all of HSA’s business operations and opened a retail branch in March 1985 in Sydney. MBL opened a trading bank branch in Melbourne a few months later and in Brisbane in November 1986. On July 29, 1996, MBL listed its fully paid ordinary shares on the ASX, and on October 30, 1996 entered the ASX’s All

Ordinaries Index with a market capitalization of approximately A$1.3 billion2. In October 2007, MBL security holders and option holders and the Federal Court of Australia approved the creation of Macquarie Group Limited and the restructure of MBL into a non-operating holding company structure.

Macquarie Operational Organization

Macquarie has five main operating groups, described below, within which individual businesses operate. The businesses specialize in defined product or market sectors and work in close cooperation. On July 2, 2010, Macquarie Group announced changes to some of its operating groups. As part of these changes, Macquarie Capital Funds will separate from Macquarie Capital, subject to Australian regulatory approval. Macquarie Capital Funds, which specializes in global infrastructure and real estate funds, will become a division of Macquarie Funds Group, called Macquarie Funds Direct.

Macquarie Capital

Macquarie Capital provides Macquarie’s wholesale structuring, underwriting, corporate advisory, and alternative asset funds management capabilities. Macquarie Capital’s depth of service includes specialist capabilities in: (i) mergers and acquisitions; (ii) takeovers and corporate restructuring advice; (iii) equity capital markets and equity and debt capital raising and management; (iv) alternative asset funds management including infrastructure, real estate and private equity funds and customized accounts; (v) debt structuring and distribution; (vi) private equity placements; and (vii) principal products.

Macquarie Capital is comprised of several business platforms, including Macquarie Capital Funds, which is a leading global alternative asset manager specializing in infrastructure, real estate and private equity funds and customized accounts. Macquarie Capital Funds’ global real estate fund and asset management activities are described in more detail below.

Macquarie Securities Group

Macquarie Securities Group is a full-service securities business in Asia and Australia, specializing in: (i) institutional cash equities broking; (ii) equity finance, arbitrage trading and synthetic product business; and (iii) equity-linked investments, trading products and risk management services to wholesale and retail clients in Australia, Asia, Europe, North America and Latin America.

Fixed Income, Currencies and Commodities

Fixed Income, Currencies and Commodities provides a variety of services across the globe with an underlying specialization in interest rate, commodity or foreign exchange related institutional trading, marketing, lending, clearing or platform provision. Fixed Income, Currencies and Commodities offers trading, sales, research and finance covering: (i) interest rate, debt and credit securities; (ii) foreign exchange spot, forward and tailored services; and (iii) metals, energy, environmental products, agriculture, freight, bulk commodities and complementary futures services.

Macquarie Funds Group

Macquarie Funds Group is a full-service fund manager offering a diverse range of products, including: (i) managed funds across a wide range of asset classes, including cash, fixed income, currencies, resources, listed property securities, equities, listed infrastructure securities and private equity; (ii) funds-based structured products; (iii) hedge funds and fund of funds; and (iv) responsible entity and back-office services.

Banking and Financial Services Group

The Banking and Financial Services Group provides retail banking and financial services, including: (i) cash management trust and wrap platform; (ii) full service stock-broking; (iii) relationship banking services for

[2]	A$ = Australian dollars.

businesses and professionals; (iv) private banking and executive wealth management; (v) private portfolio management; (vi) mortgage management; and (vii) credit cards (issuer and wholesale service provider), life insurance, funds management and administration and online broking.

Other Macquarie Divisions

In addition to Macquarie Group’s five main operating groups, Macquarie Bank Limited has two operating divisions: Corporate and Asset Finance and Real Estate Banking Division. Corporate and Asset Finance provides innovative and traditional capital, finance and related services to clients operating in selected international markets. Macquarie’s Real Estate Banking Division manages real estate projects and investments located in Australia, Asia, South Africa, North America and Europe as well as being responsible for the procurement, underwriting and management of real estate loans for clients in real estate projects across all major real estate sectors.

Macquarie Capital Funds

Macquarie Capital Funds is a leading global alternative asset manager specializing in infrastructure, real estate and private equity funds and customized accounts. Through specialist management companies, as of March 31, 2010, it manages 7 listed and 35 unlisted funds or vehicles that invest in infrastructure (including airports, toll roads, communications infrastructure, utilities and related sectors), real estate (including investments in retail, office, industrial, and commercial sectors as well as real estate development), and other sectors. Macquarie Capital Funds manages listed funds in Australia, Canada, the United States, Korea and Singapore. It manages unlisted funds in Australia, Korea, Hong Kong, India, Canada, the United States, Europe, Russia, South Africa, Mexico3 and the United Arab Emirates. As of March 31, 2010, assets under management in these funds totaled approximately $88 billion.

Included within Macquarie Capital Funds is a global real estate business platform made up of Macquarie subsidiaries (some of which are regulated in the jurisdictions where they provide services) and professionals focused on the creation and management of unlisted real estate funds and real estate joint ventures in Australia, Asia, North America and Europe. The real estate service capabilities of Macquarie Capital Funds and its affiliates include portfolio and asset management, development related services, due diligence, investment advisory services, financing and capital management, and investor relations. As of March 31, 2010, Macquarie Capital Funds and its affiliates managed a global real estate portfolio with assets valued over $6 billion. After giving effect to the sale of Macquarie’s ownership in the manager of Macquarie DDR Trust, Macquarie Capital Funds and its affiliates managed a global real estate portfolio with assets valued over $5 billion as of March 31, 2010.

As an affiliate of our advisor, Macquarie Capital Funds will be primarily responsible for providing our advisor with due diligence, acquisition and management services relating to our acquisition and management of properties located outside the United States and Canada.

The tables below highlight current listed and unlisted real estate investment vehicles managed by Macquarie Capital Funds and its affiliates.

Listed Vehicles
Vehicle	Description	Equity Under Management (A$)(1)(2)
EDT Retail Trust(3)	REIT listed on the ASX investing in high quality value and convenience retail property in the United States.	$30m

(1)	As of March 31, 2010.

(2)	Market capitalization plus fully underwritten or committed future capital raisings. With respect to assets held in joint venture, the amount included is based on the vehicle’s proportionate interest in the joint venture.

(3)	On June 18, 2010, Macquarie sold its 50% interest in Macquarie DDR Trust’s (“MDT”) responsible entity to EPN GP, LLC. As a part of this transaction, Macquarie will provide transitional services related to the management and administration of the trust until December 2010. Following the transaction, MDT has been renamed EDT Retail Trust.

[3]	Macquarie Mexican Infrastructure Fund is comprised of parallel listed and unlisted vehicles.

Unlisted Vehicles
Vehicle	Description	Notes(1)
Macquarie Real Estate Equity Funds	Suite of six wholesale funds focused on development and opportunistic trading projects around Australia.	Expected gross development value of series A$3b
MWREF Limited	A geographically diversified and growing portfolio of core, retail property comprising shopping mall assets across China.	Initial portfolio value of A$612m
Macquarie NPS REIT	Wholesale fund investing in stabilized office and retail assets in Korea.	Assets under management of A$209m with mandate to grow assets up to A$1b (KrW500b equity)

(1)	As of March 31, 2010.

Macquarie Group — Other Real Estate Activities

In addition to the global real estate platform within Macquarie Capital Funds, Macquarie has other real estate-related activities and businesses within both MBL and Macquarie Capital.

Macquarie Bank Limited — Real Estate Banking Division

MBL, through the Real Estate Banking Division, participates in strategic real estate joint ventures on development projects, property acquisitions and funds management. For example, MBL has a joint venture interest in MGPA Limited (“MGPA”), which is an independently managed private equity real estate investment advisory company investing in Europe and Asia. MGPA advises a number of real estate investment funds, the largest being MGPA Fund III which has raised US$5.2 billion in equity.

Macquarie also participates in real estate development projects around the world. In Australia, MBL owns the national award-winning developer Urban Pacific Limited, and has joint venture projects with Great White Shark Enterprises through Medallist Developments (Australia, the United States and South Africa).

Additionally, Macquarie’s Real Estate Banking Division provides financing solutions for real estate projects and clients across all major real estate sectors. The division specializes in full finance solutions encompassing development finance, acquisition and repositioning, tailored financing and structuring complex transactions. The division actively participates in joint ventures with clients.

Macquarie Capital — Real Estate Advisory

Macquarie Capital provides global real estate advisory and equity and debt capital raising services on behalf of institutional and corporate clients as well as to Macquarie’s real estate businesses and the funds they manage. These services seek to create unique real estate opportunities by drawing on extensive market expertise and a variety of capital sources to deliver strategic solutions.

Macquarie Capital — Real Estate Strategy

Macquarie Capital provides forecasts for global real estate markets for Macquarie Capital Advisors and other internal and external clients. The team has extensive international expertise providing strategic advice on opportunities and risks inherent in global real estate markets. In addition to Australia, its research covers the major international markets including the United States, the United Kingdom, Japan, Singapore, Hong Kong, Germany, and France. The combination of specialist real estate knowledge, economic expertise and on-the-ground experience provides valuable insight on future trends in real estate markets.

The following supersedes and replaces in its entirety the section of the prospectus titled “PRIOR PERFORMANCE SUMMARY,” which begins on page 83 of the prospectus.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs — CNL

The information presented in this section represents the historical experience of real estate programs organized by certain affiliates of CNL and their principals. The principals of CNL affiliates include James M. Seneff, Jr. and Robert A. Bourne, who also serve among our executive officers and directors. The information presented in this section should be read in conjunction with the Prior Performance Tables included in this Supplement as Appendix A and Appendix G. Prospective investors should not assume they will experience returns comparable to those experienced by investors in past CNL affiliated real estate programs. Further, by purchasing our shares, investors will not acquire ownership interests in any partnerships or corporations to which the following information relates.

Mr. Seneff and Mr. Bourne have sponsored, directly or indirectly, individually and through affiliated entities, 18 public limited partnerships and four public, unlisted REITs with investment objectives similar to ours. The programs and a general description of their property sector focus are as follows:

•	18 CNL Income Fund limited partnerships which invested in fast-food, family-style or casual dining restaurants;

•	CNL Restaurant Properties, Inc. which invested in fast-food, family-style and casual dining restaurants, mortgage loans and secured equipment leases;

•

CNL Retirement Properties, Inc. which invested in congregate or assisted living or skilled nursing facilities, continuing care retirement communities, medical office buildings and similar healthcare related facilities;

•	CNL Hotels & Resorts, Inc. which invested in limited-service, extended-stay and full-service hotels and resort properties; and

•	CNL Lifestyle Properties, Inc. which invests in lifestyle properties such as ski and mountain lifestyle properties, golf facilities, attractions, marinas, and additional lifestyle properties.

During the ten-year period ending December 31, 2009, CNL Income Fund XVIII, Ltd. and the four public REITs raised approximately $8.1 billion from approximately 261,000 investors and invested in properties located throughout the United States, with the largest concentration in the sunbelt states of Arizona, California, Florida, Georgia and Texas. One of the REITs also invested in three properties located in Canada and another of the REITs invested in one property located in Canada. Information relating to the number of properties acquired, the aggregate purchase price of properties and the number of properties sold for the period from January 1, 2000 to December 31, 2009 is as follows:

Entity	Number of Properties Acquired	Aggregate Purchase Price (in thousands)	Number of Properties Sold
CNL Income Fund XVIII, Ltd.	2	$2,100	8
CNL Restaurant Properties, Inc.	504	977,000	738
CNL Retirement Properties, Inc.	280	3,321,000	3
CNL Hotels & Resorts, Inc.	125	5,932,500	46
CNL Lifestyle Properties, Inc.	116	2,262,600	1

	1,027	$12,495,200	796

CNL Realty Corporation, organized in 1985 and whose sole stockholders were Mr. Seneff and Mr. Bourne, served as the corporate general partner, and Mr. Seneff and Mr. Bourne served as individual general partners of the 18 CNL Income Fund limited partnerships until 2005. In addition, Mr. Seneff served as a director and an officer and Mr. Bourne served as a director of CNL Restaurant Properties, Inc., an unlisted public REIT until 2005. In February 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc., a publicly traded REIT. The combined company changed its name to Trustreet Properties, Inc. and acquired the 18 CNL Income Fund limited partnerships. Mr. Seneff served as chairman of the board and Mr. Bourne served as a director of Trustreet Properties, Inc. until it was acquired in February 2007 by GE Capital Solutions, a unit of General Electric Company. Mr. McWilliams, our president, also served as a director of Trustreet Properties, Inc.

Mr. Seneff and Mr. Bourne also served as directors and executive officers of CNL Hotels & Resorts, Inc. and CNL Retirement Properties, Inc. CNL Hotels & Resorts, Inc. was acquired by Morgan Stanley Real Estate, a global real estate investing, banking and lending company, in April 2007, and in connection with such acquisition, certain assets of CNL Hotels & Resorts, Inc. were purchased by Ashford Sapphire Acquisition LLC. CNL Retirement Properties, Inc. was acquired by HCP, Inc., an unaffiliated publicly traded REIT, in October 2006. As a result, the 18 CNL Income Fund limited partnerships, CNL Restaurant Properties, Inc., CNL Hotels & Resorts, Inc. and CNL Retirement Properties, Inc. are considered completed programs, and additional information about them can be found in Table IV — Results of Completed Programs in Appendix A of this Supplement.

Mr. Seneff currently serves as chairman of the board and Mr. Bourne serves as a director and an officer of CNL Lifestyle Properties, Inc., which is an unlisted public REIT externally advised by an affiliate of CNL, and is continuing to raise capital and invest in properties.

Information relating to the public offerings of the four REITs sponsored by CNL is as follows. All information is historical.

Name of Program	Dollar Amount Raised	Date Offering Closed	Limited Partnership Units or Shares Sold	Month 90% of Net Proceeds were Fully Invested or Committed to Investment
CNL Restaurant Properties, Inc.	$747.5 million	(1)	(1)	February 1999
CNL Hotels & Resorts, Inc.	$3.0 billion	(2)	(2)	March 2004
CNL Retirement Properties, Inc.	$2.7 billion	(3)	(3)	April 2006
CNL Lifestyle Properties, Inc.	$2.6 billion	(4)	(4)	(4)

(1)	From April 1995 through January 1999, CNL Restaurant Properties, Inc. completed three public offerings of its common stock. As of January 1999, 90% or more of such amount had been invested or committed for investment in properties and mortgage loans. In February 2005, the company merged with and into U.S. Restaurant Properties, Inc. The combined company changed its name to Trustreet Properties, Inc. and acquired 18 CNL Income Fund limited partnerships. Trustreet Properties, Inc. was acquired in February 2007 by GE Capital Solutions.

(2)	From September 1997 through March 2004, CNL Hotels & Resorts, Inc. completed five public offerings of its common stock. As of February 2004, 90% or more of such amount had been invested or committed for investment in properties and mortgage loans. In April 2007, the company was acquired by Morgan Stanley Real Estate and in connection with such acquisition, certain assets of the company were purchased by Ashford Sapphire Acquisition LLC.

(3)	From September 1998 through March 2006, CNL Retirement Properties, Inc. completed five public offerings of its common stock. As of March 2006, 90% or more of such amount had been invested or committed for investment in properties and mortgage loans. In October 2006, the company merged with and into a wholly owned subsidiary of HCP, Inc.

(4)	From April 2004 through March 2006, CNL Lifestyle Properties, Inc. received gross proceeds totaling approximately $520.7 million from its first public offering of common stock. The first offering terminated on March 31, 2006 and on April 4, 2006, the second offering commenced. The second offering closed on April 4, 2008, after raising approximately $1.5 billion. The third offering commenced on April 9, 2008 and as of December 31, 2009, the company had raised approximately $583 million relating to this offering. Between January 1, 2010 and February 28, 2010, the company raised an additional $34.7 million relating to the third offering. Certain tenants have faced financial difficulties due to the general economic condition, and have been provided temporary relief through modified lease terms to allow for rent deferrals or reductions that then become payable in later periods of their lease terms. However, as of December 31, 2009 CNL Lifestyle Properties, Inc. has recorded no impairments, and has no major adverse business conditions or developments.

The following table sets forth property acquisition information regarding properties acquired between January 1, 2007 and December 31, 2009 by one REIT program sponsored by CNL affiliates. All information is historical. Dispositions of properties are not reflected in the property descriptions.

Name of Program	Real Property Acquired	Location	Method of Financing	Type of Program
CNL Lifestyle Properties, Inc.	66 lifestyle properties	AZ, AR, CA, CO, FL, HI, IL, KS, ME, MD, MA, MI, MN, MO, NV, NH, NJ, NY, OK, SC, TN, TX, UT, VT, VA, WA	(1)	Public REIT

(1)	Approximately 29% of the assets acquired directly or indirectly by CNL Lifestyle Properties, Inc. had been funded using debt. The balance was acquired using proceeds from CNL Lifestyle Properties, Inc.’s equity offerings.

Additionally, a summary of acquisitions made by CNL affiliate sponsored public programs between January 1, 2007 and December 31, 2009 is set forth in prior performance Table VI, which is included in Part II of the registration statement filed with the SEC for this offering. As shown in Table VI, CNL Lifestyle Properties, Inc. acquired, directly or indirectly, 66 properties within the previous three years, all of which are located in the United States. These properties consisted of lifestyle properties such as ski and mountain lifestyle properties, golf facilities, attractions, marinas and additional lifestyle properties. The majority of the properties were acquired with cash from offering proceeds. We will provide a copy of Table VI to our prospective stockholders free of charge upon request. In addition, we will provide upon request to us and without charge, a copy of the most recent Annual Report on Form 10-K filed with the SEC by CNL Lifestyle Properties, Inc. and for a reasonable fee, a copy of the exhibits filed with such report.

From 2000 through December 31, 2009, James M. Seneff, Jr. and/or Robert A. Bourne, directly or indirectly through affiliated entities, served as general partners or the managing member of 19 nonpublic real estate programs whose properties are located throughout the United States. Between 2000 and December 31, 2009, these programs raised a total of approximately $290 million from approximately 3,300 investors and purchased interests in a total of 34 projects, two mortgage loans and a bridge loan facility. The projects consisted of three commercial/retail properties (representing 8.1% of the total capital raised by private programs), two apartment projects (representing 5.4% of the total capital raised by private programs), 16 office/industrial buildings (representing 43.3% of the total capital raised by private programs), 12 seniors’ housing properties (representing 32.4% of the total capital raised by private programs), one hotel (representing 2.7% of the total capital raised by private programs), two mortgage loans (representing 5.4% of the total capital raised by private programs) and one bridge loan facility (representing 2.7% of the total capital raised by private programs).

In order to enable potential investors to evaluate the prior experience of CNL concerning prior public programs described above that have investment objectives similar to one or more of our investment objectives, we have provided the foregoing tables and encourage potential investors to examine certain financial and other information in the Prior Performance Tables included as Appendix A and Appendix G of this Supplement.

Prior Investment Programs — Macquarie Capital Funds

The information in this section and in the Prior Performance Tables in Appendix B and Appendix G represents the historical performance and the information of Macquarie Capital Funds and affiliate managed programs, both public and non-public, over the past ten years. The programs included have similar investment objectives as ours, in that all have the main objective of investing solely in real estate and real estate-related assets. Altogether, the prior investment programs consist of six public programs, each with more than 300 investors and each of which are listed on the ASX, Singapore Exchange or Korea Exchange, and 19 non-public programs. The information on the six public programs, Charter Hall Retail REIT4 , Charter Hall Office REIT4, EDT Retail Trust5, Starhill Global REIT6, Macquarie Central Office CR REIT, or “MCO REIT” and Macquarie ProLogis Trust, is presented in more detail in the applicable Prior Performance Tables in Appendix B. Additionally, Table VI, which is included in Part II of the registration statement filed with the SEC for this offering, includes detailed information regarding acquisitions made by the public programs during the previous three years. All monetary figures presented below are in Australian dollars (A$).

Capital Raising

Over the past ten years ending June 30, 2009, Macquarie Capital Funds and affiliates have raised approximately A$7.5 billion from 72,737 investors through the six prior public programs and approximately A$2.0 billion from 19,092 investors through the 19 prior non-public programs. More detail regarding Macquarie Capital Funds’ and affiliates’ experience in raising capital, and compensation paid to Macquarie Capital Funds and affiliates in relation to the prior public programs, is included in Appendix B — Tables I and II.

Investments

During the past ten years ending June 30, 2009, Macquarie Capital Funds and affiliates have invested in 524 properties valued at approximately A$17.0 billion at time of purchase in its public programs, and 69 properties at approximately A$2.7 billion in its non-public programs. These investments have been made across four continents: Asia, Australia, Europe and North America:

Number of Properties Acquired by Region:	Public Programs	Non-Public Programs
Australia	67	57
Asia	14	12
North America	434	0
Europe	9	0

Total:	524	69

[4]	Effective, March 1, 2010, Macquarie Office Trust and Macquarie CountryWide Trust have been renamed Charter Hall Office REIT and Charter Hall Retail REIT, respectively. The sale of the majority of Macquarie’s Australian core real estate funds management platform to Charter Hall Group, including the management businesses of Macquarie Office Trust and Macquarie CountryWide Trust, has been substantially completed.
[5]	On June 18, 2010, Macquarie sold its 50% interest in Macquarie DDR Trust’s (“MDT”) responsible entity to EPN GP, LLC. As a part of this transaction, Macquarie will provide transitional services related to the management and administration of the trust until December 2010. Following the transaction, MDT has been renamed EDT Retail Trust.
[6]	Effective December 31, 2008, Macquarie PRIME REIT has been renamed Starhill Global REIT. On December 31, 2008, Macquarie completed the sale of its approximate 26% holding in Macquarie PRIME REIT, as well as its 50% interest in the holding company of Macquarie PRIME REIT’s manager and property manager to YTL Corporation Berhad.

Acquisitions by Macquarie Capital Funds and its affiliates have been made across several real estate sectors including office, industrial and retail properties. These investments have included mainly existing properties, as well as a small percentage of new and development properties. The following chart describes such properties:

Types of Properties Acquired by Percentage:	Public Programs	Non-Public Programs
Office	31%	43%
Retail	58%	32%
Industrial	11%	4%

Total Commercial:	100%	79%

Residential	0%	21%

Types of Properties Acquired by Percentage:	Public Programs	Non-Public Programs
New	8%	0%
Existing	92%	72%
Development	0%	28%

Additionally, a summary of all acquisitions made by Macquarie Capital Funds and its affiliate sponsored public programs over the previous three fiscal years can be seen in Table VI, which is included in Part II of the registration statement filed with the SEC for this offering. As shown in Table VI, Macquarie Capital Funds and affiliates have acquired 72 properties within the previous three years of the public programs. These properties have all been retail or office acquisitions in Asia, Australia, Europe and the United States. In total, approximately 9.7 million of leasable square feet was acquired through these acquisitions over this three-year period. These acquisitions were financed with a combination of debt, offering proceeds and reinvestment of sales proceeds.

Dispositions

Macquarie Capital Funds and its affiliate sponsored programs, both public and non-public, have sold approximately 121 and 21 properties, respectively, over the previous ten years ending June 30, 2009. A detailed description of the public program disposals over the past three years can be found in Table V of Appendix B.

Operating Results

Other than due to current global economic conditions, and except as set forth below, all Macquarie Capital Funds and affiliated sponsored programs have operated with no major adverse business conditions or developments arising that are material to investors in the programs.

As of June 30, 2009, EDT Retail Trust7 and its joint venture subsidiary had breached certain covenants in loan facilities. As noted in the Notes to the Financial Statements of EDT Retail Trust7 for the year ended June 30, 2009, at June 30, 2009 there was a significant uncertainty with regard to EDT Retail Trust’s7 ability to continue as a going concern. To date no lender has enforced repayment of the amount owed under these loan facilities.

More detail of operating results is provided in Appendix B as part of Table III — Operating Results of Prior Programs.

[7]	June 18, 2010, Macquarie sold its 50% interest in Macquarie DDR Trust’s (“MDT”) responsible entity to EPN GP, LLC. As a part of this transaction, Macquarie will provide transitional services related to the management and administration of the trust until December 2010. Following the transaction, MDT has been renamed EDT Retail Trust.

We will provide, upon request to us and without charge, a copy of the most recent annual reports filed with the ASX by Charter Hall Retail REIT8, Charter Hall Office REIT8 and EDT Retail Trust9; filed with the Singapore Exchange by Starhill Global REIT10; or filed with the Korea Exchange by MCO REIT11.

Prior Investment Programs — Macquarie Capital Funds and CNL Financial Group, Inc.

The information presented in this section contains certain relevant summary information concerning a public program sponsored by CNL Financial Group, LLC, an affiliate of CNL Financial Group, Inc. and Macquarie Capital Funds Inc., a subsidiary of Macquarie Group Limited. The information presented in this section should be read in conjunction with the Prior Performance Tables included in this prospectus supplement as Appendix G. By purchasing our shares, investors will not acquire ownership interests in the corporation to which the following information relates.

Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective April 23, 2010, Macquarie CNL Global Income Trust, Inc. registered for sale up to $1.5 billion in shares of common stock (150 million shares), of which initially 3,750,000 shares are being offered pursuant to Macquarie CNL Global Income Trust, Inc.’s distribution reinvestment plan. The offering of shares of Macquarie CNL Global Income Trust, Inc. commenced April 23, 2010. As subscription proceeds are received, they are placed in an account held by the escrow agent until such time as subscriptions to purchase $2 million in shares of common stock (200,000 shares) have been received and accepted by Macquarie CNL Global Income Trust, Inc.

Upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the SEC for Macquarie CNL Global Income Trust, Inc., as well as a copy, for a reasonable fee, of the exhibits filed with such report.

In order to enable potential investors to evaluate the prior experience of CNL and Macquarie concerning prior public programs that have investment objectives similar to one or more of our investment objectives, we have provided the foregoing information and encourage potential investors to examine certain financial and other information in the Prior Performance Tables included as Appendix A, Appendix B and Appendix G of this Supplement.

[8]	Effective, March 1, 2010, Macquarie Office Trust and Macquarie CountryWide Trust have been renamed Charter Hall Office REIT and Charter Hall Retail REIT, respectively. The sale of the majority of Macquarie’s Australian core real estate funds management platform to Charter Hall Group, including the management businesses of Macquarie Office Trust and Macquarie CountryWide Trust, has been substantially completed.
[9]	On June 18, 2010, Macquarie sold its 50% interest in Macquarie DDR Trust’s (“MDT”) responsible entity to EPN GP, LLC. As a part of this transaction, Macquarie will provide transitional services related to the management and administration of the trust until December 2010. Following the transaction, MDT has been renamed EDT Retail Trust.
[10]	Effective December 31, 2008, Macquarie PRIME REIT has been renamed Starhill Global REIT. On December 31, 2008, Macquarie completed the sale of its approximate 26% holding in Macquarie PRIME REIT, as well as its 50% interest in the holding company of Macquarie PRIME REIT’s manager and property manager to YTL Corporation Berhad.
[11]	On August 13, 2009, MCO REIT disposed of its sole asset, and on October 9, 2009, MCO REIT was delisted from the Korea Exchange and was subsequently liquidated.

SECURITY OWNERSHIP

The following first paragraph and the table and footnotes under the section entitled “SECURITY OWNERSHIP” are superseded and replaced in full by the following on pages 98 and 99 of the prospectus.

The following table shows, as of July 31, 2010, the number and percentage of outstanding shares of our common stock beneficially owned (unless otherwise indicated) by (i) any Person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) our directors and nominees, (iii) our executive officers, and (iv) all of our directors and executive officers as a group. There were approximately 586,602 shares of our common stock issued and outstanding as of July 31, 2010.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)
	Number of Shares of Common Stock	Percentage of Class
Advisor(2)(3)	22,222	3.78%
James M. Seneff, Jr.(3)(4)	11,111	1.89%
Macquarie Group Limited(5)(7)	11,111	1.89%
Matthew S. Banks(6)(8)	—	—
John David (“JD”) Alexander(8)	—	—
Stephen P. Elker(8)	—	—
Mary Lou Fiala(8)	—	—
Robert A. Bourne(3)(8)	—	—
Curtis B. McWilliams(3)(9)	11,111	1.89%
Steven D. Shackelford(3)(8)(10)	3,333	—
Kimberly J. Ledford(8)(11)	—	—
Mark D. Mullen(8)(11)	—	—
All directors and executive officers as a group	25,555	4.36%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities issuable pursuant to options, warrants and similar rights held by the respective Person or group that may be exercised within 60 days following June 30, 2010. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the Persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	This number includes 22,222 shares of common stock owned by our advisor. CFG II, Inc. owns a 62.5% managing equity interest in our advisor and Macquarie Real Estate Advisory Services LLC, an affiliate of Macquarie Capital Funds Inc., owns a 1% managing equity interest and a 36.5% non-managing equity interest. Notwithstanding the equity ownership in our advisor, Mr. Seneff and Macquarie Capital Funds Inc. each beneficially own 50% of our advisor and share equal control over our advisor through their control of their respective affiliates.

(3)	The address for each of the advisor, James M. Seneff, Jr., Robert A. Bourne, Curtis B. McWilliams and Steven D. Shackelford is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801.

(4)	Represents a 2.22% beneficial interest owned in our Company through the 50% beneficial interest in our advisor that is owned by an affiliate of CNL. Mr. Seneff indirectly owns 100% of CNL and CFG II, Inc. Does not include the 50% beneficial interest held in our Company through our advisor that is controlled by Macquarie Real Estate Advisory Services LLC.

(5)	The address for the Macquarie Group Limited is No. 1 Martin Place, Sydney NSW 2000, Australia.

(6)	The address for Matthew S. Banks is No. 1 Martin Place, Sydney NSW 2000, Australia.

(7)	This number represents a 2.22% beneficial interest owned in our Company through the 50% beneficial interest in our advisor that is owned by Macquarie Real Estate Advisory Services LLC, an affiliate of Macquarie. Macquarie indirectly owns 100% of Macquarie Real Estate Advisory Services LLC. Does not include the 50% beneficial interest held in our Company through our advisor that is controlled by Mr. Seneff.

(8)	The amount is less than 1%.

(9)	This number represents shares of common stock owned by Mr. McWilliams.

(10)	This number represents shares of common stock owned by a trust for which Mr. Shackelford is the trustee.

(11)	The address for each of Ms. Ledford and Mr. Mullen is 1 N. Wacker Drive, Suite 900, Chicago, Illinois 60606.

SELECTED FINANCIAL DATA

The following selected financial data for CNL Macquarie Global Growth Trust, Inc. (in thousands except for per share data) should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as reported in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on March 18, 2010, which is incorporated by reference herein.

	Year Ended December 31,
	2009	2008
Total assets	$364,500	$200,200
Total liabilities	164,500	200
Total stockholder’s equity	200,000	200,000

MANAGEMENT

The biographical information for Mary Lou Fiala, one of our directors, is superseded and replaces in full Ms. Fiala’s biography under the heading “MANAGEMENT” on page 94 of the prospectus.

Mary Lou Fiala. Independent Director. Ms. Fiala joined our board as an independent member in August 2009. She is also on the board of directors of Regency Centers Corporation, a publicly traded REIT specializing in developing, owning and operating grocery-anchored shopping centers located throughout the United States. Ms. Fiala has been Regency’s chief operating officer since January 1999, a director since 1997, vice chairman since 1998, and served as its president from January 1999 to February 2009. Prior to joining Regency, from March 1997 to January 1999, she served as managing director of Security Capital Global Strategic Group Incorporated, where she was responsible for the development of operating systems for the firm’s retail-related initiatives. From 1976 to 1994, Ms. Fiala held various merchandising and store operations positions with predecessors to Macy’s and Federated Department Stores. Following the 1994 merger of Macy’s East with Federated, Ms. Fiala was senior vice president and director of stores, New England until her departure in March 1997. Ms. Fiala has served as a director, and as a member of the audit and compensation committees of Build-A-Bear Workshop, Inc., since January 2005. She advises the real estate committee of Build-A-Bear Workshop, Inc. which operates stores worldwide. Since

2007, Ms. Fiala has served on the board of directors of Flat Out Crazy, LLC, which owns and operates two Asian restaurant chains. Ms. Fiala serves on the executive committee of the board of trustees for the International Council of Shopping Centers where she works with real estate companies, owners and developers worldwide. Ms. Fiala earned a bachelor of science degree from Miami University.

THE ADVISOR AND THE ADVISORY AGREEMENT

The following information supplements and updates “THE ADVISOR AND THE ADVISORY AGREEMENT — Our Advisor,” which begins on page 100 of the prospectus:

Our Advisor

Until April 9, 2010, CFG II, Inc. (the “CNL Member”), an affiliate of CNL, owned a 62.5% managing interest in CNL Macquarie Global Growth Advisors, LLC, our advisor, and CFG II Holdings, LLC, an affiliate of CNL, owned a 36.5% non-managing interest. Macquarie Real Estate Advisory Services LLC (the “Macquarie Member”), an affiliate of Macquarie Capital Funds, owned the remaining 1% managing interest, and agreed to purchase the 36.5% non-managing member interest owned by CFG II Holdings, LLC on the six-month anniversary of the initial effective date of our registration statement, subject to the satisfaction of customary closing conditions. On April 9, 2010, the Macquarie Member purchased the 36.5% non-managing equity interest from CFG II Holdings, LLC, resulting in the Macquarie Member owning a combined 37.5% equity interest.

The following information updates “THE ADVISOR AND THE ADVISORY AGREEMENT — The Advisory Agreement — Compensation to our Advisor and its Affiliates and Related Parties,” which begins on page 105 of the prospectus. Specifically, the last full bulleted paragraph on page 105 is superseded in full by the following paragraph:

•

We will pay our advisor as compensation for services rendered in connection with the selection, evaluation, structure and purchase of real properties, or Permitted Investments that are not securities, or the making of loans, an Investment Services Fee in the amount (i) with respect to (A) each real property, 1.85% of the contract purchase price of such asset or (B) each loan or Permitted Investment that is not a security, acquired directly by us or our Operating Partnership, 1.85% of the amount invested, and (ii) with respect to each real property, loan, or Permitted Investment that is not a security, acquired indirectly by us or our Operating Partnership through one or more of its affiliates or joint ventures, 1.85% of the amount of the investment multiplied by our or our Operating Partnership’s percentage equity interest in such affiliates or joint ventures. These fees will be paid to our advisor on the closing of the acquisition of such Asset. In the case of a development or construction project, upon completion of the project, our advisor will determine the actual amounts paid. To the extent the amounts actually paid vary from the budgeted amounts on which the Investment Services Fee was initially based, our advisor will pay or invoice us for 1.85% of the budget variance such that the Investment Services Fee is ultimately 1.85% of amounts expended on such development or construction project. No Investment Services Fee will be paid to our advisor in connection with the purchase by us or our Operating Partnership of securities.

The following paragraph replaces and supersedes the fourth bulleted paragraph under “THE ADVISOR AND THE ADVISORY AGREEMENT — The Advisory Agreement — Compensation to our Advisor and its Affiliates and Related Parties” commencing on page 105 of the prospectus:

•

If our advisor, an affiliate or related party provides a substantial amount of the services (as determined in good faith by a majority of our Independent Directors) in connection with the sale of one or more Assets (including the sale of all of our Assets or the sale of our Company or portion thereof), we will pay our advisor or affiliate a Disposition Fee in an amount equal to: (i) in the case of the sale of real property, the lesser of (A) one-half of the competitive real estate commission, or (B) 1% of the sales price of such real property or properties; and (ii) in the case of the sale of other Assets other than real property or securities investments, 1% of the sales price of such Asset. The total of all real estate and brokerage commissions we pay to all Persons shall not exceed the lesser of (i) a competitive real estate or brokerage commission or (ii) 6% of the gross sales price. No Disposition Fee will be paid to our advisor in connection with the sale by us or our Operating Partnership of investments that are securities; provided, however, a Disposition Fee in the form of a usual and customary brokerage fee may be paid to an affiliate or related party of our advisor if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are being sold. Any Disposition Fee paid to an affiliate or related party of the advisor in connection with the sale of securities will be included in Total Operating Expenses for purposes of calculating conformance with the 2%/25% Guidelines.

The following paragraph is added as the last bulleted paragraph under “THE ADVISORY AND THE ADVISORY AGREEMENT — The Advisory Agreement — Compensation to our Advisor and its Affiliates and Related Parties” on page 105 of the prospectus.

•

We will pay to our advisor for services rendered in connection with the refinancing of any debt obligations of the Company or our subsidiaries, a Financing Coordination Fee in the amount of 1% of the gross amount of the refinancing. Any such Financing Coordination Fee deemed to be earned by the advisor party will be paid to the advisor upon the closing of the refinancing. Such fees are included in Total Operating Expenses for purposes of calculating conformance with the 2%/25% Guidelines.

The following information updates “THE ADVISOR AND THE ADVISORY AGREEMENT — Sub-advisors,” which begins on page 110 of the prospectus. Specifically, the third full paragraph on page 110 is superseded in full by the following paragraph:

Each of our sub-advisors may assign their respective sub-advisory agreements only with the consent of our advisor. The sub-advisory agreements may not be assigned by our advisor without the consent of the sub-advisor, except for an assignment to any successor to all of our advisor’s assets, rights and obligations. Our sub-advisors may subcontract with any Person they deem qualified, including an affiliate, to perform a portion of their services without obtaining our advisor’s consent.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following information supplements the information under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,” which begins on page 116 of the prospectus.

We became obligated to reimburse our advisor and its affiliates and related parties, as applicable, for Organizational and Offering Expenses paid by them on our behalf on April 23, 2010, when we had received and accepted subscriptions for the Minimum Offering of $2.0 million of shares of common stock, and we became obligated to reimburse our advisor for such costs only to the extent they do not exceed 15% of the Gross Proceeds of our primary offering. Our advisor is obligated to reimburse us to the extent such expenses incurred by us in our primary offering exceed 15% of the Gross Proceeds of our primary offering.

As of the fiscal quarter ended June 30, 2010, the Company paid or accrued $681,860 of Organizational and Offering Expenses, which amount represents the Company’s maximum liability for Organizational and Offering Expenses as of June 30, 2010. Organizational and Offering Expenses incurred by the advisor become a liability of the Company only to the extent such Organizational and Offering Expenses do not exceed 15% of the Gross Proceeds of the primary offering. The advisor has incurred on the Company’s behalf an additional $5.4 million of costs in connection with the offering as of June 30, 2010, exceeding the 15% expense limitation. The Organizational and Offering Expenses are recorded by the Company, subject to the limitation of 15% of the Gross Proceeds, as the Gross Proceeds are received. Therefore, these costs will be deducted from future offering proceeds and reimbursed to the advisor and affiliates to the extent that the costs are within the 15% limitation.

As of June 30, 2010 and December 31, 2009, our advisor had not earned any fees.

The following paragraph replaces and supersedes the fourth paragraph under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS” on page 116 of the prospectus.

We will pay our advisor Investment Services Fees for services in the selection, evaluation, structure and purchase of properties or the amounts invested in the case of the Assets (except securities) an amount equal to 1.85% of the contract purchase price or the amount invested, as applicable, provided that we will not pay our advisor an Investment Services Fee in connection with the purchase of securities.

The following paragraph is added after the seventh paragraph under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS” on page 116 of the prospectus.

We will pay our advisor Financing Coordination Fees if our advisor provides services in connection with the refinancing of any debt obligations of the Company or our subsidiaries in an amount equal to 1% of the gross amount of such refinancing, subject to certain limitations.

The following paragraph replaces and supersedes the eighth paragraph under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS” on page 116 of the prospectus.

We will pay our advisor a Disposition Fee in an amount equal to (i) in the case of the sale of real property, the lesser of (A) one-half of a competitive real estate commission, or (B) 1% of the sales price of such property, (ii) in the case of the sale of any Asset other than real property or securities investments, 1% of the sales price of such Asset, if our advisor, its affiliates or related parties provide a substantial amount of services, as determined by our Independent Directors, in connection with the sale of one or more Assets (including a sale of all of our Assets or the sale of our Company or a portion thereof). We will not pay our advisor a Disposition Fee in connection with the sale of securities that are investments; however, a Disposition Fee in the form of a usual and customary brokerage fee may be paid to an affiliate or related party of our advisor if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are being sold. Any Disposition Fee paid to an affiliate or related party of the advisor in connection with the sale of securities will be included in our Total Operating Expenses for purposes of calculating conformance with the 2%/25% Guidelines.

SUMMARY OF AMENDED AND RESTATED REDEMPTION PLAN

The following information supersedes and replaces in full the first two paragraphs under “SUMMARY OF REDEMPTION PLAN” on page 123 of the prospectus.

Our board of directors has adopted an amended and restated Redemption Plan (the “Redemption Plan”) designed to provide our eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us prior to the Listing of our shares, if any. We will not pay any fees to our sponsors, advisor, directors or affiliates in connection with the redemption of our shares. Subject to certain restrictions discussed below, we may redeem shares, including fractional shares, from time to time, at the following prices:

(a) 92.5% of the purchase price paid per share for stockholders who have owned those shares for at least one year;

(b) 95.0% of the purchase price paid per share for stockholders who have owned those shares for at least two years;

(c) 97.5% of the purchase price paid per share for stockholders who have owned those shares for at least three years; and

(d) for stockholders who have owned those shares for at least four years, a price determined by our board of directors but in no event less than 100% of the purchase price paid per share.

During the period of any public offering, the repurchase price will not exceed the then current public offering price for our shares (other than the price at which shares are sold under our Distribution Reinvestment Plan). Shares issued as stock distributions pursuant to our stock distribution policy shall be deemed to have a purchase price equal to the then current public offering price in effect on the date such shares are issued. The holding period for shares issued as stock distributions shall commence on the date such shares are issued.

Any stockholder who has held shares for not less than one year may present for our consideration all or any portion of such shares to us for redemption at any time. A stockholder may present fewer than all of his or her shares to us for redemption; provided, however, that the minimum number of shares that must be presented for redemption must be at least 25% of his or her shares. In addition, we have the right to waive the holding periods and redemption prices set forth above and the pro rata redemption requirements described below in the event of the death, permanent disability or bankruptcy of a stockholder or other exigent circumstances. Shares that are redeemed in connection with the death, permanent disability, bankruptcy of a stockholder or other exigent circumstances will be redeemed at the lesser of the then current offering price or the price at which the investor purchased such shares while the share redemption program is in effect and sufficient funds are available. In addition, we, in our sole discretion, may redeem such shares prior to the redemption of any other shares. Further, if a stockholder submits a redemption request to the redemption agent to sell shares to us, the redemption request shall be deemed to also include a request to sell all the shares issued (or issuable as of the end of the quarter in which the redemption request was submitted) as stock distributions thereon; and, if any such shares issued as stock distributions have not been held for at least one year, we shall waive the holding period for such shares, which holding period shall be deemed to be one year for purposes of calculating the repurchase price. Except for the holding periods, redemption prices and redemption timing, any shares redeemed pursuant to the exercise of this authority will be otherwise subject to the procedures and limitations in the Redemption Plan. There is no assurance that there will be sufficient funds available for redemption or that we will exercise our discretion to redeem such shares and, accordingly, a stockholder’s shares may not be redeemed. Factors that our board of directors, in its discretion, will consider in making our determinations to redeem shares include:

•	whether such redemption impairs our capital or operations;

•	whether an emergency makes such redemption not reasonably practical;

•	whether any governmental or regulatory agency with jurisdiction over us demands such action for the protection of our stockholders;

•	whether such redemption would be unlawful; and

•	whether such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of our shares, could prevent us from qualifying as a REIT for tax purposes.

The following supersedes and replaces in full the discussion under the heading “DISTRIBUTION POLICY” on page 124 of the prospectus.

DISTRIBUTION POLICY

We make distributions to stockholders pursuant to the provisions of our articles of incorporation, which allow us to make distributions of cash or other property, which may include our own securities. Once our board of directors has commenced declaring distributions, whether in cash, our own securities or other property, or combination thereof, we intend to declare distributions daily and pay distributions to our stockholders on a quarterly basis. The type, amount, frequency or basis of distributions declared to our stockholders will be determined by our board of directors and is dependent upon a number of factors, including expected and actual net cash flow from operations or FFO for the year, our financial condition, a balanced analysis of value creation reflective of both current and expected long-term stabilized cash flows from our properties, our objective of qualifying as a REIT for U.S. federal income tax purposes, the actual operating results of each month, economic conditions, other operating trends, capital requirements and avoidance of volatility of distributions.

We are required to distribute at least 90% of our taxable income to qualify as a REIT, and maintain our REIT qualification, for tax purposes. See “Federal Income Tax Considerations — Operational Requirements — Annual Distribution Requirement.” We expect to have little, if any, cash flow from operations or FFO available for distribution until we make substantial investments. In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation. Therefore, until such time as we have sufficient cash flow from operations or FFO to fund fully the payment of distributions therefrom, some or all of our distributions may be paid from other sources, such as from cash flows generated by financing activities, a component of which includes borrowings, whether secured by our assets or unsecured, and the proceeds of this offering. We have not established any limit on the extent to which we may use borrowings or proceeds of this offering to pay distributions. Our advisor, its affiliates or related parties also may advance cash to us or waive Asset Management Fees to provide us with additional cash, although they are not required to do so. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income and cash flow earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period. See “Risk Factors — Company Related Risks.” There can be no assurance that we will be able to achieve expected cash flows necessary to pay distributions or maintain distributions at any particular level, or that distributions will increase over time.

We have and may continue to distribute our own securities in lieu of making cash distributions to stockholders. We may issue securities as stock dividends in the future.

The following information supplements the “DISTRIBUTION POLICY” section on page 124 of the prospectus.

On June 24, 2010, our board of directors authorized a daily stock distribution equal to 0.000219178 of a share of common stock on each outstanding share of common stock (which is equal to an annualized distribution rate of 0.08 of a share based on a 365 days calendar year), payable to all common stockholders of record as of the close of business on each day (the “Distribution Rate and Payment Authorization”) commencing on July 1, 2010 and ending on September 30, 2010. The Distribution Rate and Payment Authorization is authorized to continue for each calendar quarter thereafter until terminated or amended by our board.

Our board declared a stock distribution rather than a cash distribution in order to retain its cash for investment opportunities. This enables us to focus our investment strategy on commercial properties that may generate little or no cash flow initially, but have strong potential for long term capital appreciation.

Quarterly distributions will be calculated for each stockholder for each day the stockholder has been a stockholder of record in such quarter and the distribution shares will be issued and recorded in the our stockholder records on or about the 15th day of the calendar month immediately following the last day of the applicable calendar quarter. Fractional shares of common stock accruing as distributions will be rounded to the nearest hundredth when issued on the distribution date.

If a stockholder transfers all of its shares and is no longer a stockholder of the Company, the accrued but unissued stock distribution in respect of such shares through the date such transfer is recorded on our stock records will be issued to the transferee of such shares. If a stockholder transfers less than all of its shares and remains a stockholder of the Company, the accrued but unissued stock distribution in respect of the transferred shares through the day prior to the date such transfer is recorded on our stock records will be issued to the transferor and the transferee will receive the stock distribution in respect of its acquired shares from the date it acquired the shares. Transfers may take up to 30 days to be recorded on our the stock records.

The distribution of new common stock from us to the recipient stockholders will be a non-taxable distribution. Each stockholder must allocate the tax basis of their old common stock, with respect to which the new common stock was distributed, to the old common stock and the new common stock in proportion to the fair market value of each on the distribution date. For purposes of determining short or long term capital gains, the new shares of common stock will have the same holding period as the old shares of common stock with respect to which they were distributed. We urge you, as a prospective stockholder, to consult your tax advisor regarding the specific tax consequences to you of an investment in our common stock and stock distributions you receive as a result of ownership of our shares of common stock.

Our board intends to evaluate this distribution policy on a quarterly basis and reserves the right to change the per share distribution amount or otherwise amend or terminate this distribution policy.

In connection with the institution of a stock distribution policy, our board of directors approved an amendment and restatement of our Redemption Plan. See “SUMMARY OF REDEMPTION PLAN” above.

PLAN OF DISTRIBUTION

The following information supplements the “PLAN OF DISTRIBUTION — The Offering” on page 157 of the prospectus.

We commenced our initial public offering of shares of our common stock on October 20, 2009. Until our receipt and acceptance of subscriptions aggregating at least the Minimum Offering amount of $2.0 million, all subscription proceeds were placed in escrow pursuant to the terms of an escrow agreement with UMB Bank, N.A. As of April 23, 2010, we satisfied the conditions of this escrow and we accepted subscriptions for approximately 234,000 shares of our common stock received through April 23, 2010 in the aggregate amount of approximately $2.3 million, which funds we received on April 26, 2010, and we commenced operations. As a result of the satisfaction of the escrow conditions for the Minimum Offering, the form of subscription agreement was updated and is attached to this Supplement as Appendix C.

As of June 30, 2010, we had sold approximately $4.7 million for approximately 477,955 shares of our common stock, in addition to the initial capital contribution received from our advisor of $200,000 for 22,222 shares. Approximately 149,522,045 shares of our common stock remained to be sold in this offering as of June 30, 2010.

The following bulleted paragraph supersedes and replaces in full the second bulleted paragraph under PLAN OF DISTRIBUTION — Compensation Paid for Sales of Shares” on page 158 of the prospectus.

•	Internal marketing communications vehicles, such as newsletters, conference calls, interactive CD-ROMs and internal mail to promote us and this offering;

The following paragraph supersedes and replaces in full the fourth paragraph under “PLAN OF DISTRIBUTION — Subscription Procedures” on page 162 of the prospectus.

Subscriptions are effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part; however, at our election, any purchase of shares at a discount (other than shares purchased via the Distribution Reinvestment Plan) shall not be effective on any date upon which we pay any dividend or other distribution with respect to our shares. We generally admit stockholders on a daily basis; however, at our election, any purchase of shares at a discount (other than shares purchased via the Distribution Reinvestment Plan) shall not be effective on any date upon which we pay any dividend or other distribution with respect to our shares. Subscriptions will be accepted or rejected within 30 days of receipt by our transfer agent and, if rejected, all funds will be returned to the rejected subscribers within ten business days. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus. You will receive a confirmation of your purchase. If a subscriber’s check does not clear they will not be admitted as a stockholder and will not be entitled to any distributions.

The following information supersedes and replaces in full “PLAN OF DISTRIBUTION — Investments through IRA Accounts” on page 163 of the prospectus.

Investments through IRA Accounts

Community National Bank (“CNB”) has agreed to act as an IRA custodian for our stockholders who have or desire to establish with CNB an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. Such agreement is subject to change and terminable upon 90 days notice by CNB or the Company. We will pay the annual maintenance fee for the calendar year in which a subscriber first purchases our shares through an investor account with CNB unless such annual maintenance fee has already been paid by one or more third parties prior to the purchase of any shares through an investor account with CNB. Subscribers who choose CNB as IRA custodian are responsible for paying subsequent annual maintenance fees and any other fees for such accounts. Our payment of the annual maintenance fee will be treated as a purchase price adjustment and result in a lower tax basis in the shares purchased by the IRA. In some cases, the purchase price adjustment may be shared among investments purchased for the account. Subscribers who choose a different IRA custodian are responsible for paying annual maintenance fees and other fees related to such account. Further information as to these custodial services is available through our Managing Dealer or a participating broker.

We are deleting the information “PLAN OF DISTRIBUTION — Escrow Arrangement” on pages 161 - 162 of the prospectus as a result of having satisfied the escrow conditions for the Minimum Offering on April  23, 2010.

EXPERTS

The following paragraph replaces the corresponding paragraph under “EXPERTS” on page 167 of the prospectus.

The financial statements of CNL Macquarie Global Growth Trust, Inc. incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2009, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DEFINITIONS

The following definitions are added under the heading “DEFINITIONS” commencing on page 169 of the prospectus.

“CNB” means Community National Bank.

“Financing Coordination Fee” means a fee payable to our advisor for services rendered to us under the Advisory Agreement in connection with the refinancing of any debt obligations of the Company or our subsidiaries equal to 1% of the gross amount of any such refinancing. Any such Financing Coordination Fee deemed to be earned by the advisor party shall be paid upon the closing of the refinancing. Any such Financing Coordination Fee paid to our advisor in connection with the refinancing shall be included in Total Operating Expenses for purposes of calculating conformance with the 2%/25% Guidelines.

The following definitions supersede and replace in full the corresponding definitions under the heading “DEFINITIONS” commencing on page 169 of the prospectus.

“Disposition Fee” means the fee payable if our advisor or an affiliate provides a substantial amount of services (as determined in good faith by a majority of our Independent Directors) in connection with the sale of one or more Assets (including the sale of all of our Assets or the sale of our Company or a portion thereof).

“Investment Services Fee” means the fee that our advisor shall receive as compensation for services rendered in connection with the selection, evaluation, structure and purchase of real properties, or Permitted Investments that are not securities, or the making of loans that are not securities, a fee in the amount of (i) with respect to each (A) real property acquired directly by us or our Operating Partnership, 1.85% of the contract purchase price of such asset, or (B) loan or Permitted Investment that is not a security acquired or made directly by us or our Operating Partnership, 1.85% of the amount invested, and (ii) with respect to each (A) real property, acquired indirectly by us or our Operating Partnership through one or more of its affiliates or joint ventures, 1.85% of the contract purchase price of such asset multiplied by our or our Operating Partnership’s percentage equity interest in such affiliates or joint ventures, or (B) loan or Permitted Investment that is not a security acquired or made indirectly by us or our Operating Partnership through one or more of its affiliates or joint ventures, 1.85% of the amount of the investment, multiplied by our or our Operating Partnership’s percentage equity interest in such affiliates or joint ventures. Such fees shall be paid to our advisor as we or our Operating Partnership closes on the acquisition of such asset. In the case of a development or construction project, upon completion of the project, our advisor shall determine the actual amounts paid. To the extent the amounts actually paid vary from the budgeted amounts on which the Investment Services Fee was initially based, our advisor will pay or invoice the Company for 1.85% of the budget variance such that the Investment Services Fee is ultimately 1.85% of amounts expended on such development or construction project; provided, however, that no Investment Services Fee shall be paid to our advisor in connection with the purchase by us or our Operating Partnership of securities.

“Priority Return” means, as of any date, an aggregate amount equal to a 6% cumulative, non-compounded, annual return on Invested Capital, prorated for any partial year. For purposes of calculating the Priority Return for any calendar year or portion thereof, we will use the daily weighted average amount of Invested Capital for such period.

UPDATED APPENDICES

This Supplement includes updated prior performance tables for CNL and Macquarie Capital Funds or their affiliates (Appendix A and Appendix B, respectively), and a new prior performance table for another public program co-sponsored by CNL and Macquarie Capital Funds (Appendix G). Attached to this Supplement as Appendix C is the form of subscription agreement we implemented after we achieved the Minimum Offering and satisfied the escrow conditions. Also attached to this Supplement as Appendix F is the Form of Amended and Restated Redemption Plan.

ADDENDUM TO

APPENDIX A

PRIOR PERFORMANCE TABLES — CNL

THE PRIOR PERFORMANCE TABLES IN THIS ADDENDUM UPDATE AND REPLACE APPENDIX A TO THE PROSPECTUS DATED JANUARY 7, 2010.

PRIOR PERFORMANCE TABLES – CNL

The information in this Appendix A contains certain relevant summary information concerning certain prior public programs (the “CNL Prior Public Programs”) sponsored by two principals of CNL Financial Group, Inc. and their Affiliates (collectively, the “sponsor”). The CNL Prior Public Programs include CNL Restaurant Properties, Inc. and the CNL Income Funds which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, as well as CNL Hotels & Resorts, Inc. (formerly, CNL Hospitality Properties, Inc.), CNL Retirement Properties, Inc. and CNL Lifestyle Properties, Inc. (formerly CNL Income Properties, Inc.), which were formed to invest in hotel properties, retirement properties and lifestyle properties, respectively.

A summary of acquisitions by the CNL Prior Public Programs between January 1, 2007 and December 31, 2009 is set forth in Table VI, which is included in Part II of the registration statement filed with the Commission for this offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Lifestyle Properties, Inc., as well as a copy, for a reasonable fee, of the exhibits filed with such report.

The investment objectives of the CNL Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties.

Prospective investors should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables or will make investments comparable to those reflected in the tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Prospective investors should note that, by acquiring shares in the Company, they will not be acquiring any interest in any CNL Prior Public Programs.

Description of Tables

The following Tables are included herein:

Table I – Experience in Raising and Investing Funds

Table II – Compensation to Sponsor

Table III – Operating Results of Prior Programs

Table IV – Results of Completed Programs

Table V – Sales or Disposals of Properties

Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2009. The following is a brief description of the Tables:

Table I – Experience in Raising and Investing Funds

Table I presents information on a percentage basis showing the experience of the sponsor for a program in raising and investing funds for the CNL Prior Public Programs, which had offerings that became fully subscribed between January 2007 and December 2009.

The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

Past performance is not necessarily indicative of future performance.

Table II – Compensation to Sponsor

Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the sponsors of the CNL Prior Public Programs.

The Table indicates the total offering proceeds, and the portion of such offering proceeds paid or to be paid to the sponsor through December 31, 2009, in connection with each Prior Public Program which had offerings that became fully subscribed between January 2007 and December 2009. The Table also shows the amounts paid to the sponsor from cash generated from operations and from cash generated from sales or refinancing by each of these CNL Prior Public Programs on a cumulative basis through December 31, 2009. In addition, the table presents in a separate column the total offering proceeds, and the portion of such offering proceeds paid or to be paid to the sponsor through December 31, 2009, in connection with a Prior Public Program which had offerings that became fully subscribed prior to January 2007. The Table also shows the amounts paid to the sponsor from cash generated from operations and from cash generated from sales or refinancing by this Prior Public Program for the period from January 1, 2007 to December 31, 2009.

Table III – Operating Results of Prior Programs

Table III presents a summary of operating results for the period from January 1, 2007 to December 31, 2009 (to September 30, 2006 in the case of CNL Retirement Properties, Inc. and to December 31, 2006 in the case of CNL Hotels & Resorts, Inc.) of the CNL Prior Public Programs, the offerings of which became fully subscribed between January 2005 and December 2009.

The Table includes a summary of income or loss of the CNL Prior Public Programs, which are presented on the basis of generally accepted accounting principles (“GAAP”). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the CNL Prior Public Programs, as distinguished from cash generated from other sources (“special items”). The section of the Table entitled “Special Items” provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the CNL Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as stock issuance and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

Table IV – Results of Completed Programs

Table IV summarizes the results of the CNL Prior Public Programs which, during the five years ended December 31, 2009, have completed their operations and sold all of their properties. On February 25, 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc (“USRP”). The combined company changed USRP’s name to Trustreet Properties, Inc. and acquired the 18 CNL Income Funds, and the interests of the partners and stockholders of the CNL Income Funds and CNL Restaurant Properties have been liquidated. As a result, each of the CNL Income Funds and CNL Restaurant Properties became closed programs.

On October 5, 2006, CNL Retirement Properties, Inc. merged with and into a wholly owned subsidiary of HCP, Inc. and as a result became a closed program.

On April 12, 2007, CNL Hotels & Resorts, Inc. was acquired by a fund managed by Morgan Stanley Real Estate and became a closed program. In connection with such acquisition, certain assets of CNL Hotels & Resorts, Inc. were purchased by Ashford Sapphire Acquisition, LLC.

Past performance is not necessarily indicative of future performance.

FINRA Rule 2810 requires FINRA member firms selling non-traded public REIT investment programs to disclose whether prior programs offered by the program sponsor liquidated on or during the date or time period disclosed in the prospectuses for those programs. The three non-traded public REIT programs discussed above have gone full cycle and, for those programs in which the prospectus disclosed a date by which the program might be liquidated, all were liquidated prior to such projected date.

Table V – Sales or Disposals of Properties

Table V provides information regarding the sale or disposal of properties owned by the CNL Prior Public Programs during the three years ended December 31, 2009. The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

Past performance is not necessarily indicative of future performance.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (Note 1)

CNL Lifestyle Properties, Inc.
Dollar amount offered	$6,000,000,000

Dollar amount raised	(Note 2 )

100%
Less offering expenses:
Selling commissions and discounts	(6.5) to (7.0)
Organizational/offering expenses	(2.4)
Marketing support and due diligence expense reimbursement fees (includes amounts reallowed to unaffiliated entities)	(2.5) to (3.0)

(11.4) to (12.4)

Reserve for operations	—

Percent available for investment	87.6 to 88.6%

Acquisition costs:
Cash down payment	84.3 to 85.3%
Acquisition fees paid to affiliates	3.0
Acquisition expenses	0.3

Total acquisition costs	87.6 to 88.6%

Percent leveraged (mortgage financing divided by total acquisition costs)	33.7%
Date offering began	4/16/04, 4/04/06 and 4/09/08

Length of offering (in months)	24 and 24, respectively

Months to invest 90% of amount available for investment measured from date of offering	30 and 27, respectively

FOOTNOTES:

Note 1:	Percentages are of total dollar amounts raised except for “percent leveraged.”

Note 2:	Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective April 16, 2004, CNL Lifestyle Properties, Inc. (the “Lifestyle Properties REIT”) registered for sale $2 billion in shares of common stock (the “1st Offering”). The 1st Offering was terminated on March 31, 2006, after raising approximately $520.7 million. On April 4, 2006, the Lifestyle Properties REIT commenced an offering of up to $2 billion (the “2nd Offering”). The 2nd Offering closed on April 4, 2008, after raising approximately $1.5 billion. On April 9, 2008, the Lifestyle Properties REIT commenced another offering of up to $2 billion (the “3rd Offering”). As of December 31, 2009, the Lifestyle Properties REIT had received subscription proceeds of approximately $548.3 million from its 3rd Offering. In April of 2010 the Lifestyle Properties REIT extended the 3rd Offering for an additional year.

Past performance is not necessarily indicative of future performance.

TABLE II

COMPENSATION TO SPONSOR

CNL Lifestyle Properties, Inc.
(Notes 1 and 2)
Date offering commenced	4/16/04, 4/04/06 and 4/09/08
Dollar amount raised	$2,589,104,000

Amount paid to sponsor from proceeds of offering:
Selling commissions and discounts	163,852,000
Real estate commissions	—
Acquisition fees	74,138,000
Marketing support and due diligence expenses reimbursement fees (includes amounts reallowed to unaffiliated entities)	68,843,000
Reimbursable offering costs	42,854,000

Total amount paid to sponsor	349,687,000

Dollar amount of cash generated from operations before deducting payments to sponsor:
2009 (Note 3)	107,845,000
2008	144,954,000
2007	134,504,000
2006	52,153,000
2005	8,520,000
2004	1,337,000
2003	—
2002	—
2001	—
2000	—
1999	—
1998	—
1997	—
Amount paid to sponsor from operations:
Asset management fees
2009	25,075,000
2008	21,937,000
2007	14,804,000
2006	5,356,000
2005	2,559,000
2004	—
2003	—
2002	—
2001	—
2000	—
1999	—
1998	—
1997	—

Past performance is not necessarily indicative of future performance.

CNL Lifestyle Properties, Inc.
(Notes 1 and 2)
Reimbursements
2009	9,616,000
2008	4,235,000
2007	2,488,000
2006	1,504,000
2005	1,345,000
2004	582,000
2003	—
2002	—
2001	—
2000	—
1999	—
1998	—
1997	—
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	12,000,000
Notes	10,000,000
Amount paid to sponsors from property sales and refinancing:
Real estate commissions	—
Incentive fees	—
Other (Note 2)	25,351,000

FOOTNOTES:

Note 1:	The amounts shown represent the combined results of the Lifestyle Properties REIT’s 1st Offering and 2nd Offering, which closed on March 31, 2006 and April 4, 2008, respectively, and the 3rd Offering which was in progress as of December 31, 2009.

Note 2:	In connection with the Lifestyle Properties REIT’s offerings, the advisor is entitled to receive acquisition fees paid on gross proceeds of the offerings and acquisition fees for services related to obtaining permanent financing that are used to acquire properties. For the years ended December 31, 2009, 2008, 2007, 2006, 2005 and 2004, approximately $2.6 million, $5.5 million, $8.6 million, $3.2 million, $4.9 million and $0.5 million, respectively, represents acquisition fees equal to 3.0% of the loan proceeds from permanent financing.

Note 3:	Upon the adoption of a new accounting standard in 2009, acquisition fees paid to the sponsor were required to be expensed and reduced cash from operations by $10,754,000 in 2009.

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

CNL HOTELS & RESORTS, INC.

	2004 (Notes 1 and 2)	2005 (Notes 1 and 2)	2006 (Notes 1 and 2)
Gross revenue	$943,945,000	$1,216,789,000	$1,540,528,000
Profit on sale of properties	645,000	67,321,000	153,523,000
Interest and other income	2,512,000	4,077,000	4,234,000
Less: Operating expenses	(733,534,000)	(968,458,000)	(1,172,484,000)
Interest expense and loan cost amortization	(140,876,000)	(180,369,000)	(220,632,000)
Depreciation and amortization	(126,689,000)	(162,926,000)	(204,642,000)
Equity in earnings (loss) of unconsolidated entities	(18,469,000)	32,775,000	6,600,000
Minority interests	(2,978,000)	(5,190,000)	(6,361,000)
Benefit (Expense) from income taxes	(27,429,000)	2,979,000	(621,000)
Income from discontinued operations	33,654,000	8,689,000	10,980,000
Net income (loss) – GAAP basis	(87,113,000)	6,900,000	(3,335,000)
Taxable income
- from operations (Note 6)	1,145,000	31,821,000	27,669,000

- from gain (loss) on sales	9,883,000	93,936,000	161,414,000

Cash generated from operations (Notes 3 and 4)	213,741,000	169,813,000	213,578,000
Cash generated from sales	16,810,000	595,300,000	229,193,000
Cash generated from refinancing		—	—
Less: Cash distributions to investors
- from operating cash flow	(213,741,000)	(168,132,000)	—
- from sale of properties	—	—	(154,704,000)
- from return of capital (Note 7)	(4,602,000)	—	—

Cash generated (deficiency) after cash distributions	12,208,000	596,981,000	288,067,000
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	658,578,000	43,481,000	37,745,000
Proceeds from mortgage loans and other notes payable	1,922,508,000	400,000,000	2,215,000,000
Distributions to holders of minority interest, net of contributions	(13,213,000)	(33,418,000)	(5,935,000)
Stock issuance costs (refunds)	(59,430,000)	2,497,000	(1,185,000)
Acquisition of land, buildings and equipment	(118,213,000)	(108,559,000)	(159,669,000)
Acquisition of KSL in 2004 and Grande Lakes in 2005 and 2006	(1,426,309,000)	(15,000,000)	(735,613,000)
Investment in unconsolidated subsidiaries and acquisition of JV interests	(2,192,000)	—	(72,580,000)
Deposit on property and other investments	—	(1,725,000)	—
Distribution from unconsolidated entity related to sales proceeds	—	47,529,000	—
Sale of investment in equity securities	28,295,000	—	—
Decrease (Increase) in restricted cash	(37,778,000)	8,062,000	29,940,000
Proceeds of borrowing on line of credit	(24,073,000)	—	108,000,000
Payment on mortgage loans and line of credit	(802,812,000)	(903,980,000)	(1,617,154,000)
Proceeds (Payment) of other notes	(63,593,000)	—	4,892,000
Payment of loan costs	(43,979,000)	(8,004,000)	(15,516,000)
Payment of capital lease obligation	(1,823,000)	(772,000)	(805,000)
Proceeds (Payment) to sell (acquire) cash flow hedges	(4,899,000)	(3,020,000)	1,005,000
Increase in intangibles and other assets	(37,655,000)	(400,000)	—
Retirement of shares of common stock	(24,636,000)	(43,336,000)	(31,745,000)
Payment of due to related parties – operating expenses	—	—	(10,998,000)

Cash generated (deficiency) after cash distributions and special items	(39,016,000)	(19,664,000)	33,449,000

Past performance is not necessarily indicative of future performance.

	2004 (Notes 1 and 2)	2005 (Notes 1 and 2)	2006 (Notes 1 and 2)
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 8)
- from operations (Note 6)	—	10	9

- from recapture	—	—	—

Capital gain (loss)	3	31	53

Cash distributions to Investors
Source (on GAAP basis)
- from investment income	—	2	50
- from return of capital (Note 7)	74	53	—

Total distributions on GAAP basis (Note 8)	74	55	50

Source (on cash basis)
- from sales	—	—	50
- from operations	72	55	—
- from return of capital (Note 7)	2	––	—

Total distributions on cash basis (Note 8)	74	55	50

Total cash distributions as a percentage of original $1,000 investment (Note 5)	7.45%	5.50%	5.00%
Total cumulative cash distributions per $1,000 investment from inception (June 12, 1996)	494	549	599
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program)	100%	100%	100%

FOOTNOTES:

Note 1:	CNL Hotels & Resorts, Inc. (the “Hotels & Resorts REIT”) offered securities for sale in five public offerings since 1997. Of the funds raised as of December 31, 2006, $74,307,514 were pursuant to its reinvestment plan.

Note 2:	The amounts shown represent the combined results of the Initial Offering, the 1999 Offering, the 2000 Offering, 2002 Offering and the 2003 Offering. All years presented have been rounded to thousands and reflect the reverse stock split which occurred on August 2, 2004.

Note 3:	Cash generated from operations includes cash received from hotel operations and dividend, interest and other income, less cash paid for operating expenses.

Note 4:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Hotels & Resorts REIT.

Note 5:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 6:	Taxable income presented is before the dividends paid deduction.

Note 7:	Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders’ invested capital.

Note 8:	Tax and distribution data and total distributions on a GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

CNL RETIREMENT PROPERTIES, INC.

	2004 (Note 5)	2005 (Note 2)	2006 (Note 2)
Gross revenue	$259,818,000	$381,074,000	$322,662,000
Profit (Loss) on sale of properties	—	—	(620,000)
Interest and other income	4,771,000	2,970,000	1,533,000
Equity in earnings of unconsolidated entity	178,000	227,000	328,000
Less: Operating expenses	(39,964,000)	(66,335,000)	(65,270,000)
Interest and loan cost amortization expense	(42,783,000)	(76,171,000)	(71,164,000)
Provision for doubtful accounts	(3,900,000)	(3,082,000)	(8,326,000)
Depreciation and amortization	(62,512,000)	(98,446,000)	(84,260,000)
Minority interests in income of consolidated subsidiaries	(93,000)	(706,000)	(414,000)
Income (Loss) from discontinued operations	2,403,000	(3,950,000)	(352,000)

Net income – GAAP basis	117,918,000	135,581,000	94,117,000

Taxable income
- from operations (Note 6)	56,155,000	81,871,000	48,922,000

- from gain on sales	—	—	1,298,080,000

Cash generated from operations (Notes 3 and 4)	139,573,000	188,309,000	153,175,000
Cash generated from sales	—	—	2,629,000
Cash generated from refinancing	—	—	—
Less: Cash distributions to investors
- from operating cash flow	(139,573,000)	(175,958,000)	(139,344,000)
- from cash flow from prior period	(4,842,000)	—	—
- from return of capital (Note 7)	(2,723,000)	—	—

Cash generated (deficiency) after cash distributions	(7,565,000)	12,351,000	16,460,000
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	880,268,000	215,397,000	103,183,000
Stock issuance costs	(89,039,000)	(17,254,000)	(9,688,000)
Acquisition of land, building and equipment on operating leases	(921,698,000)	(371,026,000)	(253,426,000)
Investment in direct financing leases	(50,230,000)	(278,000)	(300,000)
Investment in lease intangibles	(50,064,000)	(15,044,000)	(15,415,000)
DASCO acquisition	(204,441,000)	—	—
Investment in notes receivable	—	(16,000,000)	(24,500,000)
Contributions from minority interests	997,000	3,093,000	3,286,000
Distributions to minority interests	(45,000)	(459,000)	(871,000)
Payment of acquisition fees and costs	(73,124,000)	(20,575,000)	(7,439,000)
Payment of deferred leasing costs	(864,000)	(1,039,000)	(2,745,000)
Increase (Decrease) in restricted cash	(9,448,000)	6,082,000	(1,745,000)
Proceeds from borrowings on line of credit	—	115,000,000	141,000,000
Repayments of line of credit	—	(60,000,000)	—
Proceeds from borrowings on mortgages payable	315,045,000	305,485,000	136,520,000
Principal payments on mortgages payable	(28,964,000)	(66,219,000)	(31,727,000)
Proceeds from construction loans payable	73,618,000	63,367,000	26,032,000
Repayments of construction loans payable	—	(1,315,000)	(128,149,000)
Proceeds from term loan	60,000,000	—	—
Repayment of term loan	—	(60,000,000)	—
Proceeds from issuance of bonds payable	12,063,000	12,622,000	13,280,000
Retirement of bonds payable	(7,736,000)	(9,057,000)	(6,786,000)
Payment of loan costs	(10,149,000)	(11,707,000)	(1,954,000)
Refund of loan costs	—	—	2,774,000
Retirement of shares of common stock	(3,933,000)	(40,303,000)	(16,315,000)

Cash generated (deficiency) after cash distributions and special items	(115,309,000)	43,121,000	(58,525,000)

Past performance is not necessarily indicative of future performance.

	2004 (Note 5)	2005 (Note 2)	2006 (Note 2)
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (Note 8)
- from operations (Note 6)	27	33	18

- from recapture	—	—	—

Capital gain	—	—	481

Cash distributions to investors
Source (on GAAP basis)
- from investment income	56	55	53
- from return of capital (Note 7)	14	16	—

Total distributions on GAAP basis (Note 8)	70	71	53

Source (on cash basis)
- from operations (Note 3)	66	71	53
- from cash flow from prior period	2	—	—
- from return of capital (Note 7)	2	—	—

Total distributions on cash basis (Note 8)	70	71	53

Total cash distributions as a percentage of original $1,000 investment (Note 5)	7.1%	7.1%	5.3%

Total cumulative cash distributions per $1,000 investment from inception (December 22, 1997)	336	407	460
Amount (in percentage terms) remaining invested in program properties at the end of each year presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program)	100%	100%	100%

FOOTNOTES:

Note 1:	CNL Retirement Properties, Inc. (the “Retirement Properties REIT”) offered securities for sale in five public offerings since 1998. Of the funds raised as of March 26, 2006, $125,358,803 was raised pursuant to its reinvestment plan.

Note 2:	The amounts shown represent the combined results of the initial offering, the 2000 offering, the 2002 offering, the 2003 offering and the 2004 offering. Information for 2006 represents partial year data through the date the company was acquired by HCP, Inc.

Note 3:	Cash generated from operations includes cash received from tenants, interest and other income, less cash paid for operating expenses.

Note 4:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Retirement Properties REIT.

Note 5:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 6:	Taxable income presented is before the dividends paid deduction.

Note 7:	Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders’ invested capital.

Note 8:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

CNL LIFESTYLE PROPERTIES, INC.

	2007 (Note 1)	2008 (Note 1)	2009 (Note 1)
Gross revenue	$139,422,000	$210,415,000	$253,271,000
Profit on sale of properties	—	4,470,000	—
Interest and other income	11,132,000	5,718,000	2,676,000
Equity in earnings of unconsolidated entities	3,738,000	3,020,000	5,630,000
Less: Operating expenses	(40,823,000)	(54,688,000)	(116,219,000)
Depreciation and amortization	(63,938,000)	(98,149,000)	(124,040,000)
Interest expense and loan cost amortization	(14,175,000)	(32,076,000)	(40,638,000)
Income (loss) from discontinued operations	169,000	(2,074,000)	—

Net income (loss) – GAAP basis	35,525,000	36,636,000	(19,320,000)

Taxable income (loss)
- from operations (Note 5)	14,021,000	(6,167,000)	(Note 5)

- from gain (loss) on sales	—	—	—

Cash generated from operations (Note 2)	117,212,000	118,782,000	62,400,000
Cash generated from sales	—	12,000,000	—
Cash generated from refinancing	—	—	—
Less: Cash distributions to investors, net of reinvestments
- from operating cash flow	(50,218,000)	(67,561,000)	(62,400,000)
- from sales, refinancings and borrowings	—	—	—
- from cash flow from prior period	—	—	(21,435,000)

Cash generated (deficiency) after cash distributions	66,994,000	63,221,000	(21,435,000)
Special items (not including sales of real estate and refinancing):
Acquisition of properties	(1,129,451,000)	(167,529,000)	(42,000,000)
Capital expenditures	(24,467,000)	(116,205,000)	(62,320,000)
Investments in unconsolidated entities	(92,000)	(1,394,000)	(16,229,000)
Acquisition of partnership interest	—	—	(2,382,000)
Distribution of loan proceeds from unconsolidated entities	—	—	—
Deposit on properties	(1,925,000)	—	(1,022,000)
Acquisition fees and costs paid	(38,416,000)	(19,105,000)	(867,000)
Proceeds from disposal of assets	—	69,000	560,000
Repayment of mortgage loans receivable	—	—	18,388,000
Payment of additional carrying costs for mortgage loans receivable	—	(3,656,000)	(7,599,000)
Issuance of mortgage loans receivable	(22,000,000)	(68,584,000)	(28,881,000)
Short term investments	—	—	—
(Increase) decrease in restricted cash	(5,036,000)	(4,789,000)	468,000
Subscriptions received from stockholders, net of reinvestments	711,390,000	326,198,000	222,685,000
Redemption of common stock	(6,244,000)	(33,730,000)	(76,958,000)
Effect of exchange rate fluctuation on cash	196,000	193,000	99,000
Proceeds from mortgage loans and other notes payable	289,145,000	159,403,000	37,855,000
Stock issuance costs	(84,894,000)	(37,910,000)	(26,940,000)
Principal payment on capital lease obligations	(94,000)	(42,000)	(4,852,000)
Principal payment on mortgage loans	(3,521,000)	(19,378,000)	(10,856,000)
Net borrowings (repayments) on line of credit	(3,000,000)	100,000,000	(517,000)
Payment of loan costs and deposits	(9,670,000)	(2,339,000)	(3,123,000)

Cash generated (deficiency) after cash distributions and special items	(261,085,000)	174,423,000	(25,926,000)

Past performance is not necessarily indicative of future performance.

	2007 (Note 1)	2008 (Note 1)	2009 (Note 1)
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 4)
Federal income tax results:
Ordinary income (loss)
- from operations (Note 5)	9	(3)	(Note 5)

- from recapture	—	—	(Note 5)

Capital gain (loss)	—	—	(Note 5)

Cash distribution to investors
Source (on GAAP basis)
- from investment income	22	17	65
- from return of capital (Note 3)	37	44	—

Total distributions on GAAP basis (Note 6)	59	61	65

Source (on cash basis)
- from sales	—	—	—
- from refinancing and borrowings	—	—	31
- from operations (Note 2)	59	56	26
- from cash flow from prior period	—	5	8

Total distributions on cash basis (Note 6)	59	61	65

Total cash distributions as a percentage of original $1,000 investment (Note 4)	6.00%	6.15%	6.58%
Total cumulative cash distributions per $1,000 investment from inception (August 11, 2003)	193	254	319
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, dividend by original total acquisition cost of all properties in program)	100%	100%	100%

FOOTNOTES:

Note 1:

The Lifestyle Properties REIT’s 1st Offering commenced on April 16, 2004 and was terminated on March 31, 2006. The 2nd Offering commenced on April 4, 2006 and closed on April 4, 2008. The 3rd Offering commenced on April 9, 2008, and as of December 31, 2009, was not fully subscribed. The offering price and other provisions of the 2nd and 3rd Offerings are substantially consistent with the 1st Offering.

Note 2:	Cash generated from operations includes rental income from operating leases and interest income on mortgages and other notes receivables less cash paid for operating expenses. The amounts shown agree to cash provided by operating activities per the statement of cash flows included in the consolidated financial statements of the Lifestyle Properties REIT.

Note 3:	Cash distributions presented above represents the amount of cash distributions in excess of cash generated from operating cash flow. Cash generated from operations includes net income on a GAAP basis less depreciation and amortization expenses, operating expenses and income from certain non-cash items.

Note 4:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 5:	Taxable income (loss) presented is before the dividends paid deduction. Certain items such as taxable income (loss), ordinary income (loss) and capital gain (loss) are pending the completion of the tax return and, therefore, not available at this time.

Note 6:	Tax and distribution data and total distributions on a GAAP basis were computed based on the total actual distributions declared including amounts reinvested and weighted average shares outstanding during each period presented.

Past performance is not necessarily indicative of future performance.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

Program Name	CNL Restaurant Properties Inc. (Note 2)
Dollar Amount Raised	$747,464,413
Number of Properties Purchased	1,366
Date of Closing of Offering	1/20/1999
Date of First Sale of Property	4/21/1997
Date of Final Sale of Property	2/24/2005
Tax and Distribution Data per $1000 investment (Note 1)
Federal Income Tax Results:
Ordinary Income (loss)
- from operations	382
- from recapture	—
Capital Gain (loss)	—
Deferred Gain
Capital	—
Ordinary	—
Cash Distributions to Investors
Source (on GAAP basis)
- Investment Income	340
- Return of Capital	362
Source (on cash basis)
- Sales	—
- Refinancing	—
- Operations	563
- Reserves	139
Receivable on Net Purchase Money Financing	—

FOOTNOTES:

Note 1:	Through December 31, 2004.

Note 2:	During the period January 1, 2005 through February 24, 2005, for every $1,000 investment, every investor of CNL Restaurant Properties, Inc. received common and preferred shares with an aggregate market value of $870.07 and received a pro rated final distribution of $12.66.

Past performance is not necessarily indicative of future performance.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (Note 1)

Program Name	CNL Income Fund I	CNL Income Fund II	CNL Income Fund III	CNL Income Fund IV	CNL Income Fund V	CNL Income Fund VI	CNL Income Fund VII	CNL Income Fund VIII	CNL Income Fund IX
Dollar amount raised	$ 15,000,000	$ 25,000,000	$ 25,000,000	$ 30,000,000	$ 25,000,000	$ 35,000,000	$ 30,000,000	$ 35,000,000	$ 35,000,000
Number of properties purchased, directly or indirectly	22 fast-food restaurants	50 fast-food restaurants	40 fast-food restaurants	47 fast-food or family-style restaurants	36 fast-food or family-style restaurants	67 fast-food or family-style restaurants	59 fast-food or family-style restaurants	55 fast-food or family-style restaurants	55 fast-food or family-style restaurants
Date of closing of offering	31-Dec-86	21-Aug-87	20-Apr-88	30-Dec-88	7-Jun-89	22-Jan-90	1-Aug-90	7-Mar-91	6-Sep-91
Date of first sale of property	12-Jun-92	21-Jul-93	10-Jan-97	27-Apr-94	25-Aug-95	24-May-94	19-May-92	31-Jul-95	12-Dec-96
Date of final sale of property	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05
Tax and distribution data per $1,000 invested through February 24, 2005:
Federal income tax results
From gains (losses) on sale	132	63	(2)	21	23	39	11	19	(6)
From operations	1,004	1,186	1,037	1,011	903	1,109	1,116	1,165	957
Cash distributions to Investors
Source (on a GAAP basis)
- investment income	1,245	1,360	1,136	1,115	1,026	1,526	1,346	1,333	1,020
- return of capital	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000
Source (on a cash basis)
- sales	438	281	242	218	313	12	4	—	29
- refinancing	—	—	—	—	—	—	—	—	—
- operations	1,391	1,430	1,326	1,321	1,168	1,363	1,316	1,310	1,184
- other (Note 2):	26	44	31	14	20	2	—	—	—
- from sales of partnership interests (Note 3)	390	605	537	562	525	1,149	1,026	1,023	807
Receivable on net purchase money financing	—	—	—	—	—	—	—	—	—
Cash distributions to investors prior to sale of partnership interest	1,855	1,755	1,599	1,533	1,501	1,377	1,320	1,310	1,213
Cash received upon sale of partnership interest	322	500	443	464	433	897	847	845	666
Market value of preferred stock received upon sale of partnership interest	68	105	94	98	92	282	179	178	141

Past performance is not necessarily indicative of future performance.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (Note 1)

Program Name	CNL Income Fund X	CNL Income Fund XI	CNL Income Fund XII	CNL Income Fund XIII	CNL Income Fund XIV	CNL Income Fund XV	CNL Income Fund XVI	CNL Income Fund XVII	CNL Income Fund XVIII
Dollar amount raised	$40,000,000	$40,000,000	$45,000,000	$40,000,000	$45,000,000	$40,000,000	$45,000,000	$30,000,000	$35,000,000
Number of properties purchased, directly or indirectly	60 fast-food or family-style restaurants	50 fast-food or family-style restaurants	58 fast-food or family-style restaurants	54 fast-food or family-style restaurants	72 fast-food or family-style restaurants	63 fast-food or family-style restaurants	56 fast-food or family-style restaurants	39 fast-food, family-style or casual dining restaurants	30 fast-food, family-style or casual dining restaurants
Date of closing offer	18-Mar-92	28-Sep-92	15-Mar-93	26-Aug-93	22-Feb-94	1-Sep-94	12-Jun-95	19-Sep-96	6-Feb-98
Date of first sale of property	11-Aug-95	7-Nov-96	10-Apr-96	24-Apr-95	1-Mar-95	1-Mar-95	24-Apr-96	2-Dec-99	6-Dec-99
Date of final sale of property	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05
Tax and distribution data per $1,000 invested through February 24, 2005:
Federal income tax results
From gains (losses) on sale	14	53	41	21	36	14	(39)	(30)	(56)
From operations	946	956	871	814	765	744	641	514	423
Cash distributions to investors
Source (on a GAAP basis)
- investment income	1,041	1,108	1,045	937	971	845	761	660	489
- return of capital	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000
Source (on a cash basis)
- sales	22	—	—	—	5	—	23	49	79
- refinancing	—	—	—	—	—	—	—	—	—
- operations	1,145	1,098	1,020	965	899	844	759	637	483
- other (Note 2)	3	1	1	1	—	—	9	3	45
- from sales of partnership interests (Note 3)	871	1,009	1,024	971	1,067	1,001	970	971	882
Receivable on net purchase money financing	—	—	—	—	—	—	—	—	—
Tax and distribution data per $1,000:
Cash distributions to investors prior to sale of partnership interest	1,170	1,099	1,021	966	904	844	791	689	607
Cash received upon sale of partnership interest	720	833	846	802	881	827	801	719	729
Market value of preferred stock upon sale of partnership interest	151	176	178	169	186	174	169	252	153

FOOTNOTES:

Note 1:	On February 24, 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc. (USRP). The combined company changed USRP’s name to Trustreet Properties, Inc., and acquired the 18 CNL Income Funds. As a result, each of the CNL Income Funds and CNL Restaurant Properties, Inc. became closed programs.

Note 2:	Includes distributions on a cash basis from general partner loans, additional general partners contributions, and returns of capital (other than from the sale of the partnership interest).

Note 3:	Includes cash distributions and preferred stock distributions.

Past performance is not necessarily indicative of future performance.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

Program Name	CNL Hotels & Resorts, Inc. (Note 2)
Dollar Amount Raised	$3,066,534,832
Number of Properties Purchased, Directly or Indirectly	137
Date of Closing of Offering	03/12/2004
Date of First Sale of Property	07/10/2003
Date of Final Sale of Property	04/12/2007
Tax and Distribution Data per $1000 investment (Note 1)
Federal Income Tax Results:
Ordinary Income (loss)
- from operations	197
- from recapture	—
Capital Gain (loss)	87
Deferred Gain
Capital	—
Ordinary	—
Cash Distributions to Investors
Source (on GAAP basis)
- Investment Income	194
- Capital Gain	50
- Return of Capital	355
Source (on cash basis)
- Sales	—
- Refinancing	—
- Operations	586
- Cash flow from prior period	—
- Return of Capital	13
Receivable on Net Purchase Money Financing	—

FOOTNOTES

Note 1:	Through December 31, 2006.

Note 2:	On April 12, 2007, CNL Hotel & Resorts, Inc. merged with and into a wholly owned subsidiary of MS Resort Holdings, LLC at which time, for every $1,000 investment, every investor of CNL Hotels & Resorts, Inc. received total cash of $1,025.

Past performance is not necessarily indicative of future performance.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

Program Name	CNL Retirement Properties, Inc. (Note 2)
Dollar Amount Raised	$2,701,312,000
Number of Properties Purchased, Directly or Indirectly	280
Date of Closing of Offering	03/26/2006
Date of First Sale of Property	03/09/2006
Date of Final Sale of Property	10/05/2006
Tax and Distribution Data per $1000 investment (Note 1)
Federal Income Tax Results:
Ordinary Income (loss)
- from operations	301
- from recapture	—
Capital Gain (loss)	—
Deferred Gain
Capital	—
Ordinary	—
Cash Distributions to Investors
Source (on GAAP basis)
- Investment Income	330
- Return of Capital	130
Source (on cash basis)
- Sales	—
- Refinancing	—
- Operations	456
- Cash flow from prior period	2
- Return of Capital	2
Receivable on Net Purchase Money Financing	—

FOOTNOTES

Note 1:	Through September 30, 2006.

Note 2:	On October 5, 2006, CNL Retirement Properties, Inc. merged with and into a wholly owned subsidiary of HCP, Inc. at which time, for every $1,000 investment, every investor of CNL Retirement Properties, Inc. received a cash payment of $1,112.93 and 8.65 shares of HCP common stock.

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments						Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (Note 1)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program		Adjustments resulting from application of GAAP	Total	Original mortgage financing	Total acquisition cost, capital improvements closing and soft costs	Total
CNL Lifestyle Properties, Inc.:
Talega Golf Club – San Clemente, CA	10/16/2006	12/12/2008	3,200,000	8,800,000	10,000,000	(2)	—	22,000,000	—	18,515,000	18,515,000	2,461,000

FOOTNOTES:

(1)	Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.
(2)	Interest is payable monthly at 9%. The mortgage note balance is payable in full in December of 2009 unless the purchaser elects to exercise an option to extend the maturity date by two one-year periods in exchange for the payment of a 1% extension fee.

Past performance is not necessarily indicative of future performance.

ADDENDUM TO

APPENDIX B

PRIOR PERFORMANCE TABLES — MACQUARIE CAPITAL FUNDS

THE PRIOR PERFORMANCE TABLES IN THIS ADDENDUM UPDATE AND REPLACE APPENDIX B TO THE PROSPECTUS DATED JANUARY 7, 2010.

PRIOR PERFORMANCE TABLES—MACQUARIE CAPITAL FUNDS

The information in this Appendix B contains certain relevant information concerning the prior performance of certain prior public programs (the “Macquarie Prior Public Programs”) sponsored by Macquarie Capital Funds and its affiliates. Macquarie Prior Public Programs selected for inclusion in Appendix B were based on the respective programs’ investment objectives and Macquarie Capital Funds’ and its affiliates’ overall management role and control over these objectives. As stated in the Prior Performance Summary, these Macquarie Prior Public Programs are Charter Hall Retail REIT1, Charter Hall Office REIT1, EDT Retail Trust2, Starhill Global REIT3, Macquarie Central Office CR REIT, and Macquarie ProLogis Trust.

•

Charter Hall Retail REIT is a REIT listed on the Australian Securities Exchange (ASX code: CQR) which invests primarily in premier grocery anchored shopping centers in Australia, Europe, New Zealand, and the United States. Effective March 1, 2010, Macquarie CountryWide Trust has been renamed Charter Hall Retail REIT. The sale of the majority of Macquarie’s Australian core real estate funds management platform to Charter Hall Group, including the management businesses of Macquarie CountryWide Trust, has been substantially completed.

•

Charter Hall Office REIT is a REIT listed on the Australian Securities Exchange (ASX code: CQO) that invests predominantly in high-grade office buildings in major business districts in Australia, Europe, Japan, and the United States. Effective March 1, 2010, Macquarie Office Trust has been renamed Charter Hall Office REIT. The sale of the majority of Macquarie’s Australian core real estate funds management platform to Charter Hall Group, including the management businesses of Macquarie Office Trust, has been substantially completed.

•

EDT Retail Trust is a REIT listed on the Australian Securities Exchange (ASX code: EDT) that invests predominantly in premium U.S. shopping centers that focuses on the value and convenience retail sector. On June 18, 2010, Macquarie sold its 50% interest in Macquarie DDR Trust’s (“MDT”) responsible entity to EPN GP, LLC. As a part of this transaction, Macquarie will provide transitional services related to the management and administration of the trust until December 2010. Following the transaction, MDT has been renamed EDT Retail Trust.

•

Starhill Global REIT is listed on the Singapore Exchange investing in premium retail and office properties in China, Japan, and Singapore. Effective December 31, 2008, Macquarie PRIME REIT has been renamed Starhill Global REIT. On December 31, 2008, Macquarie completed the sale of its approximate 26% holding in Macquarie PRIME REIT, as well as its 50% interest in the holding company of Macquarie PRIME REIT’s manager and property manager to YTL Corporation Berhad.

•

Macquarie ProLogis Trust was a REIT listed on the Australian Securities Exchange (ASX: MPR) that invested in high quality industrial property in the United States and Mexico. Macquarie ProLogis Trust was managed through a joint venture with ProLogis. The program delisted in July 2007, and was acquired by ProLogis. Details of this completed program are presented in Table IV.

•

Macquarie Central Office CR REIT, or “MCO REIT”, was listed on the Korea Exchange and invested in a premium office building in Korea. On August 13, 2009, MCO REIT disposed of its sole asset, and on October 9, 2009, MCO REIT was delisted from the Korea Exchange and was subsequently liquidated. Details of this completed program are presented in Table IV.

All Macquarie Prior Public Programs described above have the main objective of investing solely in real estate and real estate-related assets and are managed in whole or in part by Macquarie Capital Funds and its affiliates, which has significant control over the investment objectives of the Macquarie Prior Public Programs.

[1]	Effective March 1, 2010, Macquarie Office Trust and Macquarie CountryWide Trust have been renamed Charter Hall Office REIT and Charter Hall Retail REIT, respectively. The sale of the majority of Macquarie’s Australian core real estate funds management platform to Charter Hall Group, including the management businesses of Macquarie Office Trust and Macquarie CountryWide Trust, has been substantially completed.

[2]

On June 18, 2010, Macquarie sold its 50% interest in Macquarie DDR Trust’s (“MDT”) responsible entity to EPN GP, LLC. As a part of this transaction, Macquarie will provide transitional services related to the management and administration of the trust until December 2010. Following the transaction, MDT has been renamed EDT Retail Trust.

[3]	Effective December 31, 2008, Macquarie PRIME REIT has been renamed Starhill Global REIT. On December 31, 2008, Macquarie completed the sale of its approximate 26% holding in Macquarie PRIME REIT, as well as its 50% interest in the holding company of Macquarie PRIME REIT’s manager and property manager to YTL Corporation Berhad.

A more detailed description of the acquisitions by the Macquarie Prior Public Programs is set forth in Part II of the registration statement filed with the Commission for this offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent annual reports filed with the ASX by Charter Hall Retail REIT, Charter Hall Office REIT, EDT Retail Trust, and Macquarie ProLogis Trust; filed with the Singapore Exchange by Starhill Global REIT; or filed with the Korea Exchange by Macquarie Central Office CR REIT.

Stockholders should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables or will make investments comparable to those reflected in the tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Stockholders should note that, by acquiring shares in the Company, they will not be acquiring any interest in any Macquarie Prior Public Programs.

Description of Tables

The following tables are included herein:

Table I –	Experience in Raising and Investing Funds
Table II –	Compensation to Sponsor
Table III –	Operating Results of Prior Programs
Table IV –	Results of Completed Programs
Table V –	Sales or Disposals of Properties

Unless otherwise indicated in the Tables, all information contained in these tables is as of fiscal year ending June 30, 2009 and where noted, prior three or five year data is presented as of this date. Additionally, unless otherwise stated all monetary figures are presented in Australian currency. All financial reporting has been in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), unless otherwise indicated. Where information has been reported under Singapore or Korean standards no material adjustments to IFRS have been deemed necessary.

Table I: Experience in Raising and Investing Funds

Table I presents information on a percentage basis reflecting the experience of Macquarie Capital Funds’ and affiliates’ ability to raise and invest funds. Three Macquarie Prior Public Programs have had capital raisings that have closed in the previous three fiscal years: Charter Hall Retail REIT3, Charter Hall Office REIT3, and Starhill Global REIT.4 In addition to capital raisings offered to the public, Table I includes capital raised through institutional placements, unit purchase plans and dividend reinvestment plans. An institutional placement is a capital raise that is only offered to institutional investors. A unit purchase plan is a capital raise that is only offered to existing investors and allows those existing investors to purchase additional shares without incurring brokerage or transaction costs.

The table reflects the total dollar amount offered and raised by each program. Additionally, the table reflects the date and length of offerings as well as offering expenses, reserve for operations, acquisition costs, and amount leveraged, all on a percentage basis.

Table II: Compensation to Sponsor

Table II presents information on an Australian dollar basis, unless otherwise indicated, regarding total fees paid to Macquarie Capital Funds and affiliates from four Macquarie Prior Public Programs, the offerings of which have closed in the previous three fiscal years.

[3]	Effective March 1, 2010, Macquarie Office Trust and Macquarie CountryWide Trust have been renamed Charter Hall Office REIT and Charter Hall Retail REIT, respectively. The sale of the majority of Macquarie’s Australian core real estate funds management platform to Charter Hall Group, including the management businesses of Macquarie Office Trust and Macquarie CountryWide Trust, has been substantially completed.

[4]	Effective December 31, 2008, Macquarie PRIME REIT has been renamed Stahill Global REIT. On December 31, 2008, Macquarie completed the sale of its approximate 26% holding in Macquarie PRIME REIT, as well as its 50% interest in the holding company of Macquarie PRIME REIT’s manager and property manager to YTL Corporation Berhad.

Table III: Operating Results of Prior Programs

Table III presents a summary of operating results for four Macquarie Prior Public Programs sponsored by Macquarie Capital Funds and affiliates that have had offerings which have closed within the most recent five fiscal years. The information presents a summary of each program’s income or loss for the previous three fiscal years, which is presented on the basis of IFRS as issued by IASB, unless otherwise indicated. Macquarie Central Office CR REIT (“MCO REIT”) reports its financial statements under Korean accounting standards and Starhill Global REIT reports its financials under Singapore accounting standards. No material adjustments from Korean and Singapore Accounting Standards to IFRS have been deemed necessary. The table also includes cash generated from operations, sales, and refinancings and cash generated after distributions. Additionally, the table provides a summary of tax and distribution data per A$1,000 invested, unless otherwise indicated.

Table IV: Results of Completed Programs

Table IV presents the results of the Macquarie Prior Public Programs that have completed operations within the most recent five years.

Macquarie ProLogis Trust was traded on the Australian Securities Exchange until July 2007. The assets were sold to ProLogis. This table presents a summary of information for this program over the life of the program regarding: capital raised, number of properties acquired, closing of program, and tax and distribution data per A$1000 invested.

On August 13, 2009, MCO REIT disposed of its sole asset. On October 9, 2009, MCO REIT was delisted from the Korea Exchange and was subsequently liquidated.

Effective December 31, 2008, Macquarie PRIME REIT has been renamed Starhill Global REIT. On December 31, 2008, Macquarie completed the sale of its approximate 26% holding in Macquarie PRIME REIT, as well as its 50% interest in the holding company of Macquarie PRIME REIT’s manager and property manager to YTL Corporation Berhad. Starhill Global REIT is not included in Table IV as Macquarie’s sale was only that of a management interest. As such, prior performance information for Starhill Global REIT through December 31, 2007 can be found in Tables I, II, III and Part II of the registration statement filed with the Commission for this offering.

Effective March 1, 2010, Macquarie Office Trust and Macquarie CountryWide Trust have been renamed Charter Hall Office REIT and Charter Hall Retail REIT, respectively. The sale of the majority of Macquarie’s Australian core real estate funds management platform to Charter Hall Group, including the management businesses of Macquarie Office Trust and Macquarie CountryWide Trust, has been substantially completed. Charter Hall Office REIT and Charter Hall Retail REIT are not included in Table IV as Macquarie’s sale was only that of a management interest. As such, prior performance information for Charter Hall Office REIT and Charter Hall Retail REIT through June 30, 2009 can be found in Tables I, II, III, V and Part II of the registration statement filed with the Commission for this offering.

On June 18, 2010, Macquarie sold its 50% interest in Macquarie DDR Trust’s (“MDT”) responsible entity to EPN GP, LLC. As a part of this transaction, Macquarie will provide transitional services related to the management and administration of the trust until December 2010. Following the transaction, MDT has been renamed EDT Retail Trust. EDT Retail Trust is not included in Table IV as Macquarie’s sale was only that of a management interest. As such, prior performance information for EDT Retail Trust through June 30, 2009 can be found in Tables II, III, V and Part II of the registration statement filed with the Commission for this offering.

Table V: Sales or Disposals of Properties

Table V presents a summary of all properties owned by a Macquarie Prior Public Program that were sold in the previous three fiscal years. The table includes the selling price of the property, the cost of the property, the date acquired and date of sale.

TABLE I(1)

EXPERIENCE IN RAISING & INVESTING FUNDS

(all amounts presented in Australian dollars (A$), unless otherwise stated)

	Charter Hall Retail REIT(2)		Charter Hall Office REIT(2)		Starhill Global REIT(16),(17),(18)
Dollar amount offered
Public & Institutional Offering	120,000,001		508,447,181		924,140,000	(19)
Unit Purchase Plan (“UPP”)	138,093,757		153,390,000		—
Distribution Reinvestment Plan (“DRP”)	453,974,933	(3)	282,287,139	(3)	—

Total	712,068,691		944,124,321		924,140,000

Dollar amount raised (100%) ($m)
Public & Institutional Offering	120,000,001		508,447,181		924,140,000
UPP	26,730,034		9,461,952		—
DRP	164,532,449	(3)	101,111,111	(3)	—

Total	311,262,484		619,020,244		924,140,000

Less offering expenses:
Selling fees & commissions	0.60%		3.49%		3.37%
Organization & offering expenses	0.02%		0.39%		—
Marketing support & due diligence expenses	0.00%		0.00%		—
Secondary units	0.93%		0.00%		—

Total	1.55%	(4)	3.88%	(11)	3.37%

Percent available for investment	98.45%		96.12%		96.63%

Repayment of borrowings	—		78.28%	(12)	—

Capital expenditures, including development cost	50.91%	(5)	16.33%	(5)	—

Acquisition costs:
Cash down payment	40.06%		0.18%		96.54%
Acquisition fees	6.82%		0.23%		0.09%
Acquisition expenses	0.66%		1.10%		—

Total acquisition cost	47.54%	(6),(7)	1.51%	(7),(13)	96.63%

Percent leverage (mortgage financing divided by total acquisition cost)	76.82%	(8)	0.00%	(14)	33.05%

Date offering began
Public & Institutional Offering	04/18/07		12/12/08		09/13/05
UPP	04/23/07		06/29/07		N/A
DRP	Refer Note	(9)	Refer Note	(9)	N/A

Length of offering (in months)
Public & Institutional Offering	—	(10)	2		1
UPP	2		1		N/A
DRP	Refer Note	(9)	Refer Note	(9)	N/A

Months to invest 90% of amount available for investment (measured from beginning of offering)
Public & Institutional Offering	2		Refer Note	(15)	1
UPP	2		—		N/A
DRP	Refer Note	(9)	Refer Note	(9)	N/A

FOOTNOTES:

1	EDT Retail Trust (“EDT”) was omitted from Table I, as EDT only raised funds through DRP issuances over the previous three fiscal years. Total amount raised over this time was approximately A$15,535,000 with associated offering expenses of approximately A$28,000. These funds were not used for acquisitions, but for capital expenditures on existing assets. On June 18, 2010, Macquarie sold its 50% interest in Macquarie DDR Trust’s (“MDT”) responsible entity to EPN GP, LLC. As a part of this transaction, Macquarie will provide transitional services related to the management and administration of the trust until December 2010. Following the transaction, MDT has been renamed EDT Retail Trust.

2	Information presented in accordance with IFRS. Effective March 1, 2010, Macquarie Office Trust and Macquarie CountryWide Trust have been renamed Charter Hall Office REIT and Charter Hall Retail REIT, respectively. The sale of the majority of Macquarie’s Australian core real estate funds management platform to Charter Hall Group, including the management businesses of Macquarie Office Trust and Macquarie CountryWide Trust, has been substantially completed.

3	Under the DRP, unit holders can elect to receive distributions as either cash or additional units. As this is offered to all unit holders, the amounts offered equal the total distributions payable to all unit holders for applicable distributions in the period.

4	Represents percentage of total funds raised, including DRP, that were applied to total offering expenses. Total offering expenses related to non-DRP issuances represents 3.27% of non-DRP funds raised.

5	Represents percentage of total funds raised, including DRP, that were applied to capital expenditures, including development costs. These expenditures were funded via DRP proceeds.

6	Represents percentage of total funds raised, including DRP, that were applied to acquisition costs. Of the total funds raised, 50.91% was applied to capital expenditures, including development costs. Of the remaining 49.09% of total funds raised, 96.84% was applied to total acquisition costs.
7	Acquisition costs refer only to properties purchased with funds raised, including DRP, during the previous three fiscal year periods. Because the fund already existed, other properties will have been purchased in the past three years from existing capital, debt, and/or operating income from the fund. The additional acquisitions are reflected in Part II of the registration statement.

8	Includes acquisitions undertaken directly by Charter Hall Retail REIT and its controlled entities. Excludes capital expenditure and acquisitions undertaken by U.S. joint venture entities which were funded by joint venture operating income and debt.

9	Unit holders of the Trust can make an election to receive future distributions as additional units under the DRP at any time during the year. To be effective for a particular distribution, the election must be made prior to the relevant ex-dividend date relating to that distribution.

10	Charter Hall Retail REIT completed a capital raise in April 2007 raising A$120 million. The capital raise was fully underwritten by Macquarie Equity Capital Markets, Merrill Lynch and Morgan Stanley.

11	Represents percentage of total funds raised, including DRP, that were applied to total offering expenses. The total offering expenses related to non-DRP issuances represents 1.13% of non-DRP funds raised.

12	Represents percentage of total funds raised, including DRP, that were utilized towards the repayment of borrowings.

13	Represents percentage of total funds raised, including DRP, that were applied to acquisition costs. Of the total funds raised, 78.28% was applied towards the repayment of borrowings and 16.33% was applied to capital expenditures, including development costs. Of the remaining 5.39% of total funds raised, 28.91% was applied to total acquisition costs.

14	Properties were purchased utilizing a multi-currency syndicated facility and are not individually encumbered to a fixed amount.

15	Charter Hall Office REIT completed a capital raise in January 2009. The proceeds of this capital raise were utilized towards the repayment of borrowings.

16	Information presented in accordance with Singapore accounting standards. No material adjustments to IFRS deemed necessary.

17	Effective December 31, 2008, Macquarie PRIME REIT was renamed Starhill Global REIT. On December 31, 2008, Macquarie completed the sale of its approximate 26% holding in Macquarie PRIME REIT, as well as its 50% interest in the holding company of Macquarie PRIME REIT’s manager and property manager to YTL Corporation Berhad. As such, prior performance information for Starhill Global REIT is presented for periods through December 31, 2007.

18	Fiscal year end for Starhill Global REIT is December 31; therefore, information presented is as of December 31, 2007.

19	Amount presented in Singapore dollars (“SGD”).

TABLE II

COMPENSATION TO SPONSOR

(all amounts presented in Australian dollars (A$)1, unless otherwise stated)

									Other Programs(10)
Type of Compensation	Charter Hall Retail REIT (2)		Charter Hall Office REIT (2)		EDT Retail Trust (5)		Starhill Global REIT (7),(8),(9)		Macquarie ProLogis Trust	MCO CR REIT (11)
Date offering commenced	07/01/06		07/01/06		07/01/06		09/13/05		DRP 07/01/2006

Dollar amount raised	311,262,484		619,200,000		15,535,000	(6)	924,140,000		7,900,000	—

Amount paid to sponsor from proceeds of offering:
Underwriting fees	960,044		14,019,000		—		6,902,808		—	—
Acquisition and due diligence fees	3,783,006		—		—		4,215,525		—	—
Placement and brokerage fee	—		—		—		6,222,125		—	—

Total	4,743,050	(3)	14,019,000	(3)	—		17,340,458	(3)	—	—

Dollar amount of cash generated from operations before deducting payments to sponsor	591,723,402		653,951,830		303,170,603		175,213,500		117,174,526	57,117,187,755

Amount paid to sponsor from operations:
Management fees	26,445,000		57,835,000		16,881,500		11,852,000		4,793,500	24,862,530,755
Accounting services	1,560,000		2,235,000		545,000		—		185,000	—
Other acquisition, due diligence and consultancy services	4,697,159		7,195,830		75,271		903,000		54,247	—
Leasing and tenant negotiations	3,978,045		4,811,000		—		691,000		—	—
Project and contract management services	—		1,856,000		—		—		—	—
Property management services	6,082,878		252,000		—		—		—	—
Reimbursements to property manager	—		—		—		1,089,500		—	—
Property financial management fees	—		370,000		—		—		—	—
Development services	4,139,671		3,085,000		—		—		—	—
Valuation services	208,308		—		45,820		—		—	—
Debt placement fee	—		2,250,000		1,088,617		—		298,059	—
Advisory services	—		—		—		—		—	—
Other administrative support	12,341		62,000		7,395		—		10,720	—

	47,123,402	(3)	79,951,830	(3)	18,643,603	(3)	14,535,500	(3)	5,341,526	24,862,530,755

Dollar amount of property sales and refinancing before deducting payments to sponsor	766,200,000	(4)	1,115,000,000	(4)	—		—		—	310,000,000,000

Amount paid to sponsor from property sales and refinancing:
Disposal and due diligence fees	5,655,515		2,433,000		—		—		—	35,124,844,922

FOOTNOTES:

1	Certain payments were made in US$. For the purpose of this table, these amounts were converted to A$ using the yearly average foreign exchange rate.

2	Effective March 1, 2010, Macquarie Office Trust and Macquarie CountryWide Trust have been renamed Charter Hall Office REIT and Charter Hall Retail REIT, respectively. The sale of the majority of Macquarie’s Australian core real estate funds management platform to Charter Hall Group, including the management businesses of Macquarie Office Trust and Macquarie CountryWide Trust, has been substantially completed.

3	Amount includes fees paid to Macquarie, Macquarie subsidiaries and related parties. Where amount was paid to a Macquarie joint venture, the amount included in this table represents Macquarie’s applicable share.

4	Property dispositions include sales of assets purchased prior to closings listed in previous three fiscal years, which reflects a greater dollar amount of dispositions than proceeds from offerings

5	On June 18, 2010, Macquarie sold its 50% interest in Macquarie DDR Trust’s (“MDT”) responsible entity to EPN GP, LLC. As a part of this transaction, Macquarie will provide transitional services related to the management and administration of the trust until December 2010. Following the transaction, MDT has been renamed EDT Retail Trust.

6	Information only relates to DRP issuances, which were the only form of capital raised by EDT Retail Trust in the previous three fiscal years. See note 1 in Table I for more details.

7	Fiscal year for Starhill Global REIT is December 31; therefore information presented for this REIT is as of December 31, 2007.

8	Amounts presented in Singapore dollars (“SGD”).

9	Effective December 31, 2008, Macquarie PRIME REIT was renamed Starhill Global REIT. On December 31, 2008, Macquarie completed the sale of its approximate 26% holding in Macquarie PRIME REIT, as well as its 50% interest in the holding company of Macquarie PRIME REIT’s manager and property manager to YTL Corporation Berhad.

10	Other Programs presented in the table above include the only other Macquarie Prior Public Programs who made payments to Macquarie in the previous three fiscal years. This column presents payments made to Macquarie during the previous three fiscal years by Macquarie ProLogis Trust (“MPR”) and Macquarie Central Office CR REIT (“MCO REIT”), both of which are completed programs. Further details of MPR and MCO REIT are presented in Table IV.

11	Amounts presented in South-Korean Won.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(all amounts presented in Australian dollars (A$), unless otherwise stated)

	Charter Hall Retail REIT[1,2]			Charter Hall Office REIT[1,2]			EDT Retail Trust[1,4]						Starhill Global REIT[6,7,8]			MCO CR REIT[10,11,12]
	06/30/07	06/30/08	06/30/09	06/30/07	06/30/08	06/30/09	06/30/07		06/30/08		06/30/09		12/31/05	12/31/06	12/31/07	06/30/07	06/30/08	06/30/09
	$000’s	$000’s	$000’s	$000’s	$000’s	$000’s	$000’s		$000’s		$000’s		SGD$000’s	SGD$000’s	SGD$000’s	KRW$000’s	KRW$000’s	KRW$000’s
Gross Revenue	125,608	182,139	206,500	206,200	300,300	348,800	256,509		226,156		254,647		25,209	89,876	102,959	22,797,499	25,219,005	26,259,028
Profit/(loss) on sale of properties	13,300	900	(29,300)	14,400	46,600	(138,000)	—		—		(7,904)		—	—	—	—	—	—
Interest Income	—	—	—	—	—	—	1,013		795		439		78	344	222	670,041	703,105	814,506
Less: Operating expenses, net of other income	(41,638)	(64,744)	(75,730)	(88,100)	(120,400)	(137,000)	(89,502)		(84,026)		(101,866)		(6,002)	(30,325)	(37,323)	(6,439,852)	(7,576,055)	(8,474,128)
Interest expense	(35,896)	(66,894)	(64,330)	(69,300)	(120,100)	(124,700)	(82,986)		(70,501)		(83,962)		(3,893)	(13,483)	(16,448)	(5,191,836)	(5,206,060)	(7,104,749)
Depreciation	—	—	—	—	—	—	—		—		—		—	—	—	(1,258,718)	(1,316,481)	(1,331,909)
Net (losses)/gains from derivative financial instruments	201,524	162,274	(253,800)	202,100	139,200	(335,500)	9,394		1,174		(37,807)		—	—	(7,983)	—	—	—
Valuation (losses)/gains on investment properties	112,707	(94,515)	(927,400)	300,900	(11,100)	(784,300)	146,442		(140,696)		(781,482)		23,126	171,000	448,870	—	—	—
Share of profits and valuation (losses)/gains from investment in joint venture entities	194,889	(51,209)	(447,800)	547,000	142,500	(408,500)	—		—		—		—	—	—	—	—	—
Net foreign exchange (losses)/gains	—	—	—	—	—	—	21,635		29,703		(35,533)		—	—	—	—	—	—
Impairment of goodwill	—	—	—	—	(200,800)	—	—		—		—		—	—	—	—	—	—
Tax benefit/(expense)	(77,220)	32,439	156,800	(145,500)	32,500	206,400	(77,250)		29,196		177,112		—	—	(3,188)	—	—	—

Net Income/(loss)	493,274	100,390	(1,435,060)	967,700	208,700	(1,372,800)	185,255		(8,199)		(616,356)		38,518	217,412	487,109	10,577,134	11,823,514	10,162,748

Taxable Income[3]
— from operations	109,885	113,829	67,484	95,449	140,566	79,912	48,969		47,212		—		14,911	69,805	73,044	—	—	—
— from gain on sale	23,688	2,213	17,189	19,375	30,544	33,797	—		—		—		—	—	—	—	—	—

Cash generated from operations	147,600	202,500	194,500	171,000	204,500	198,500	81,375		173,021		30,131		18,916	66,204	75,558	13,494,573	14,141,758	23,358,707
Cash generated from sales	100,400	127,100	392,400	187,700	326,100	327,600	—		—		—		—	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—	—	—		—		—		—	—	—	—	—	—

Cash generated from operations, sales and refinancing	248,000	329,600	586,900	358,700	530,600	526,100	81,375		173,021		30,131		18,916	66,204	75,558	13,494,573	14,141,758	23,358,707

Less: Cash distributions to investors
— from operating cash flow	(145,100)	(133,300)	(108,800)	(171,000)	(169,800)	(137,600)	(81,375	)(5)	(89,462	)(5)	(14,357	)(5)	—	(55,799)	(56,799)	(9,928,943)	(11,011,384)	(12,943,800)
— from sales and refinancing	—	—	—	—	—	—	—		—		—		—	—	—	—	—	—
— from other	—	—	—	(6,600)	—	—	(1,199)		—		—		—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	102,900	196,300	478,100	181,100	360,800	388,500	(1,199)		83,559		15,774		18,916	10,405	18,759	3,565,630	3,130,374	10,414,907

Less: Special items (not including sales and refinancing)
Equity raising (net of costs)	145,200	—	—	(100)	9,400	484,600	(17)		—		(11)		891,447	1,539	—	—	—	—
Payments for investment in joint venture	(32,800)	(144,100)	(24,400)	(500)	(100)	(34,100)	(65)		(135)		(16,218)		—	—	—	—	—	—
Payments for acquisition of subsidiaries	—	—	—	—	—	—	—		—		—		—	—	(59,859)	—	—	—
Payments for investment properties	(99,400)	(664,600)	(37,800)	(317,800)	(889,400)	(43,200)	—		—		—		(1,270,810)	(2,956)	(181,481)	(551,400)	(2,907,600)	(951,800)
Payments for property under construction	—	—	—	(31,500)	(4,200)	(2,200)	—		—		—		—	—	—	—	—	—
Payments for investment in unit trust	—	—	—	(2,300)	(4,300)	(5,000)	—		—		—		—	—	—	—	—	—
Proceeds/repayments of borrowings	163,700	343,800	(361,200)	198,300	697,900	(622,600)	(304)		(85,348)		304		385,926	(14,345)	245,119	—	—	16,660,060
Loans to joint venture entities	—	—	—	(17,000)	(94,700)	—	—		—		—		—	—	—	—	—	—
Investment/divestment of financial instruments	—	—	—	—	—	—	—		—		—		—	—	—	(551,358)	793,612	(33,523,005)

Cash generated (deficiency) after cash distributions and special items	279,600	(268,600)	54,700	10,200	75,400	166,000	(1,585)		(1,924)		(151)		25,479	(5,357)	22,538	2,462,872	1,016,386	(7,399,838)

	Charter Hall Retail REIT[1,2]			Charter Hall Office REIT[1,2]			EDT Retail Trust[1,4]			Starhill Global REIT[6,7],8					MCO CR REIT[10,11,12]
	06/30/07	06/30/08	06/30/09	06/30/07	06/30/08	06/30/09	06/30/07	06/30/08	06/30/09	12/31/05	12/31/06		12/31/07		06/30/07		06/30/08		06/30/09
	$000’s	$000’s	$000’s	$000’s	$000’s	$000’s	$000’s	$000’s	$000’s	SGD$000’s	SGD$000’s		SGD$000’s		KRW$000’s		KRW$000’s		KRW$000’s
Tax and Distribution Data Per A$1000 Invested, unless otherwise indicated
Federal Income Tax Results:
Ordinary income (loss)
— from operations	41.60	38.00	37.30	33.72	49.55	36.95	40.66	46.78	7.46	—	62.11	(9)	60.56	(9)	650.63	(13)	721.56	(13)	972.69	(13)
— from recapture	—	—	—	—	—	—	—	—	—	—	—		—		—		—		—
Capital gain (loss)	8.96	0.74	9.50	6.84	10.77	15.63	—	—	—	—	—		2.32	(9)	—		—		—
Deferred tax	24.68	28.66	8.09	38.11	19.91	0.50	47.22	48.43	7.73	—	—		—		—		—		—
Cash Distributions to Investors
Source (on net income basis)
— from investment income	75.24	67.40	54.89	78.67	80.23	53.08	87.88	95.21	15.19	—	62.11	(9)	62.88	(9)	650.63	(13)	721.56	(13)	972.69	(13)
— from return of capital	—	—	—	—	—	—	—	—	—	—	—		—		—		—		—

Total distributions on net income basis	75.24	67.40	54.89	78.67	80.23	53.08	87.88	95.21	15.19	—	62.11		62.88		650.63		721.56		972.69

Source (on cash basis)
— from operations	75.24	67.40	54.89	75.75	80.23	53.08	86.60	95.21	15.19	—	62.11	(9)	62.88	(9)	650.63	(13)	721.56	(13)	972.69	(13)
— from sales	—	—	—	2.92	—	—	—	—	—	—	—		—		—		—		—
— from borrowings	—	—	—	—	—	—	—	—	—	—	—		—		—		—		—
— from other	—	—	—	—	—	—	1.28	—	—	—	—		—		—		—		—

Total distributions on cash basis	75.24	67.40	54.89	78.67	80.23	53.08	87.88	95.21	15.19	—	62.11		62.88		650.63		721.56		972.69

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program).			80%			86%			95%				100%						100%

FOOTNOTES:

1	Information presented in accordance with IFRS.
2	Effective March 1, 2010, Macquarie Office Trust and Macquarie CountryWide Trust have been renamed Charter Hall Office REIT and Charter Hall Retail REIT, respectively. The sale of the majority of Macquarie’s Australian core real estate funds management platform to Charter Hall Group, including the management businesses of Macquarie Office Trust and Macquarie CountryWide Trust, has been substantially completed.
3	Taxable income is presented after the dividends paid deduction.
4	On June 18, 2010, Macquarie sold its 50% interest in Macquarie DDR Trust’s (“MDT”) responsible entity to EPN GP, LLC. As a part of this transaction, Macquarie will provide transitional services related to the management and administration of the trust until December 2010. Following the transaction, MDT has been renamed EDT Retail Trust.
5	Cash from Operations derived from amount declared from joint venture as a dividend. In 2008 a special dividend of A$83,120 was declared to move a loan from head trust. This was sourced from additional borrowings in the joint venture.
6	Amounts presented in Singapore Dollar (“SGD”).
7	Information presented in accordance with Singapore accounting standards. No material adjustments to IFRS noted.
8	Effective December 31, 2008, Macquarie PRIME REIT was renamed Starhill Global REIT. On December 31, 2008, Macquarie completed the sale of its approximate 26% holding in Macquarie PRIME REIT, as well as its 50% interest in the holding company of Macquarie PRIME REIT’s manager and property manager to YTL Corporation Berhad. As such, prior performance information for Starhill Global REIT is presented for periods through December 31, 2007.
9	Tax and Distribution data is presented based upon SGD1,000 invested.
10	Amounts presented in South-Korean Won.
11	MCO CR REIT was listed on the Korea Exchange January 8, 2004 and Korean fiscal years are 6 months ending June 30 and December 31. Amounts shown reflect yearly data of July 1-June 30 for each year. On August 13, 2009, MCO REIT disposed of its sole asset, and on October 9, 2009, MCO REIT was delisted from the Korea Exchange. MCO REIT is currently being liquidated.
12	Information presented in accordance with Korean accounting standards. No material adjustments to IFRS noted.
13	Tax and Distribution data is presented based upon KRW5,000 invested, as shares were issued at KRW 5,000 at par value per share.

TABLE IV

Results of Completed Programs

(all amounts presented in Australian dollars (A$), unless otherwise stated)

Program Name	Macquarie ProLogis Trust
Dollar Amount Raised (inc DRP)
Gross (1)	913,183,000
Costs	(24,942,000)

Net	888,241,000

Number of Properties Purchased, Directly or Indirectly	140
Date of Closing of Offering (2)	7/16/2007
Date of First Sale of Property	12/29/2005
Date of Final Sale of Property (3)	9/18/2006
Tax and Distribution Data Per A$1000 Investment
Federal Income Tax Results:
Ordinary income (loss) —from operations	1,633.33
Capital Gain (loss) (4)	—
Deferred tax	217.79
Cash Distributions to Investors
Source (on IFRS basis)
—Investment income	456.07
— Special distribution upon redemption of shares	1,395.05
Source (on cash basis)
—Sales	—
—Refinancing	—
—Operations	456.07
— Special distribution upon redemption of shares	1,395.05
Receivable on Net Purchase Money Financing	—

FOOTNOTES:

1	Includes capital raised via Dividend Reinvestment Plan (“DRP”) issuances in the amount of A$197.2 million.
2	In July 2007, Macquarie ProLogis Trust was delisted and the fund was acquired by ProLogis, who was Macquarie Capital Funds’ joint venture partner as sponsor of the fund.
3	Macquarie ProLogis Trust sold two properties while Macquarie Capital Funds or its affiliates were a sponsor of the fund. The last property was sold on September 18, 2006.
4	No capital gains were realized. Capital gains tax was deferred as sales proceeds were utilized for new asset purchases.

TABLE IV

Results of Completed Programs

All Amounts presented in Korean Won (KRW), unless otherwise stated

Program Name	MCO CR REIT
Dollar Amount Raised	76,303,000,000
Number of Properties Purchased	1
Date of Closing of Offering (1)	10/9/2009
Date of First Sale of Property (2)	8/13/2009
Date of Final Sale of Property (2)	8/13/2009
Tax and Distribution Data Per KRW 5,000 Invested (3)
Federal Income Tax Results:
Ordinary income (loss)—from operations	10,617
Capital gain (loss)	—
Deferred tax	—
Cash Distributions to Investors Per KRW 5,000 Invested (3)
Source (per Korean accounting standards)
—Investment income	10,617
—Return of Capital	3,605
Source (on cash basis)
—Sales	10,490
—Refinancing	—
—Operations	3,732

FOOTNOTES:

1	On October 9, 2009, MCO REIT was delisted from the Korea Exchange.
2	On August 13, 2009, MCO REIT disposed of its sole asset.
3	Tax and Distribution data is presented based upon KRW 5,000 invested, as shares were issued at KRW 5,000 par value per share.

TABLE V

Sales or Disposals of Properties(1)

All amounts (‘000s)

				Selling Price, Net of Closing Costs and IFRS Adjustments					Cost of Properties Including Closing & Soft Costs
Property	Date Acquired	Date of Sale	Currency	Cash Received Net of Closing Costs	Mortgage Balance at time of Sale	Purchase Money Mortgage Taken Back by program	Adjustments Taken from Application of IFRS	Total	Original Mortgage Financing	Total Acquisition cost, capital improvements, Closing costs and soft costs	Total	Excess (Deficiency) of property operating cash receipts over cash expenditures
Charter Hall Retail REIT (2)(3)

Bent Tree Plaza	12/15/03	01/14/09	US$	3,689.8	5,730.0	-	-	9,419.8	4,297.5	5,626.5	9,924.1	3,258.4

Peachland Promenade	09/01/05	01/14/09	US$	5,777.5	2,545.0	-	-	8,322.5	1,908.8	8,167.0	10,075.8	1,928.0

Rosewood Shopping Center	06/26/03	01/14/09	US$	3,505.3	1,927.0	-	-	5,432.3	1,445.3	4,664.3	6,109.6	1,906.0

Southgate Village	06/26/03	01/14/09	US$	3,877.8	4,600.0	-	-	8,477.8	3,450.0	5,563.9	9,013.9	3,163.6

Thomas Crossroads	11/01/04	01/14/09	US$	2,719.9	5,100.0	-	-	7,819.9	3,825.0	9,825.9	13,650.9	2,489.1

Rose Creek	10/01/04	01/14/09	US$	4,746.9	2,025.5	-	-	6,772.5	1,519.2	8,257.7	9,776.9	1,868.1

James Center	11/25/02	01/14/09	US$	20,033.9	1,255.4	-	-	21,289.3	941.6	19,762.5	20,704.1	8,652.9

Brookville	06/30/01	03/19/09	US$	5,705.3	-	-	-	5,705.3	-	4,996.0	4,996.0	3,275.3

Cheyenne Meadows	11/25/02	03/25/09	US$	4,292.8	4,890.0	-	-	9,182.8	3,667.5	5,680.1	9,347.6	4,426.9

Centerplace of Greeley	12/17/04	03/25/09	US$	1,268.5	17,175.0	-	-	18,443.5	12,881.3	13,935.9	26,817.2	6,415.1

Garden Village	09/25/02	03/25/09	US$	4,758.5	9,915.0	-	-	14,673.5	7,436.3	10,630.1	18,066.4	7,820.4

Coweta	10/01/04	03/26/09	US$	1,008.9	3,831.0	-	-	4,839.9	2,873.3	5,627.5	8,500.8	1,998.6

Silverlake	01/25/02	03/27/09	US$	4,265.3	4,750.0	-	-	9,015.3	3,562.5	6,406.9	9,969.4	5,103.5

Bear Creek Village Center	03/01/05	04/29/09	US$	1,755.7	15,065.0	-	-	16,820.7	11,298.8	10,890.7	22,189.5	5,270.0

Buckhead Crossing	10/01/04	04/29/09	US$	2,035.1	33,215.0	-	-	35,250.1	24,911.3	21,305.0	46,216.3	11,814.6

Campus Marketplace	09/25/02	04/29/09	US$	12,126.7	19,215.0	-	-	31,341.7	14,411.3	17,119.8	31,531.0	14,720.0

Fairview Market	10/15/04	04/29/09	US$	2,176.1	2,748.9	-	-	4,925.0	2,061.7	5,207.6	7,269.3	1,722.8

Heritage Plaza	02/01/05	04/29/09	US$	(266.6)	15,242.5	-	-	14,975.9	11,431.9	16,134.3	27,566.2	4,766.0

Merchants Crossing	07/06/06	04/29/09	US$	2,445.0	12,007.3	-	-	14,452.3	9,005.5	16,403.2	25,408.7	3,534.4

				Selling Price, Net of Closing Costs and IFRS Adjustments						Cost of Properties Including Closing & Soft Costs
Property	Date Acquired	Date of Sale	Currency	Cash Received Net of Closing Costs	Mortgage Balance at time of Sale		Purchase Money Mortgage Taken Back by program	Adjustments Taken from Application of IFRS	Total	Original Mortgage Financing		Total Acquisition cost, capital improvements, Closing costs and soft costs	Total	Excess (Deficiency) of property operating cash receipts over cash expenditures

Palm Harbor Shopping Village	12/15/03	04/29/09	US$	64.6	12,100.0		-	-	12,164.6	9,075.0		10,104.3	19,179.3	7,000.4

Seaford, SA	06/23/04	10/01/08	A$	72,000.0	-	(4)	-	-	72,000.0	-	(4)	72,605.1	72,605.1	13,782.6

Gatton Target	06/21/04	11/06/08	A$	2,260.0	-	(4)	-	-	2,260.0	-	(4)	2,235.6	2,235.6	679.0

Ascot	12/21/01	12/01/08	A$	10,960.0	-	(4)	-	-	10,960.0	-	(4)	11,395.4	11,395.4	5,376.8

Mooloolaba	12/01/99	12/05/08	A$	13,000.0	-	(4)	-	-	13,000.0	-	(4)	9,459.7	9,459.7	7,538.4

South Preston	11/15/95	12/19/08	A$	10,260.0	-	(4)	-	-	10,260.0	-	(4)	6,808.5	6,808.5	8,928.1

Plympton	12/09/96	12/19/08	A$	4,300.0	-	(4)	-	-	4,300.0	-	(4)	3,998.7	3,998.7	2,965.9

Horsham	11/15/95	12/23/08	A$	8,200.0	-	(4)	-	-	8,200.0	-	(4)	4,542.1	4,542.1	5,931.8

Jerrabombera (land parcel)	09/27/02	12/23/08	A$	40.0	-	(4)	-	-	40.0	-	(4)	-	-	-

Launceston	02/01/99	01/14/09	A$	6,600.0	-	(4)	-	-	6,600.0	-	(4)	6,002.8	6,002.8	3,336.6

Camden	06/03/03	03/24/09	A$	16,200.0	-	(4)	-	-	16,200.0	-	(4)	17,830.9	17,830.9	7,770.3

Coorparoo	12/09/96	03/26/09	A$	13,020.0	-	(4)	-	-	13,020.0	-	(4)	8,997.9	8,997.9	8,680.5

Redcliffe	12/09/96	04/08/09	A$	4,250.0	-	(4)	-	-	4,250.0	-	(4)	1,943.9	1,943.9	2,880.0

Sandy Bay	12/09/96	04/17/09	A$	7,090.0	-	(4)	-	-	7,090.0	-	(4)	4,389.6	4,389.6	4,719.1

Monbulk	11/15/95	04/27/09	A$	8,386.9	-	(4)	-	-	8,386.9	-	(4)	3,085.2	3,085.2	6,160.8

Nambour Central	04/14/97	04/30/09	A$	3,800.0	-	(4)	-	-	3,800.0	-	(4)	5,584.7	5,584.7	4,450.6

Nambour Plaza	07/31/96	04/30/09	A$	51,050.0	-	(4)	-	-	51,050.0	-	(4)	45,389.9	45,389.9	27,902.6

Logan	03/31/04	05/12/09	A$	7,600.0	-	(4)	-	-	7,600.0	-	(4)	7,763.5	7,763.5	3,538.0

Maylands (land)	10/04/05	06/27/08	A$	6,820.0	-	(4)	-	-	6,820.0	-	(4)	5,612.0	5,612.0	-

Brafferton Center	06/01/05	05/30/08	US$	(1,368.0)	9,545.3		-	-	8,177.3	9,545.3		(492.8)	9,052.5	2,930.1

Glen Lea Centre	06/01/05	05/30/08	US$	1,002.8	-		-	-	1,002.8	-		1,841.3	1,841.3	885.2

Kenhorst Plaza	06/01/05	05/30/08	US$	7,080.8	15,585.0		-	-	22,665.8	15,585.0		8,062.5	23,647.5	3,790.7

Laburnum Park	06/01/05	05/30/08	US$	5,508.8	5,490.0		-	-	10,998.8	5,490.0		5,997.8	11,487.8	1,997.6

Newark	06/01/05	05/30/08	US$	(1,317.0)	8,358.8		-	-	7,041.8	8,358.8		426.8	8,785.5	2,470.4

Northway	06/01/05	05/30/08	US$	5,142.8	7,642.5		-	-	12,785.3	7,642.5		5,580.8	13,223.3	2,665.1

Towamencin Village Square	06/01/05	05/30/08	US$	1,290.8	14,709.0		-	-	15,999.8	14,709.0		3,550.5	18,259.5	4,143.6

				Selling Price, Net of Closing Costs and IFRS Adjustments						Cost of Properties Including Closing & Soft Costs
Property	Date Acquired	Date of Sale	Currency	Cash Received Net of Closing Costs	Mortgage Balance at time of Sale		Purchase Money Mortgage Taken Back by program	Adjustments Taken from Application of IFRS	Total	Original Mortgage Financing		Total Acquisition cost, capital improvements, Closing costs and soft costs	Total	Excess (Deficiency) of property operating cash receipts over cash expenditures
Georgetown	02/01/99	05/26/08	NZ$	3,709.0	-	(5)	-	-	3,709.0	-	(5)	2,664.0	2,664.0	2,063.7

Mangere	09/29/00	12/21/07	NZ$	1,053.0	-	(6)	-	-	1,053.0	-	(6)	779.0	779.0	2,399.8

Palmerston North	09/29/00	12/21/07	NZ$	14,333.0	-	(6)	-	-	14,333.0	-	(6)	8,519.0	8,519.0	5,199.0

Bethesda Walk	10/01/04	11/30/07	US$	1,389.8	4,878.0		-	-	6,267.8	5,250.0		3,301.5	8,551.5	1,719.6

Brookwood Village	10/15/04	10/31/07	US$	4,006.5	1,983.8		-	-	5,990.3	2,250.0		4,731.8	6,981.8	1,283.1

Cobb Center	10/01/04	10/31/07	US$	1,968.8	2,982.0		-	-	4,950.8	3,334.1		2,731.9	6,066.0	1,259.3

Greystone Village	10/01/04	10/31/07	US$	9,118.5	-		-	-	9,118.5	-		8,800.5	8,800.5	2,215.4

Highland Square	12/15/03	10/31/07	US$	29,958.8	-		-	-	29,958.8	-		23,249.3	23,249.3	6,743.4

North Pointe	10/01/04	10/31/07	US$	2,590.5	2,394.0		-	-	4,984.5	3,037.5		2,628.0	5,665.5	1,282.2

Peachtree Parkway Plaza	10/01/04	10/31/07	US$	8,827.5	-		-	-	8,827.5	-		9,845.3	9,845.3	2,088.7

Poplar Springs	10/01/04	10/31/07	US$	2,187.8	2,339.3		-	-	4,527.0	2,550.0		4,014.0	6,564.0	1,297.1

First Colony Marketplace	06/01/05	08/16/07	US$	9,790.5	-		-	-	9,790.5	-		14,410.5	14,410.5	1,689.4

New Zealand portfolio (50% disposal of 18 properties)	Various	04/15/07	NZ$	102,350.0	-	(6)	-	-	102,350.0	-	(6)	61,205.6	61,205.6	40,862.2

Somerset Crossing	07/07/04	03/28/07	US$	14,788.1	9,811.9		-	-	24,600.0	11,925.0		8,008.4	19,933.4	4,031.4

Hebron Parkway	06/30/01	11/09/06	US$	2,490.0	4,410.0		-	-	6,900.0	4,410.0		1,336.3	5,746.3	2,650.3

Westheimer Marketplace	06/01/05	10/19/06	US$	4,072.9	4,336.5		-	-	8,409.4	9,037.5		(420.2)	8,617.3	961.6

Lake Forest Village	06/01/05	09/25/06	US$	-	8,100.0		16,013.8	-	24,113.8	8,100.0		18,883.0	26,983.0	1,858.3

Penn Station Shopping Center	06/01/05	08/08/06	US$	2,466.4	29,400.0		-	-	31,866.4	29,400.0		(3,404.4)	25,995.6	2,434.5

				Selling Price, Net of Closing Costs and IFRS Adjustments						Cost of Properties Including Closing & Soft Costs
Property	Date Acquired	Date of Sale	Currency	Cash Received Net of Closing Costs	Mortgage Balance at time of Sale		Purchase Money Mortgage Taken Back by program	Adjustments Taken from Application of IFRS	Total	Original Mortgage Financing		Total Acquisition cost, capital improvements, Closing costs and soft costs	Total	Excess (Deficiency) of property operating cash receipts over cash expenditures

Charter Hall Office REIT (2)

1100 Hay Street, West Perth WA	12/19/97	06/26/09	A$	37,946.4	asset in CMBS	(7)	-	-	37,946.4	-	(7)	23,043.0	23,043.0	21,403.4

ATO Building, Northbridge WA	12/06/93	06/10/09	A$	94,048.5	asset in CMBS	(7)	-	-	94,048.5	-	(7)	60,788.0	60,788.0	106,096.9

Naylor House, Adelaide SA	05/31/96	03/13/09	A$	47,869.4	asset in syndicate	(7)	-	-	47,869.4	-	(7)	48,027.0	48,027.0	63,878.6

Wachovia Financial Center, Miami FL	09/21/04	12/12/08	US$	182,500.0	asset in syndicate	(7)	-	-	182,500.0	-	(7)	149,500.0	149,500.0	39,315.4

Lang Centre	07/10/98	03/31/08	A$	35,100.2	asset in CMBS	(7)	-	-	35,100.2	-	(7)	30,497.2	30,497.2	24,964.6

505 Little Collins Street	01/07/00	04/30/08	A$	82,139.4	asset in CMBS	(7)	-	-	82,139.4	-	(7)	38,962.6	38,962.6	33,841.8

10 & 30 South Wacker	09/21/04	08/24/07	US$	171,500.0	asset in CMBS	(7)	-	-	171,500.0	-	(7)	-	-	24,610.5

52-60 Railway Parade	04/22/94	02/28/07	A$	70,392.0	asset in CMBS	(7)	-	-	70,392.0	-	(7)	61,136.0	61,136.0	74,241.8

2 Elizabeth Plaza	07/04/97	02/28/07	A$	53,480.9	asset in CMBS	(7)	-	-	53,480.9	-	(7)	41,754.5	41,754.5	31,864.2

EDT Retail Trust (8)

Independence Commons	11/21/03	11/06/08	US$	23,582.1	33,800.0		-	-	57,382.1	35,500.0		13,877.0	49,377.0	22,030.9

Northridge Plaza	09/16/05	01/08/09	US$	5,052.5	-		-	-	5,052.5	-		6,978.6	6,978.6	1,454.2

				Selling Price, Net of Closing Costs and IFRS Adjustments					Cost of Properties Including Closing & Soft Costs
Property	Date Acquired	Date of Sale	Currency	Cash Received Net of Closing Costs	Mortgage Balance at time of Sale	Purchase Money Mortgage Taken Back by program	Adjustments Taken from Application of IFRS	Total	Original Mortgage Financing	Total Acquisition cost, capital improvements, Closing costs and soft costs	Total	Excess (Deficiency) of property operating cash receipts over cash expenditures
College Grove Shopping Center	09/16/05	01/08/09	US$	8,592.8	-	-	-	8,592.8	-	11,164.2	11,164.2	2,021.8

Nellis Crossing	09/16/05	01/08/09	US$	(96.7)	8,176.3	-	-	8,079.6	5,655.0	3,030.1	8,685.1	1,879.9

Pear Tree Center	09/16/05	01/08/09	US$	(38.6)	4,265.9	-	-	4,227.3	2,600.0	1,399.8	3,999.8	913.1

Grand Canyon Shopping Center	09/16/05	01/08/09	US$	(105.0)	8,739.5	-	-	8,634.5	7,540.0	4,033.8	11,573.8	2,455.4

Tops Plaza, Batavia	05/14/04	06/02/09	US$	-	4,201.6	-	-	4,201.6	785.7	4,586.7	5,372.5	See note	(9)

Transit Road, Clarence	05/14/04	06/02/09	US$	(642.7)	2,160.0	-	-	1,517.3	553.3	3,222.7	3,776.0	See note	(9)

The Marketplace, Nashville	05/14/04	06/02/09	US$	-	13,843.4	-	-	13,843.4	10,900.0	9,547.0	20,447.0	7,173.9

FOOTNOTES:

1	Certain properties are held in a joint venture and information is presented based on the fund's percentage interest in the property.
2	Effective March 1, 2010, Macquarie Office Trust and Macquarie CountryWide Trust have been renamed Charter Hall Office REIT and Charter Hall Retail REIT, respectively. The sale of the majority of Macquarie’s Australian core real estate funds management platform to Charter Hall Group, including the management businesses of Macquarie Office Trust and Macquarie CountryWide Trust, has been substantially completed.
3	In January 2009, Charter Hall Retail REIT and its joint venture partner Regency Centers Corporation (“Regency”) signed a liquidation agreement to dissolve two of their joint venture entities. The liquidation agreement provides that both parties are to receive in-kind distributions of 100% ownership interests in the joint venture assets as determined in a rotational selection process. Pursuant to the liquidation agreement, Charter Hall Retail REIT is entitled to receive a 100% ownership interest in 36 properties and Regency is entitled to receive a 100% ownership interest in 6 properties. As of June 30, 2009, 28 properties had been distributed to Charter Hall Retail REIT and 4 properties had been distributed to Regency. As of June 30, 2009, Charter Hall Retail REIT had sold 21 of the properties that it received to third parties, the sales of which are listed in this Table V. It is currently anticipated that the remainder of the properties are to be distributed to Charter Hall Retail REIT and Regency on or prior to December 31, 2009.
4	Funded by National Australian Bank (“NAB”) multi option facility. Property specific data not available.
5	Funded by NAB term debt facility. Property specific data not available.
6	Funded by proceeds from equity placement issue and Dividend Reinvestment Plan (“DRP”).
7	Properties were acquired by Charter Hall Office REIT and are encumbered by a pooled CMBS program. Property specific data not available.
8	On June 18, 2010, Macquarie sold its 50% interest in Macquarie DDR Trust’s (“MDT”) responsible entity to EPN GP, LLC. As a part of this transaction, Macquarie will provide transitional services related to the management and administration of the trust until December 2010. Following the transaction, MDT has been renamed EDT Retail Trust.
9	The property sold was a component of an asset that was divided for purposes of this sale. Property specific data not available.

ADDENDUM TO

APPENDIX C

SUBSCRIPTION AGREEMENT

THE SUBSCRIPTION AGREEMENT IN THIS ADDENDUM UPDATES AND REPLACES APPENDIX C TO THE PROSPECTUS DATED JANUARY 7, 2010.

Return via Standard Mail CNL Macquarie Global Growth Trust, Inc. c/o Boston Financial Data Services P.O. Box 8562 Boston, MA 02266-8562	Return via Overnight Delivery CNL Macquarie Global Growth Trust, Inc. c/o Boston Financial Data Services 30 Dan Road, Suite 8562 Boston, MA 02266-8562	CNL Client Services Toll-Free (866) 650-0650 Fax (877) 694-1116

Subscription Agreement
FIRST OFFERING	CNL Macquarie Global Growth Trust, Inc.
one	Investment
Make check payable to	This is an (select one)
CNL Macquarie Global
Growth Trust, Inc.	☐ Initial Investment ☐ Additional Purchase ☐ Net of Commissions Purchase* ($9.00 per share)
or the custodian of
record for qualified plan	* Attach a Net-of-Commission affirmation letter, completed and signed by your Broker Dealer.
investments.
We do not accept cash,	Amount of Subscription $		Number of Shares
money orders, starter or
counter checks, third-party checks and traveler’s checks.	If a check received from an investor is returned for insufficient funds or otherwise not honored, CNL Macquarie Global Growth Trust, Inc. may return the check with no attempt to redeposit, and any issuance of the shares or declaration of distributions on shares may be rescinded or redeemed. CNL Macquarie Global Growth Trust, Inc. may reject any subscription, in whole or in part, in its sole discretion.

two	Investor Information
Name(s) and address will be recorded exactly as printed. Please print name(s) in which shares are to be registered.	Investor Name/Trustee		Social Security Number / TIN
	Co-Investor Name/Trustee (if applicable)		Social Security Number / TIN

Street Address (required) ☐ If subsequent purchase, check here if new address.

	City	State	Zip Code
Email Address
	Daytime Phone Number	Evening Phone Number
Optional Mailing Address
	City	State	Zip Code

All accounts must select	Citizenship ☐ U.S. citizen ☐ U.S. citizen residing outside the U.S., Country _____________
one type of citizenship and answer the backup with- holding question.	☐ Resident Alien

I am subject to backup withholding ☐ YES ☐ NO

For Custodial Accounts Only
	Name	TIN
	Address	Custodian/Brokerage Acct. Number
	City	State	Zip Code

Revised 4/7/10 - Page 1 of 5

three	Form of Ownership

Select One Type of
Account.	Non-Custodial – Single Signature (minimum investment $5,000):
☐ Individual ☐ Individual with Transfer on Death*

*Fill out Transfer on Death

Form to effect designation.
Transfer on Death form available on www.CNLMacquarieGlo- ba1GrowthTrust.com.	Non-Custodial – Multiple Signatures
☐ Joint Tenants with Rights of Survivorship ☐ Joint Tenants with Transfer on Death*
☐ Community Property
Non-Custodial – Trust
☐ Taxable Trust ☐ Tax Exempt Trust
Name of Trust

Custodial –Custodian Signature Required (minimum investment $4,000):
☐ Traditional IRA ☐ ROTH IRA ☐ SEP/IRA ☐ Rollover IRA ☐ Beneficial IRA
Beneficial IRA Decedent Name

Other –Custodian Signature Required (minimum investment $5,000):
☐ Uniform Gift to Minors Act, State of ___________ DOB of Minor _____________
☐ Uniform Transfers to Minors Act, State of ___________ DOB of Minor ____________
Other
☐ Corporation ☐ Partnership ☐ Non-Profit Organization ☐ Profit Sharing Plan ☐ Pension Plan
Name of Corporation/Plan Name/Other
four	Distributions Instructions
Select only one option.	☐ Send distributions to investor address shown in Section 2
Complete this section to direct your distributions to our Reinvestment Plan (DRP) or to deposit them directly into your account.	☐ Reinvest in CNL Macquarie Global Growth Trust, Inc. shares (See prospectus for more details) ☐ Direct Deposit cash (non-custodian investors only; Provide information requested below)

IRA accounts may not direct distributions without the Custodian’s approval.

I authorize CNL Macquarie Global Growth Trust, Inc. or its Agents (collectively, the “REIT”) to deposit my distribution to my checking, savings or brokerage account. This authority will remain in force until I notify the REIT in writing to cancel it. In the event that the REIT deposits funds erroneously into my account, it is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution
Address
City	State	Zip Code
Select One Account Type. (For Direct Deposit Only)	☐ Checking (please include a voided check) ☐ Savings ☐ Brokerage or other
Account Number	ABA Routing Number

Revised 4/7/10 - Page 2 of 5

five	Automatic Purchases

Complete the following information if you wish to authorize additional investments in CNL Macquarie Global Growth Trust, Inc. via automatic debits from your bank account.

Each investor who elects to participate in the automatic purchase plan agrees that the agreements, representations and warranties made by the investor in this Subscription Agreement apply to all additional purchases made under the plan including that the investor meets the suitability standards in the Prospectus (as defined herein) and this Subscription Agreement. The investor also acknowledges and understands that the notices set forth in this Subscription Agreement also apply to additional purchases made under the automatic purchase plan. See the Prospectus (as defined herein) for plan details. Alabama, Nebraska and Ohio residents are not eligible to participate in the automatic purchase plan.

I wish to make an automatic purchase (min of $25 per month or $75 per quarter) in the amount of: $

Check the appropriate box below designating either a monthly or quarterly debit.
☐ I prefer a monthly automatic debit (on the last business day of each month).

☐ I prefer a quarterly automatic debit (on the last business day of each quarter).

Select One Account Type.	☐ Checking (please include a voided check)	☐ Savings (please include a deposit slip)
	Account Number	ABA Routing Number

	I authorize payment for automatic purchases through direct debits from my checking or savings account. Investors must initial this authorization where indicated. Not available on IRA custodial accounts or other retirement accounts.	Initials

Please attach a voided check or deposit slip.	Please enclose a voided check or deposit slip for the appropriate account to participate in the automatic purchase plan. By enclosing a voided check or deposit slip you authorize the REIT to begin making electronic debits from the checking or savings account designated by the enclosed voided check or deposit slip on the last business day of each month or quarter. Such deductions and investments will continue until you notify the REIT in writing to change or discontinue them. Should your checking or savings account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, your bank may charge you a fee for insufficient funds.

six	Electronic Delivery

☐ Electronic Delivery – I hereby request that CNL Macquarie Global Growth Trust, Inc. deliver all stock–holder communications (including proxy statements, annual and quarterly reports, prospectus supplements, investor communications, account statements*, tax forms and other required reports) to me by sending electronic notifications to the email address I have provided below. I understand that I may revoke my request for electronic delivery at any time by calling (866) 650–0650.

*Electronic delivery of account statements are not available to investors electing to receive a check by mail.

Email Address

Revised 4/7/10 - Page 3 of 5

seven	Subscriber Signatures
Please separately initial each of the representatations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.	In order to induce CNL Macquarie Global Growth Trust, Inc. to accept this subscription, I hereby represent and warrant as follows:	Investor	Co-Investor
	a) I have received the final Prospectus (as amended or supplemented as of the date hereof) for CNL Macquarie Global Growth Trust, Inc.	Initials	Initials

b)   I have (i) a net worth (does not include home, furnishings and personal automobiles) of at least $250,000 or (ii) a net worth (as described above) of at least $70,000 and a gross annual income of at least $70,000.

		Initials	Initials

If applicable, I also meet the additional suitability requirements imposed by my state of primary residence as set forth in the Prospectus (as defined herein) under the sections described in the Prospectus and entitled “Suitability Standards” and “How to Subscribe.” (Applies to Alabama, California, Iowa, Kentucky, Massachusetts, Michigan, Missouri, Ohio, Oregon, Pennsylvania and Tennessee investors.)

If applicable, I acknowledge the recommendation imposed by the states of Kansas and Massachusetts, one of which is my primary residence, that my aggregate investments in CNL Macquarie Global Growth Trust, Inc. and similar direct participation investments do not exceed 10% of my “liquid net worth,” which for these purposes is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

	c) I acknowledge that there is no public market for the shares and thus my investment in the shares is not liquid.	Initials	Initials

d)    I am purchasing the shares for my own account and if I am purchasing shares on behalf of a trust or other entity of which I am trustee or authorized agent I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.

		Initials	Initials
	e) I am not a resident of the State of Pennsylvania.	Initials	Initials

Substitute IRS Form W-9 Certification:

The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is its correct taxpayer identification number (or it is waiting for a number to be issued to it) and (ii) it is not subject to backup withholding either because (A) it is exempt from backup withholding, (B) it has not been notified by the Internal Revenue Service (“IRS”) that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified it that it is no longer subject to backup withholding, and (iii) it is a U.S. person for federal tax purposes (including a U.S. resident alien).

YOU MUST CROSS OUT CLAUSE (ii) IN THIS CERTIFICATION AND THE “SUBJECT TO BACKUP WITHHOLDING” BOX SHOULD BE CHECKED IN SECTION TWO IF THE INVESTOR HAS BEEN NOTIFIED BY THE IRS THAT IT IS CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE IT HAS FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON ITS TAX RETURN.

The Internal Revenue Service does not require your consent to any provision of this document other than this certification, which is required to avoid backup withholding.
	Signature of Investor – OR – Beneficial Owner		Date

	Signature of Co-Investor – OR - Custodian		Date

Revised 4/7/10 - Page 4 of 5

eight	Broker/Financial Advisor Information & Signature

The Financial Advisor (“FA”) or Registered Representative hereby warrants that it is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.
Participating Broker-Dealer Name Check if recently employed by new B/D
	Financial Advisor – OR – Registered Representative Name		Advisor Number
Mailing Address ☐ Check if updated address
	City	State	Zip Code
	Telephone	Fax
Email Address

THE FINANCIAL ADVISOR OR REGISTERED REPRESENTATIVE MUST SIGN BELOW.

The undersigned confirms by its signature that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered the prospectus contained in the REIT’s registration statement (File No. 333-156479) on file with the Securities and Exchange Commission (as amended or supplemented, the “Prospectus”) to such investor; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The above-identified entity, acting in its capacity as agent, Advisor and/or Broker/Dealer, has performed functions required by federal and state securities laws and FINRA rules and regulations, including, but not limited to Know Your Customer, Suitability and PATRIOT Act (AML, Customer Identification) as required by their relationship with the subscriber(s) identified on this document.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND.

The names “Macquarie” and “Macquarie Group” refer to Macquarie Group Limited (ABN 94 122 169 279) and its direct and indirect subsidiaries, including Macquarie Bank Limited (ABN 46 008 583 542) and Macquarie Capital Funds Inc. Macquarie Bank Limited maintains representative offices in several jurisdictions in the United States, however, neither Macquarie Group Limited nor Macquarie Bank Limited is authorized to conduct banking business in the United States.

I understand this Subscription Agreement is for the offering of CNL Macquarie Global Growth Trust, Inc.

	Signature of Financial Advisor – OR – Registered Representative		Date
	Signature of Branch Manager		Date

All items on the Subscription Agreement must be completed in order for a subscription to be processed. Subscribers should read the Prospectus (as defined herein) in its entirety. Each subscription will be accepted or rejected by CNL Macquarie Global Growth Trust, Inc. (the “REIT”) within 30 days after its receipt, and no sale of shares shall be completed until at least five business days after the date the subscriber receives a copy of the final Prospectus (as defined herein). Subscribers will receive a confirmation of their purchase.

	Return via Standard Mail CNL Macquarie Global Growth Trust, Inc. c/o Boston Financial Data Services P.O. Box 8562 Boston, MA 02266-8562	Return via Overnight Delivery CNL Macquarie Global Growth Trust, Inc. c/o Boston Financial Data Services 30 Dan Road, Suite 8562 Boston, MA 02266-8562	CNL Client Services Toll-free (866) 650-0650 Fax (877) 694-1116

Revised 4/7/10 - Page 5 of 5

ADDENDUM TO

APPENDIX F

FORM OF

AMENDED AND RESTATED REDEMPTION PLAN

THE FORM OF AMENDED AND RESTATED REDEMPTION PLAN IN THIS ADDENDUM UPDATES AND REPLACES APPENDIX F TO THE PROSPECTUS DATED JANUARY 7, 2010.

FORM OF

AMENDED AND RESTATED REDEMPTION PLAN

CNL MACQUARIE GLOBAL GROWTH TRUST, INC., a Maryland corporation (the “Company”), has adopted an Amended and Restated Redemption Plan (the “Redemption Plan”) by which shares of the Company’s common stock (the “Shares”) may be repurchased by the Company from stockholders subject to the terms and conditions set forth below.

1. Redemption Price. The Company’s Redemption Plan is designed to provide eligible stockholders with limited, interim liquidity by enabling them to sell Shares back to the Company prior to the listing of the Shares on a national securities market. Subject to certain restrictions discussed below, the Company may repurchase Shares (including fractional Shares), from time to time, at the following prices:

(i)	92.5% of the purchase price paid per Share for stockholders who have owned those Shares for at least one year;

(ii)	95.0% of the purchase price paid per Share for stockholders who have owned those Shares for at least two years;

(iii)	97.5% of the purchase price paid per Share for stockholders who have owned those Shares for at least three years; and

(iv)	a price determined by the Company’s board of directors, but in no event less than 100.0% of the purchase price paid per Share, for stockholders who have owned those Shares for at least four years.

Notwithstanding the foregoing, during the period of any public offering, the repurchase price will not exceed the then current public offering price for the Shares. For purposes of this Redemption Plan, Shares issued as a stock distribution will be deemed to have a purchase price equal to the then current public offering price in effect on the date such Shares are issued, which is the date such Shares are recorded in the Company’s stock register by its transfer agent (the “Issue Date”).

For purposes of calculating the ownership periods set forth above, if a stockholder purchased Shares for economic value from a prior stockholder (a “Resale”), the purchasing stockholder’s period of ownership for such Shares shall commence on the date the purchasing stockholder purchased the Shares from the prior stockholder. For a transfer of ownership that is not considered a Resale, the stockholder’s period of ownership for such Shares shall commence on the date of the acquisition of Shares by the original stockholder. If a stockholder received Shares in respect of a stock distribution, the stockholder’s period of ownership for such Shares shall commence on the Issue Date.

With respect to redemption requests made in connection with Shares acquired at multiple points in time, the pricing associated with the Shares held for the longest period of time shall be applied first, until such time as all Shares purchased at such point in time have been redeemed. At such time, pricing associated with the remaining Shares then held for the next applicable longest period of time shall be applied, and so on.

2. Redemption of Shares. Any stockholder who has held Shares for not less than one year (other than the Company’s advisor) may present for the Company’s consideration all or any portion of his or her Shares for redemption at any time, in accordance with the procedures outlined herein. A stockholder may present fewer than all of his or her Shares to the Company for redemption, provided, however, that the minimum number of Shares which must be presented for redemption shall be at least 25% of his or her Shares.

At such time, the Company may, at its sole option and to the extent it has sufficient funds available, choose to redeem Shares presented for redemption for cash. Factors that the Company will consider in making its determination to redeem Shares include, but are not limited to:

(i)	whether such redemption impairs the Company’s capital or operations;

(ii)	whether an emergency makes such redemption not reasonably practical;

(iii)	whether any governmental or regulatory agency with jurisdiction over the Company so demands for such action for the protection of the Company’s stockholders;

(iv)	whether such redemption would be unlawful; or

(v)	whether such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of the Shares, could cause direct or indirect ownership of the Shares to become concentrated to an extent which would prevent the Company from qualifying as a real estate investment trust for tax purposes.

If the Company elects to redeem Shares, the conditions and limitations described herein would apply. The full amount of the proceeds from the sale of Shares under the reinvestment plan (the “Reinvestment Proceeds”) attributable to any calendar quarter may be used to redeem Shares presented for redemption during such quarter. In addition, the Company may, at the Company’s discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of the Company’s common stock for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of Shares the Company redeems (if the Company determines to redeem Shares) exceed 5% of the weighted average number of Shares of the Company’s common stock outstanding during such 12-month period. Notwithstanding anything to the contrary in this Redemption Plan, no Shares shall be redeemed under the Redemption Plan on any date upon which the Company pays any dividend or other distribution with respect to the Shares.

Further, the Company has the right to waive the holding periods and redemption prices set forth in Section 1 above and the pro rata redemption requirements under Section 3 below, in the event of the death, permanent disability or bankruptcy of a stockholder or other exigent circumstances (individually and collectively, “Exigent Circumstances”). If the Company determines to permit any such redemption for Exigent Circumstances, notwithstanding anything contained in this Redemption Plan to the contrary, the price at which the Shares may be redeemed shall be the lesser of (a) the then-current offering price or (b) the price at which such Shares were purchased. In addition, the Company, in its sole discretion, may redeem such Shares prior to the redemption of any other Shares. In addition, if a stockholder submits a redemption request to the redemption agent to sell Shares to the Company due to Exigent Circumstances or otherwise, the redemption request shall be deemed to also include a request to sell all the Shares issued (or issuable on the Issue Date following the quarter in which the redemption request was submitted) as stock distributions thereon; and, if any such Shares issued as stock distributions have not been held for at least one year, the Company shall waive the holding period for such Shares, which holding period shall be deemed to be one year for purposes of calculating the repurchase price. Except for the holding periods, redemption prices and redemption timing, any Shares redeemed pursuant to the exercise of this authority will be otherwise subject to the procedures and limitations set forth in this Redemption Plan. There is no assurance that there will be sufficient funds available for redemption or that the Company will exercise its discretion to redeem such Shares and, accordingly, a stockholder’s Shares may not be redeemed.

The Company may terminate the Redemption Plan in the event that a secondary market for the Company’s Shares develops.

3. Insufficient Funds. In the event there are insufficient funds to redeem all of the Shares for which redemption requests have been submitted, and the Company determines to redeem Shares, the Company will redeem Shares on a pro rata basis at the end of each quarter; provided, however, with respect to Shares being redeemed by a stockholder due to Exigent Circumstances under Section 2 above, the Company, in its sole discretion, may waive the pro rata requirements for the redemption of such Shares and repurchase such Shares in full, to the extent funds are available, before other Shares are repurchased pro rata at the end of each quarter. With regard to a stockholder whose Shares are not redeemed due to insufficient funds in that quarter, the redemption request will be retained by the Company, unless withdrawn by the stockholder in accordance with this Section 3, and such Shares will be redeemed in subsequent quarters as funds become available and before any subsequently received redemption requests are honored. Stockholders will not relinquish their Shares of common stock to the Company until such time as the Company commits to redeem such Shares. Commitments to redeem Shares will be made at the end of each quarter and will be communicated to each stockholder who has submitted a request in writing. The applicable period of time under Section 1 above for holding Shares being redeemed on a pro rata basis in subsequent quarters under this Section 3 shall include the time up to the end of the quarter in which the Company commits to redeem such Shares. Until such time as the Company redeems the Shares, a stockholder may withdraw its redemption request as to any remaining Shares not redeemed by requesting from the Company a redemption change form, completing the form and delivering it to the Company by facsimile transmission to the facsimile number indicated on the form (subject to such stockholder receiving an electronic confirmation of such transmission) or by mail to the mailing address indicated on the form. Upon receipt of the redemption change form, the Company will treat the initial redemption request cancelled as to any Shares not redeemed in prior quarters.

4. Excess Funds. If the full amount of funds available for redemptions in any given quarter exceeds the amount necessary for redemptions, the remaining amount may be held for subsequent redemptions unless such amount is sufficient to make an investment in a property or other permitted investment (directly or through a joint venture), is used to repay outstanding indebtedness or is used for other corporate purposes.

5. Redemption Requests. A stockholder who wishes to have his or her Shares redeemed must mail or deliver a written request to the redemption agent, which is currently Boston Financial Data Services, Inc., on a redemption form provided by the Company, executed by the stockholder, its trustee or authorized agent. The redemption form can be obtained by a stockholder by calling the redemption agent, the Company, the stockholder’s financial advisor or by accessing the Company’s website. The redemption agent at all times will be registered or exempt from registration as a broker-dealer with the Securities and Exchange Commission and each state securities commission. Within 30 Business Days (as defined below) following the redemption agent’s receipt of the stockholder’s written request that is not a redemption form, the redemption agent will forward to such stockholder the redemption form necessary to effect the redemption. The redemption agent will effect such redemption for the calendar quarter, provided that it receives the properly completed redemption form relating to the Shares to be redeemed from the stockholder at least 15 Business Days prior to the last day of the current calendar quarter and has sufficient funds available to redeem the Shares. The effective date of any redemption will be the last date during a quarter during which the redemption agent receives the properly completed redemption form; provided, however, no redemption shall be effective on any date upon which the Company pays any dividend or other distribution with respect to the Shares and, if necessary, the effective date of any such redemption shall be delayed to the next Business Day on which no such dividend or other distribution is paid to comply with this proviso. As a result, the Company anticipates that, assuming sufficient funds are available, redemptions will be paid no later than 30 days after the quarterly determination of the availability of funds for redemption. “Business Day” means any day except Saturday, Sunday, or any day commercial banks are closed in Boston, Massachusetts, or Kansas City, Missouri pursuant to federal or state law.

Upon the redemption agent’s receipt of notice for redemption of Shares, the redemption price will be based on such terms as the Company shall determine. As set forth in Section 1 above, the redemption price for Shares of the Company’s common stock will be based on the length of time such Shares have been held and the price for which such Shares were issued, which amount will never exceed the then-current offering price of the Company’s common stock.

6. Amendment or Suspension of the Plan. The redemption price paid to stockholders for Shares of common stock the Company redeems may vary over time. Our board of directors will announce any price adjustment and the time period of its effectiveness as a part of its regular communications with stockholders. The Company will provide at least 15 days advance notice prior to effecting a price adjustment: (i) in the Company’s annual or quarterly reports; or (ii) by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. While the Company is engaged in an offering, the Company will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws.

The board of directors, in its sole discretion, may amend, suspend or terminate the Redemption Plan at any time if it determines that such amendment, suspension or termination is in the Company’s best interests. The board of directors may amend, suspend or terminate the Redemption Plan if:

(i)	it determines, in its sole discretion, that the Redemption Plan impairs the Company’s capital or operations;

(ii)	it determines, in its sole discretion, that an emergency makes the Redemption Plan not reasonably practical;

(iii)	any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders;

(iv)	it determines, in its sole discretion, that the Redemption Plan would be unlawful;

(v)	it determines, in its sole discretion, that redemptions under the Redemption Plan, when considered with all other sales, assignments, transfers and exchanges of the Shares, could cause direct or indirect ownership of the Shares to become concentrated to an extent which would prevent the Company from qualifying as a real estate investment trust under the Internal Revenue Code; or

(vi)	it determines, in its sole discretion, that such amendment, suspension or termination would be in the Company’s best interest.

If the Company’s board of directors amends, suspends or terminates the Redemption Plan, the Company will provide stockholders with at least 15 days advance notice prior to effecting such amendment, suspension or termination: (i) in the Company’s annual or quarterly reports; or (ii) by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. While the Company is engaged in an offering, the Company will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws. The Redemption Plan will terminate, and the Company no longer shall accept Shares for redemption, if and when its Shares are listed on a national securities market.

7. Governing Law. THIS REDEMPTION PLAN AND A STOCKHOLDER’S ELECTION TO PARTICIPATE IN THE REDEMPTION PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY IN SAID STATE; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 7.

APPENDIX G

PRIOR PERFORMANCE TABLES – Macquarie Capital Funds and CNL Financial Group, LLC

PRIOR PERFORMANCE TABLES – Macquarie Capital Funds and CNL Financial Group, LLC

The information in this Appendix G contains certain relevant summary information concerning a prior public program (the “Macquarie CNL Prior Public Program”) sponsored by CNL Financial Group, LLC, an affiliate of CNL Financial Group, Inc. and Macquarie Capital Funds Inc., a subsidiary of Macquarie Group Limited (collectively, the “sponsors”). The Macquarie CNL Prior Public Program is Macquarie CNL Global Income Trust, Inc., which was formed to invest in income-oriented commercial real estate and real estate-related assets on a global basis.

Upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for Macquarie CNL Global Income Trust, Inc., as well as a copy, for a reasonable fee, of the exhibits filed with such report.

Prospective investors should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables or will make investments comparable to those reflected in the tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Prospective investors should note that, by acquiring shares in the Company, they will not be acquiring any interest in the Macquarie CNL Prior Public Program.

Description of Tables

The following Tables are included herein:

Table I – Experience in Raising and Investing Funds

Table II – Compensation to Sponsor

Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2009. The following is a brief description of the Tables:

Table I and Table II

Table I and Table II present footnote information only as the Macquarie CNL Prior Public Program has not yet broken escrow.

Past performance is not necessarily indicative of future performance.

G-1

TABLE I(1)

EXPERIENCE IN RAISING AND INVESTING FUNDS

Macquarie CNL Global Income Trust, Inc.

FOOTNOTE:

Note 1:	Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective April 23, 2010, Macquarie CNL Global Income Trust, Inc. registered for sale up to $1.5 billion in shares of common stock (150 million shares), of which initially 3,750,000 shares are being offered pursuant to Macquarie CNL Global Income Trust, Inc.’s distribution reinvestment plan. The offering of shares of Macquarie CNL Global Income Trust, Inc. commenced April 23, 2010.

Past performance is not necessarily indicative of future performance.

G-2

TABLE II(1)

COMPENSATION TO SPONSOR

Macquarie CNL Global Income Trust, Inc.

FOOTNOTE:

Note 1:	Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective April 23, 2010, Macquarie CNL Global Income Trust, Inc. registered for sale up to $1.5 billion in shares of common stock (150 million shares), of which initially 3,750,000 shares are being offered pursuant to Macquarie CNL Global Income Trust, Inc.’s distribution reinvestment plan. The offering of shares of Macquarie CNL Global Income Trust, Inc. commenced April 23, 2010. As subscription proceeds are received, they are placed in an account held by the escrow agent until such time as subscriptions to purchase $2 million in shares of common stock (200,000 shares) have been received and accepted by Macquarie CNL Global Income Trust, Inc.

Past performance is not necessarily indicative of future performance.

G-3